Exhibit 2.1

PURCHASE AND SALE AGREEMENT

between

W&T OFFSHORE, INC.,

as Seller

and

AJAX RESOURCES, LLC,

as Buyer

dated

August 31, 2015

effective as of

January 1, 2015

TABLE OF CONTENTS

Article I DEFINITIONS AND INTERPRETATION	1
1.1 Defined Terms	1
1.2 References and Rules of Construction	1
Article II PURCHASE AND SALE	2
2.1 Purchase and Sale	2
2.2 Excluded Assets	3
2.3 Revenues and Expenses	3
Article III PURCHASE PRICE	3
3.1 Purchase Price	3
3.2 Deposit	4
3.3 Adjustments to Purchase Price	4
3.4 Adjustment Methodology	6
3.5 Preliminary Settlement Statement	6
3.6 Final Settlement Statement	7
3.7 Disputes	7
3.8 Allocation of Purchase Price; Allocated Values	8
3.9 Allocation for Imbalances at Closing	8
Article IV REPRESENTATIONS AND WARRANTIES OF SELLER	8
4.1 Organization, Existence and Qualification	8
4.2 Authority, Approval and Enforceability	8
4.3 No Conflicts	9
4.4 Consents	9
4.5 Bankruptcy	9
4.6 Litigation	9
4.7 Material Contracts	9
4.8 No Violation of Laws	10
4.9 Environmental Compliance	10
4.10 Preferential Purchase Rights	11
4.11 Royalties, Etc.	11
4.12 Imbalances	11
4.13 Current Commitments	11
4.14 Taxes	12
4.15 Brokers’ Fees	12

i

4.16 Plugging Obligations	12
4.17 No Alienation	13
4.18 No Suspense	13
4.19 Governmental Authorizations	13
4.20 Liens and Encumbrances	13
4.21 Condemnation	13
Article V REPRESENTATIONS AND WARRANTIES OF BUYER	13
5.1 Organization, Existence and Qualification	13
5.2 Authority, Approval and Enforceability	13
5.3 No Conflicts	14
5.4 Consents	14
5.5 Bankruptcy	14
5.6 Litigation	14
5.7 Financing	14
5.8 Regulatory	14
5.9 Independent Evaluation	14
5.10 Brokers’ Fees	15
5.11 Accredited Investor	15
Article VI CERTAIN AGREEMENTS	15
6.1 Conduct of Business	15
6.2 Successor Operator	16
6.3 Governmental Bonds	16
6.4 Record Retention	17
6.5 Seller Guarantees	17
6.6 Knowledge of Breach	17
6.7 Amendment of Schedules	18
6.8 Non-Solicitation of Employees	18
6.9 Regulatory Matters	18
6.10 Financing Cooperation	19
Article VII BUYER’S CONDITIONS TO CLOSING	19
7.1 Representations	19
7.2 Performance	19
7.3 No Legal Proceedings	20
7.4 Title Defects and Environmental Defects	20

7.5 Closing Deliverables	20
Article VIII SELLER’S CONDITIONS TO CLOSING	20
8.1 Representations	20
8.2 Performance	20
8.3 No Legal Proceedings	20
8.4 Title Defects and Environmental Defects	20
8.5 Replacement Bonds and Seller Guarantees	21
8.6 Closing Deliverables	21
Article IX CLOSING	21
9.1 Date of Closing	21
9.2 Place of Closing	21
9.3 Closing Obligations	21
9.4 Records	22
Article X ACCESS; DISCLAIMERS	23
10.1 Access	23
10.2 Confidentiality	24
10.3 Disclaimers	24
Article XI TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS	25
11.1 Seller’s Title	25
11.2 Notice of Title Defects; Defect Adjustments	26
11.3 Casualty Loss	31
11.4 Consents to Assign	31
Article XII ENVIRONMENTAL MATTERS	32
12.1 Notice of Environmental Defects	32
12.2 NORM, Asbestos, Wastes and Other Substances	35
Article XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL	35
13.1 Assumed Obligations; Retained Obligations	35
13.2 Indemnities of Seller	37
13.3 Indemnities of Buyer	37
13.4 Limitation on Liability	37
13.5 Express Negligence	38
13.6 Exclusive Remedy	38
13.7 Indemnification Procedures	38
13.8 Survival	40

13.9 Waiver of Right to Rescission	41
13.10 Insurance	41
13.11 Non-Compensatory Damages	41
13.12 Disclaimer of Application of Anti-Indemnity Statutes	41
Article XIV TERMINATION, DEFAULT AND REMEDIES	41
14.1 Right of Termination	41
14.2 Effect of Termination	42
14.3 Return of Documentation and Confidentiality	42
Article XV MISCELLANEOUS	42
15.1 Appendices, Exhibits and Schedules	42
15.2 Expenses and Taxes	43
15.3 Assignment	44
15.4 Preparation of Agreement	44
15.5 Publicity	44
15.6 Notices	45
15.7 Further Cooperation	46
15.8 Filings, Notices and Certain Governmental Approvals	46
15.9 Entire Agreement; Conflicts	46
15.10 Parties in Interest	46
15.11 Amendment	47
15.12 Waiver; Rights Cumulative	47
15.13 Governing Law; Jurisdiction	47
15.14 Severability	48
15.15 Removal of Name	48
15.16 Like Kind Exchange	48
15.17 Counterparts	49
15.18 Certain Agreement with Respect to Buyer’s Financing Sources	49

LIST OF EXHIBITS AND SCHEDULES

Annex I	—	Defined Terms

Exhibit A	—	Leases
Exhibit A-1	—	Lease Areas
Exhibit A-2	—	Lease Areas (Map)
Exhibit B	—	Wells
Exhibit C	—	Rights of Way
Exhibit D	—	Form of Assignment, Conveyance and Bill of Sale
Exhibit E	—	Form of Transition Agreement
Exhibit F	—	Form of Escrow Agreement
Exhibit G	—	Form of Overriding Royalty Assignment

Schedule 3.8	—	Allocated Values
Schedule 4.4	—	Consents
Schedule 4.6	—	Litigation
Schedule 4.7	—	Material Contracts
Schedule 4.8	—	Violation of Laws
Schedule 4.9	—	Environmental Compliance
Schedule 4.12	—	Imbalances
Schedule 4.13	—	Current Commitments
Schedule 4.14	—	Taxes
Schedule 4.16	—	Plugging Obligations
Schedule 4.17	—	No Alienation
Schedule 4.18	—	Suspended Proceeds
Schedule 4.19	—	Governmental Authorizations
Schedule 4.20	—	Liens and Encumbrances
Schedule 6.1	—	Conduct of Business
Schedule 6.3	—	Governmental Bonds
Schedule 6.5	—	Seller Guarantees

v

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed as of this 31st day of August, 2015 (the “Execution Date”), and is between W&T Offshore, Inc. (“W&T”), a corporation formed under the laws of the State of Texas (“Seller”), and Ajax Resources, LLC, a limited liability company formed under the laws of the State of Texas (“Buyer”). Seller and Buyer are each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

Seller desires to sell and assign, and Buyer desires to purchase and pay for, all of Seller’s right, title and interest in and to the Assets (as defined hereinafter) effective as of the Effective Time (as defined hereinafter).

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Capitalized terms used herein shall have the meanings set forth in Annex I, unless the context otherwise requires.

1.2 References and Rules of Construction. All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” All references to “$” or “dollars” shall be deemed references to United States Dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Agreement. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference to any agreement (including this Agreement), document or instrument shall include such agreement, document or instrument as amended or modified (including any waiver or consent) and in effect from time to time.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase and pay for, as of the Effective Time, all of Seller’s right, title and interest in and to the assets described in Section 2.1(a) through Section 2.1(j) less and except the Excluded Assets defined in Annex I (such assets, less and except the Excluded Assets, collectively, the “Assets”):

(a) the oil and gas leases of Seller in Andrews, Dawson, Gaines and Martin Counties, Texas set forth on Exhibit A, together with any and all other right, title and interest of Seller in and to the leasehold estates created thereby subject to the terms, conditions, covenants and obligations set forth in such leases or on Exhibit A (the “Leases”) (depth limitations, unit designations, unit tract descriptions and descriptions of undivided leasehold interests, well names, “Operating Interests,” “Working Interests” and “Net Revenue Interests” contained in Exhibit A and the listing of any percentage, decimal or fractional interest contained in Exhibit A shall not be deemed to limit or otherwise diminish the interests being assigned; it being intended that the Assets shall include all of Seller’s right, title and interest in and to the Leases without regard to depth limitations, unit designations, unit tract descriptions and descriptions of undivided leasehold interests and well names recited therein);

(b) without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the Leases or the lands covered thereby (including, without limitation, interests in oil, gas and/or mineral leases, overriding royalties, production payments, net profits interests, fee mineral interests, fee royalty interests and other interests);

(c) all wells located on the Leases or on any other lease with which any such property or Lease has been pooled or unitized, including the wells set forth on Exhibit B (the “Wells”), and all Hydrocarbons produced therefrom or allocated thereto;

(d) all unitization and pooling agreements in effect with respect to any of the Leases or Wells and the units created thereby;

(e) all Applicable Contracts and all rights thereunder;

(f) all surface fee interests, water right interests, easements, permits, licenses, servitudes, rights-of-way, surface and subsurface leases to the extent used primarily in connection with the ownership or operation of any of the Assets, including, but not limited to, the property described on Exhibit C (the “Rights of Way”);

(g) all equipment, machinery, fixtures, pipelines, tanks, flowlines, and other personal property, moveable and immovable property, operational and nonoperational, known and unknown, located on any of the Assets and that is used in connection therewith as of the Effective Time (collectively, the “Personal Property”);

(h) all Imbalances relating to the Assets;

(i) all Hydrocarbons (i) in pipelines, tanks or storage facilities as of the Effective Time; and (ii) produced from or attributable to the Assets from and after the Effective Time; and

(j) all of the files, records, information and data, whether written or electronically stored, primarily relating to the Assets in Seller’s possession, including: (i) land and title records (including abstracts of title, title opinions and title curative documents); (ii) Applicable Contract files; (iii) correspondence; (iv) operations, environmental, production and accounting records; and (v) facility and well records (collectively, “Records”).

2.2 Excluded Assets. Seller shall reserve and retain all of the Excluded Assets.

2.3 Revenues and Expenses. Subject to the provisions hereof, Seller shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and all other income, proceeds, receipts and credits) and shall remain responsible (by payment, through the adjustments to the Purchase Price hereunder or otherwise) for all Operating Expenses, in each case, attributable to the Assets for the period of time prior to the Effective Time. Subject to the provisions hereof, and subject to the occurrence of Closing, Buyer shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds), and shall be responsible (by payment, through the adjustments to the Purchase Price hereunder or otherwise) for all Operating Expenses, in each case, attributable to the Assets for the period of time from and after the Effective Time. “Operating Expenses” means all operating expenses (including costs of insurance) and all capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged or chargeable to the Assets under the relevant operating agreement or unit agreement, if any, but excluding, for the avoidance of doubt, any Income Taxes and Asset Taxes. After the Closing, each Party shall be entitled to participate in all joint interest audits and other audits of Operating Expenses for which such Party is entirely or in part responsible under the terms of this Section 2.3.

ARTICLE III

PURCHASE PRICE

3.1 Purchase Price. The purchase price for the Assets shall be Three Hundred Seventy Six Million One Hundred Thousand Dollars ($376,100,000) (the “Purchase Price”), adjusted in accordance with this Agreement and payable by Buyer to Seller at the Closing by wire transfer in immediately available funds to bank accounts designated by Seller in the Preliminary Settlement Statement. In addition to the Purchase Price, as of the Effective Time, Seller shall be entitled to an overriding royalty interest in each Lease equal to the Applicable Percentage of 8/8ths of all Hydrocarbons produced, saved and marketed from each Lease, proportionately reduced to Buyer’s working interest therein acquired pursuant to this Agreement, in the form of the Overriding Royalty Assignment attached hereto as Exhibit G (the “ORRI”).

3.2 Deposit.

(a) Concurrently with the execution of this Agreement, Buyer has deposited by wire transfer in same day funds into a joint control account (the “Escrow Account”) with Amegy Bank National Association, a national banking association, as Escrow Agent (the “Escrow Agent”), the sum of Twenty Million Dollars ($20,000,000) (such amount, including any interest earned thereon, the “Deposit”). In connection with the Deposit, Buyer, Seller and Escrow Agent shall enter in an agreement in the form attached hereto as Exhibit F (the “Escrow Agreement”). The Deposit shall bear interest, and the funds shall be paid by Escrow Agent pursuant to the terms of the Escrow Agreement. If Closing occurs, the Deposit together with any interest or income thereon shall be applied toward the Adjusted Purchase Price at Closing.

(b) If Seller is not in material breach of this Agreement, and the transactions contemplated by this Agreement are not consummated because of (i) the failure of Buyer to materially perform any of its obligations hereunder or (ii) the failure of any of Buyer’s representations or warranties hereunder to be true and correct in all material respects, then, in such event, Seller shall have the option to terminate this Agreement and retain the Deposit together with any interest or income thereon, free of any claims by Buyer with respect thereto, as liquidated damages. In such a case, upon written request of Seller, Buyer and Seller shall execute joint instructions to the Escrow Agent under the Escrow Agreement to deliver the Deposit together with any interest or income thereon to Seller.

(c) If this Agreement is terminated by the mutual written agreement of Buyer and Seller, or if Closing does not occur for any reason other than as set forth in Section 3.2(b), then Buyer shall be entitled to a refund of the Deposit together with any interest or income thereon, free of any claims by Seller with respect thereto. In such a case, upon written request of Buyer, Buyer and Seller shall execute joint instructions to the Escrow Agent under the Escrow Agreement to deliver the Deposit together with any interest or income thereon to Buyer.

(d) In the event of a termination of this Agreement pursuant to Section 3.2(b) or Section 3.2(c), Buyer and Seller shall, in each case, have the rights and obligations set forth in Section 14.2.

3.3 Adjustments to Purchase Price. The Purchase Price shall be adjusted as follows, and the resulting amount shall be herein called the “Adjusted Purchase Price”:

(a) The Purchase Price shall be adjusted upward by the following amounts (without duplication):

(i) an amount equal to $296,896.37, representing the value of all Hydrocarbons from or attributable to the Assets in storage or existing in pipelines, plants and tanks (including inventory) and upstream of the pipeline connection or upstream of the sales meter as of the Effective Time;

(ii) an amount equal to all Operating Expenses and all other costs and expenses (excluding, for the avoidance of doubt, any Income Taxes and Asset Taxes) paid by Seller that are attributable to the Assets during the period following the Effective Time, whether paid before or after the Effective Time, including (A) bond and insurance premiums paid by or on behalf of Seller with respect to the Interim Period, and (B) rentals and other lease maintenance payments;

(iii) the Title Benefit Amounts of any Title Benefits for which the Title Benefit Amounts have been determined prior to Closing;

(iv) the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.2 but that are paid or otherwise economically borne by Seller;

(v) subject to Section 3.9, to the extent that Seller is underproduced as shown with respect to the net Well Imbalances set forth on Schedule 4.12, as complete and final settlement of all Well Imbalances attributable to the Assets, the sum of $2,306.04, which is an amount equal to the product of the underproduced volumes times $3.31 per MMBtu for gaseous Hydrocarbons;

(vi) subject to Section 3.9, to the extent that Seller has overdelivered any Hydrocarbons as of the Effective Time as shown with respect to the net Pipeline Imbalances set forth on Schedule 4.12, as complete and final settlement of all Pipeline Imbalances attributable to the Assets, the sum of $0;

(vii) to the extent not included as an Operating Expense for which an adjustment was made pursuant to Section 3.3(a)(ii), any insurance premiums paid by or on behalf of Seller with respect to the period following the Effective Time;

(viii) the portion of the Overhead Costs attributable to the Assets from and after the Effective Time up to the Closing Date; and

(ix) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer.

(b) The Purchase Price shall be adjusted downward by the following amounts (without duplication):

(i) an amount equal to, to the extent that such amount has been received by Seller and not remitted or paid to Buyer, all proceeds actually received by Seller attributable to the ownership or operation of the Assets, including the sale of Hydrocarbons produced therefrom or allocable thereto during the period following the Effective Time, net of the ORRI and expenses (other than Operating Expenses and other expenses taken into account pursuant to Section 3.3(a), Income Taxes and Asset Taxes) directly incurred by Seller in earning or receiving such proceeds;

(ii) if Seller makes the election under Section 11.2(d)(i) with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect if the Title Defect Amount has been determined prior to Closing;

(iii) if Seller makes the election under Section 12.1(b)(i) with respect to an Environmental Defect, the Remediation Amount with respect to such Environmental Defect if the Remediation Amount has been determined prior to Closing;

(iv) the Allocated Value of the Assets excluded from the transactions contemplated hereby pursuant to Section 11.2(d)(ii), Section 11.4(a), Section 11.4(b), Section 12.1(b)(ii), or Section 12.1(c);

(v) the amount of all Asset Taxes allocated to Seller in accordance with Section 15.2 but that are paid or otherwise economically borne by Buyer;

(vi) subject to Section 3.9, to the extent that Seller is overproduced as shown with respect to the net Well Imbalances set forth on Schedule 4.12, as complete and final settlement of all Well Imbalances attributable to the Assets, the sum of $0;

(vii) subject to Section 3.9, to the extent that Seller has underdelivered any Hydrocarbons as of the Effective Time as shown with respect to the net Pipeline Imbalances set forth on Schedule 4.12, as complete and final settlement of all Pipeline Imbalances attributable to the Assets, the sum of $0;

(viii) an amount equal to all proceeds from sales of Hydrocarbons relating to the Assets and payable to owners of Working Interests, royalties, overriding royalties and other similar interests (in each case) that are held by Seller in suspense as of the Closing Date; and

(ix) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer.

3.4 Adjustment Methodology. When available, actual figures will be used for the adjustments to the Purchase Price at Closing. To the extent actual figures are not available,estimates will be used subject to final adjustments in accordance with Section 3.6 and Section 3.7.

3.5 Preliminary Settlement Statement. Not less than five (5) Business Days prior to Closing, Seller shall prepare and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Adjusted Purchase Price, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Seller’s accounts for the wire transfers of funds as required by Section 3.1 and Section 9.3(d). Within two (2) Business Days after receipt of the Preliminary Settlement Statement, Buyer shall deliver to Seller a written report containing all changes that Buyer proposes to be made to the Preliminary Settlement Statement together with the explanation therefor and the supporting documents thereof. The Parties shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after Seller’s receipt of Buyer’s written report. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase Price at Closing; provided that if the Parties do not agree upon an adjustment set forth in the Preliminary Settlement Statement, then the amount of such adjustment used to adjust the Purchase Price at Closing shall be that amount set forth in the draft Preliminary Settlement Statement delivered by Seller to Buyer pursuant to this Section 3.5.

3.6 Final Settlement Statement.

(a) On or before one-hundred twenty (120) days after Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by Seller, based on actual income and expenses during the Interim Period and which takes into account all final adjustments made to the Purchase Price and shows the resulting final Purchase Price (the “Final Price”). The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. Seller shall provide Buyer at Buyer’s reasonable request access to all supporting documentation used by Seller to arrive at its calculation of the Final Price contained in the Final Settlement Statement prepared by Seller. As soon as practicable, and in any event within thirty (30) days, after receipt of the Final Settlement Statement, Buyer shall return to Seller a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). If Buyer fails to timely deliver a Dispute Notice to Seller containing changes Buyer proposes to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Seller will be deemed to be correct and will be final and binding on the Parties and not subject to further audit or arbitration. If the Final Price set forth in the Final Settlement Statement is mutually agreed upon by Seller and Buyer, the Final Settlement Statement and the Final Price, shall be final and binding on the Parties. Any difference in the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement and the Final Price shall be paid by the owing Party within ten (10) days of final determination of such owed amounts in accordance herewith to the owed Party. All amounts paid pursuant to this Section 3.6 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party.

(b) Notwithstanding payment of the Final Price pursuant to the provisions of Section 3.6(a), (i) if either Party receives monies (including proceeds of production) belonging to the other Party pursuant to Section 2.3 or otherwise, then such monies shall, within five (5) Business Days after the end of the month in which they were received, be paid over by the receiving Party to the owed Party, (ii) if either Party pays monies for Operating Expenses that are the obligation of the other Party pursuant to Section 2.3 or otherwise, then the obligated Party shall, within five (5) Business Days after the end of the month in which the applicable invoice and proof of payment of such invoice are received by it, reimburse the paying Party therefor, (iii) if either Party receives an invoice of an expense or obligation that is owed by the other Party pursuant to Section 2.3 or otherwise, then the receiving Party shall promptly forward such invoice to the obligated Party and (iv) if an invoice of an expense or other obligation is received by either Party and is the obligation of both Parties, then the Parties shall consult with each other and shall each promptly pay its portion of such invoice to the obligee. Each Party shall be permitted to offset any monies owed by it to the other Party pursuant to this Section 3.6 against amounts owing by it to such other Party pursuant to this Section 3.6.

3.7 Disputes. If Seller and Buyer are unable to resolve the matters addressed in the Dispute Notice within ten (10) Business Days after the delivery of such Dispute Notice, the matters shall be exclusively and finally resolved by arbitration pursuant to this Section 3.7. There shall be a single arbitrator, who shall be an accountant experienced in oil and gas accounting matters, as selected by mutual agreement of Buyer and Seller within ten (10) Business Days after delivery of such Dispute Notice, and absent such agreement, by the Houston, Texas office of the American Arbitration Association (the “Accounting Arbitrator”). The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Agreement. The Accounting Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal, and enforceable against any of the Parties in any court of competent jurisdiction. The costs of such Accounting Arbitrator shall be borne one-half by Buyer and one-half by Seller.

3.8 Allocation of Purchase Price; Allocated Values. Buyer and Seller agree that the Purchase Price shall be allocated among the Assets as set forth on Schedule 3.8 (the “Allocated Values”). Buyer and Seller agree that such allocation is reasonable and shall not take any position inconsistent therewith. Seller, however, makes no representation or warranty as to the accuracy of such values. Each Party shall utilize the Allocated Values, as updated by mutual agreement of the Parties to reflect any adjustment to the Purchase Price pursuant to this Agreement, in accordance with Section 1060 of the Code for purposes of all federal, state and local Tax Returns and reports, including Internal Revenue Service Form 8594, and no Party nor its Affiliates shall take any position on any Tax Return that is inconsistent with such Allocated Values, as adjusted; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and settle any Tax audit, claim or similar proceedings in connection with such allocation. Buyer and Seller further agree that, on or before the Closing Date, they will use commercially reasonable efforts to agree as to the further allocation of the Allocated Values included in Schedule 3.8 as to the relative portion of those values attributable to leasehold costs and depreciable equipment.

3.9 Allocation for Imbalances at Closing. If, prior to Closing, any Party discovers an error in the Imbalances set forth on Schedule 4.12, then the Purchase Price shall be further adjusted at Closing pursuant to Section 3.3(a)(v), Section 3.3(a)(vi), Section 3.3(b)(vi) or Section 3.3(b)(vii), as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the matters specifically listed or disclosed in the Schedules (as added, supplemented or amended pursuant to Section 6.7), Seller represents and warrants to Buyer, as of the Execution Date and the Closing Date, the following:

4.1 Organization, Existence and Qualification. Seller is a corporation duly formed and validly existing under the Laws of the state of its formation. Seller has all requisite power and authority to own and operate its interests in the Assets and to carry on its business as now conducted. Seller is duly licensed or qualified to do business as a foreign corporation, as applicable, in all jurisdictions in which it carries on business or owns assets and where such qualification is required by Law.

4.2 Authority, Approval and Enforceability. Seller has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Seller. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which Seller is a party when executed and delivered by Seller will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. Assuming the receipt of all Consents, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Seller, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other Applicable Contract to which Seller is a party or by which Seller or the Assets may be bound or (c) violate any Law applicable to Seller or any of the Assets.

4.4 Consents. Except (a) as set forth on Schedule 4.4, (b) for Customary Post-Closing Consents and (c) under Contracts that are terminable upon not greater than sixty (60) days’ notice without payment of any fee, there are no restrictions on assignment, including requirements for consents from Third Parties to any assignment (in each case), that Seller is required to obtain in connection with the transfer of the Assets by Seller to Buyer or the consummation of the transactions contemplated by this Agreement by Seller (each, a “Consent”).

4.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller.

4.6 Litigation. Except as set forth on Schedule 4.6, as of the date of this Agreement there is no suit, action or litigation by any Third Party before any Governmental Authority, and no legal, administrative or arbitration proceeding, in each case, pending or, to Seller’s Knowledge, threatened in writing against Seller or the Assets that would have a Material Adverse Effect.

4.7 Material Contracts.

(a) Except for Contracts entered into after the Execution Date in accordance with Section 6.1, Schedule 4.7 sets forth all Applicable Contracts of the type described below (collectively, the “Material Contracts”):

(i) any Applicable Contract that can reasonably be expected to result in aggregate payments by Seller of more than Two Hundred Fifty Thousand Dollars ($250,000) during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(ii) any Applicable Contract that can reasonably be expected to result in aggregate revenues to Seller of more than Two Hundred Fifty Thousand Dollars ($250,000) during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(iii) any Hydrocarbon purchase and sale, transportation, processing or similar Applicable Contract that is not terminable without penalty upon sixty (60) days’ or less notice;

(iv) any indenture, mortgage, loan, credit or sale-leaseback or similar Applicable Contract that can reasonably be expected to result in aggregate payments by Seller during the current or any subsequent calendar year;

(v) any Applicable Contract that constitutes a lease under which Seller is the lessor or the lessee of real or Personal Property which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days’ or less notice and (B) involves an annual base rental of more than Two Hundred Fifty Thousand Dollars ($250,000); and

(vi) any farmout agreement, participation agreement, area of mutual interest agreement, exploration agreement, development agreement, joint operating agreement, unit agreement or similar Applicable Contract.

(b) Except as set forth on Schedule 4.7, there exists no material default under any Material Contract by Seller or, to Seller’s Knowledge, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute any material default under any such Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract.

4.8 No Violation of Laws. To Seller’s Knowledge, except as set forth on Schedule 4.8 and except for such matters would not have a Material Adverse Effect, as of the date of this Agreement, (i) Seller is not in violation of any Laws (other than Environmental Laws) with respect to its ownership and operation of the Assets(ii) all Wells comprising a part of the Assets have been drilled and completed within the boundaries of the applicable Leases or within limits otherwise permitted by a valid and enforceable pooling, unit, or other agreement or contract or by applicable Law (iii) no Well comprising a part of the Assets is or was subject to any penalty on allowables after the Effective Time because of any over-production (or any other judgments, orders or decrees of any Governmental Authority) which would (or did) prevent such Well from being entitled to its full legal and regular allowable (as prescribed by any Governmental Body) from and after the Effective Time. For the avoidance of doubt, this Section 4.8 does not include any matters with respect to Environmental Laws, which are addressed in Section 4.9.

4.9 Environmental Compliance.

(a) To Seller’s Knowledge, except as set forth in Schedule 4.9 and except for such matters would not have a Material Adverse Effect, the operations of Seller with respect to the Assets are currently and have at all times been in compliance with all Environmental Laws in all material respects, and none of the Assets or Seller is subject to any past, existing, pending, or, to Seller’s Knowledge, threatened action, suit, investigation, inquiry, or proceeding by any Governmental Authority or any other Person under, or subject to any remedial or other obligations or liability (including, without limitation, STRICT LIABILITY) under, any Environmental Laws.

(b) To Seller’s Knowledge, except as set forth in Schedule 4.9 and except for such matters would not have a Material Adverse Effect, all material notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with Seller’s operation of the Assets (“Environmental Permits”) have been duly obtained and are in good standing; and Seller is currently and at all times has been in material compliance with all Environmental Permits.

(c) To Seller’s Knowledge, except as set forth in Schedule 4.9 and except for such matters would not have a Material Adverse Effect, there have been no (i) releases or threatened releases of Hazardous Substances and no Hazardous Substances are present in quantities or concentrations exceeding any applicable standard under Environmental Laws, on or to any of the Assets, nor (ii) any releases on or to any other properties of any Hazardous Substances generated or produced on or at, or transported from, the Assets by Seller, that would violate or create a material liability (including, without limitation, STRICT LIABILITY) under Environmental Laws.

(d) To Seller’s Knowledge, there are no underground storage tanks (as defined by applicable underground storage tank regulations) or related pipes or pumps, whether active or abandoned, on or at the Assets.

(e) To Seller’s Knowledge, Seller has provided true and complete copies of all Phase I environmental site assessment reports, Phase II reports, environmental or health and safety compliance reports, consent orders, consent decrees, violation notices or other notices of liability or alleged violation related to the Assets and, in each case, to Environmental Laws, Environmental Permits or Hazardous Substances, in the control or possession of Seller.

4.10 Preferential Purchase Rights. To Seller’s Knowledge, there are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Assets in connection with the transactions contemplated hereby (each a “Preferential Purchase Right”).

4.11 Royalties, Etc. Except for such items that are being held in suspense for which the Purchase Price is adjusted pursuant to Section 3.3(b)(viii), to Seller’s Knowledge, Seller has paid all material Burdens with respect to the Assets due by Seller, or if not paid, is contesting such material Burdens in good faith in the normal course of business.

4.12 Imbalances. To Seller’s Knowledge, Schedule 4.12 sets forth all material Imbalances associated with the Assets as of the Effective Time.

4.13 Current Commitments. To Seller’s Knowledge, Schedule 4.13 sets forth, as of the date of this Agreement, all authorizations for expenditures (the “AFEs”) relating to the Assets to drill or rework wells or for other capital expenditures pursuant to any of the Material Contracts for which all of the activities anticipated in such AFEs or commitments have not been completed by the date of this Agreement and the uncompleted portion of each such AFE or commitment requires expenditure on or after the date of this Agreement in excess of $250,000.

4.14 Taxes. Except as set forth on Schedule 4.14:

(a) Seller has timely filed or caused to be timely filed on its behalf all Tax Returns required to be filed by it in connection with its ownership or operation of the Assets and all such Tax Returns are true, complete and correct in all material respects, in each case, to the extent that Seller’s failure could result in a material liability to Buyer, could result in the imposition of a material Encumbrance on any of the Assets, or could otherwise adversely affect Buyer in any material respect.

(b) All Taxes imposed on Seller or with respect to the Assets have been paid in full when due, to the extent that a failure to pay any such Tax could result in a liability to Buyer, could result in the imposition of an Encumbrance on any of the Assets, or could otherwise adversely affect Buyer in any material respect.

(c) There are no Encumbrances on any of the Assets that are attributable to unpaid Taxes.

(d) There are no audits, investigations, claims, litigation or other administrative or judicial proceedings commenced, pending or, to Seller’s Knowledge, threatened that relate to any Taxes based on or relating to Seller’s ownership or operation of the Assets or that could be imposed on Buyer by reason of successor liability, transferee liability or similar Law.

(e) With respect to Taxes imposed on or with respect to the Assets, there is not in force any extension of time within which to file any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax.

(f) None of the Assets constitutes an interest in a partnership or other entity for federal tax purposes or is subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code or any similar state statute.

(g) Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

4.15 Brokers’ Fees. Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

4.16 Plugging Obligations. Except for wells listed on Schedule 4.16, there are no dry holes, or permanently shut in or otherwise permanently inactive wells, in each case that were drilled by Seller, located on the Leases or on lands pooled or unitized therewith.

4.17 No Alienation. Except as set forth on Schedule 4.17, to Seller’s Knowledge, within one hundred twenty (120) days of the Execution Date, Seller has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the personal property included in the Assets other than (a) production sold in the ordinary course of Seller’s business and (b) equipment which was worthless, obsolete or replaced by equipment of equal suitability and value.

4.18 No Suspense. Except as set forth in Schedule 4.18, to Seller’s Knowledge, revenue from the sale of Hydrocarbons produced from the Assets attributable to the Seller’s interests is not being held in suspense for any reason.

4.19 Governmental Authorizations. Except as disclosed on Schedule 4.19, to Seller’s Knowledge, Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Governmental Authorizations”) that are presently necessary and required for the ownership and operation of the Assets (including without limitation any federal and state oil, gas and mineral leases) as currently being owned and operated (excluding those required under Environmental Laws, which are addressed in Section 4.9). To Seller’s Knowledge, the Assets have been and are being owned and operated in compliance in all material respects with the Governmental Authorizations.

4.20 Liens and Encumbrances. Except as set forth on Schedule 4.20, there are no Encumbrances by, through or under Seller affecting Seller’s right, title and interest in the Assets.

4.21 Condemnation. To Seller’s Knowledge, there is no actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller, as of the Execution Date and the Closing Date, the following:

5.1 Organization, Existence and Qualification. Buyer is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Texas and has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Buyer is duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law.

5.2 Authority, Approval and Enforceability. Buyer has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary limited liability company action on the part of Buyer. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which Buyer is a party when executed and delivered by Buyer will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Buyer, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) violate any Law applicable to Buyer or any of its property.

5.4 Consents. There are no consents or other restrictions on assignment, including requirements for consents from Third Parties to any assignment, in each case, that Buyer is required to obtain in connection with the consummation of the transactions contemplated by this Agreement by Buyer.

5.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened in writing against Buyer or any Affiliate of Buyer.

5.6 Litigation. As of the date of this Agreement, there is no suit, action or litigation by any Person by or before any Governmental Authority, and no legal, administrative or arbitration proceeding, in each case, pending, or to Buyer’s knowledge, threatened in writing against Buyer.

5.7 Financing. Buyer shall have, as of the Closing Date, sufficient cash in immediately available funds with which to pay the Purchase Price, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement and the Transaction Documents.

5.8 Regulatory. Buyer is and hereafter shall continue to be qualified to own and assume operatorship of the Assets in all jurisdictions where the Assets are located, and the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the extent required by any Laws, Buyer has maintained, and will hereafter continue to maintain, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all Laws governing the ownership and operation of such leases and has filed any and all required reports necessary for such ownership and operation with all Governmental Authorities having jurisdiction over such ownership and operation.

5.9 Independent Evaluation. Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. Without limiting the representations and warranties set forth in Article IV (on which Buyer may rely notwithstanding any investigation or knowledge to the contrary), in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied or shall rely solely on its own independent investigation and evaluation of the Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Seller.

5.10 Brokers’ Fees. Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility.

5.11 Accredited Investor. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Assets for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any state blue sky Laws or any other securities Laws.

ARTICLE VI

CERTAIN AGREEMENTS

6.1 Conduct of Business.

(a) Except (w) as set forth on Schedule 6.1, (x) for the operations covered by the AFEs and other capital commitments described on Schedule 4.13, (y) for actions taken in connection with emergency situations or to maintain a lease and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer (which consent shall not be unreasonably delayed, withheld or conditioned and shall not require remuneration of any kind), Seller shall, from and after the Execution Date until Closing:

(i) operate the Assets in the usual, regular and ordinary manner consistent with past practice;

(ii) with respect to any workover or recompletion operation (irrespective of the expected cost), consult with Buyer regarding Buyer’s advice concerning Seller’s decision to conduct (or consent to) such operation; and

(iii) maintain the books of account and Records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of Seller.

(b) Except (w) as set forth on Schedule 6.1, (x) for the operations covered by the AFEs and other capital commitments described on Schedule 4.13, (y) for actions taken in connection with emergency situations or to maintain a lease and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer (which consent shall not be unreasonably delayed, withheld or conditioned and shall not require remuneration of any kind), Seller shall, from and after the Execution Date until Closing:

(i) not propose or conduct any operation reasonably expected to cost Seller in excess of Three Hundred Thousand Dollars ($300,000);

(ii) not consent to any operation proposed by a Third Party that is reasonably expected to cost Seller in excess of Three Hundred Thousand Dollars ($300,000);

(iii) not enter into an Applicable Contract that, if entered into on or prior to the date of this Agreement, would be required to be listed on Schedule 4.7, or materially amend or change the terms of any Material Contract;

(iv) not transfer, sell, mortgage, pledge or dispose of any portion of the Assets other than (A) the sale or disposal of Hydrocarbons in the ordinary course of business, (B) sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment has been obtained and (C) disposals of Assets where the consideration is less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

(v) not reduce or terminate existing insurance;

(vi) not make or revoke any material Tax election with respect to the Assets or settle or compromise any Tax audit or other dispute or proceeding for Taxes with respect to the Assets; and

(vii) not commit to do any of the foregoing.

(c) Buyer acknowledges that Seller owns undivided interests in certain of the properties comprising the Assets that Seller is not the operator thereof, and Buyer agrees that the acts or omissions of the other Working Interest owners (including the operators) who are not Seller or an Affiliate of Seller shall not constitute a breach of the provisions of this Section 6.1, and no action required by a vote of Working Interest owners shall constitute such a breach so long as Seller has voted its interests in a manner that complies with the provisions of this Section 6.1.

6.2 Successor Operator. While Buyer acknowledges that it desires to succeed the Seller as operator of those Assets or portions thereof that Seller may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of such Assets since the Assets or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Seller agrees, however, that as to the Assets that Seller operates, Seller shall use commercially reasonable efforts to support Buyer’s efforts to become successor operator of such Assets (to the extent permitted under any applicable joint operating agreement) effective as of Closing (at Buyer’s sole cost and expense) and to designate or appoint, to the extent legally possible and permitted under any applicable joint operating agreement, Buyer as successor operator of such Assets effective as of Closing.

6.3 Governmental Bonds. Schedule 6.3 lists all bonds, letters of credit and guarantees, if any, posted by Seller with Governmental Authorities and relating to the Assets. Buyer acknowledges that none of such bonds, letters of credit and guarantees, if any, posted by Seller with Governmental Authorities and relating to the Assets are transferable to Buyer. On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of the Buyer, replacements for such bonds, letters of credit and guarantees to the extent such replacements are necessary (a) for Buyer’s ownership of the Assets and (b) to permit the cancellation of the bonds, letters of credit and guarantees posted by Seller with respect to the Assets. In addition, at or prior to Closing, Buyer shall deliver to Seller evidence of the posting of bonds or other security with all applicable Governmental Authorities meeting the requirements of such authorities to own and, where appropriate, operate the Assets.

6.4 Record Retention. Buyer shall and shall cause its successors and assigns to, for a period of seven years following Closing, (a) retain the Records, (b) provide Seller, its officers, employees and representatives with access to the Records (to the extent that Seller has not retained the original or a copy) during normal business hours for review and copying at Seller’s expense and (c) provide Seller and its officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Section 13.2 for review and copying at Seller’s expense. At the end of such seven year period and prior to destroying any of the Records, Buyer shall notify Seller in advance of such destruction and provide Seller an opportunity to copy such Records at Seller’s sole cost and expense.

6.5 Seller Guarantees. Buyer shall cooperate with Seller in order to cause Seller to be released, as of the Closing Date, from all guarantees, including any performance bonds previously put in place by Seller, set forth on Schedule 6.5 (the “Seller Guarantees”). Without limiting the foregoing, if required by the counterparty to any Seller Guarantee, Buyer shall provide, effective as of the Closing Date, substitute arrangements of Buyer or its Affiliates covering all periods covered by the Seller Guarantees, such substitute arrangements to be equivalent or better in terms of type of security and creditworthiness of the party providing the security as compared to the Seller Guarantees. In the event that any counterparty to any such Seller Guarantee does not release Seller, then, from and after Closing, Buyer shall indemnify Seller against all amounts incurred by Seller under such Seller Guarantee (and all costs incurred in connection with such Seller Guarantee) if applicable to Assets acquired by Buyer. Notwithstanding anything to the contrary contained in this Agreement, any cash placed in escrow by Seller pursuant to the Seller Guarantees must be returned to Seller and shall be deemed an Excluded Asset.

6.6 Knowledge of Breach. Buyer will notify Seller promptly and in reasonable detail after any officer of Buyer obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date. Seller will notify Buyer promptly and in reasonable detail after any officer of Seller obtains actual knowledge that any representation or warranty of Buyer contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date. No breach of any representation or warranty shall be deemed to be a breach of this Agreement for any purpose under this Agreement, and no Party nor any Affiliate of any Party shall have any claim or recourse against the other Parties or their respective directors, officers, employees, partners, Affiliates, controlling persons, agents, advisors or representatives with respect to such breach, to the extent such Party or any Affiliate had actual knowledge prior to the execution of this Agreement of such breach or of the threat of such breach.

6.7 Amendment of Schedules. Buyer agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right (but only to the extent not arising from a breach of a covenant of Seller contained in this Agreement) until Closing to add, supplement or amend the Schedules to its representations and warranties with respect to any matter arising after the Execution Date which, if existing or known at the Execution Date or thereafter, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article VII have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to Closing shall be deemed to be included in the Schedules to Seller’s representations and warranties and Buyer shall not be entitled to make a claim with respect to such any addition, supplement or amendment pursuant to the terms of this Agreement.

6.8 Non-Solicitation of Employees. From the Execution Date until the one year anniversary of either the Closing Date or the termination of this Agreement, Buyer will not, and will cause its Affiliates not to, directly or indirectly, solicit for employment or employ any then-current officer or employee of Seller without obtaining the prior written consent of Seller. This Section 6.8 shall not apply to general solicitations of employment not specifically directed towards officers or employees of Seller. Notwithstanding the foregoing, Seller expressly agrees that (i) it shall not be a violation of this Agreement for Buyer to interview and extend offers of employment to any field personnel currently assigned to the Assets, including workover and intervention superintendent, drilling superintendent, operations supervisor, mechanic, communication specialists and HSE specialists, (ii) it will not take any actions intended to dissuade or discourage such employees from considering or accepting such offers, and (iii) to the extent that any employee who accepts such an offer has a non-competition obligation to Seller that would otherwise prohibit or restrict the employee from working for Buyer, such obligation shall be waived for so long as, and to the extent that, the employee continues to perform work for Buyer.

6.9 Regulatory Matters. Seller and Buyer shall (a) make or cause to be made any required filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby as promptly as practicable, but in no event later than five (5) Business Days, after the date of this Agreement, and Seller and Buyer shall bear their own costs and expenses incurred in connection with such filings, provided that Buyer shall pay any filing fees in connection therewith, and (b) use their commercially reasonable efforts to respond at the earliest practicable date to any requests for additional information made by the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority, to take all actions necessary to cause the waiting periods under the HSR Act and any other Laws to terminate or expire at the earliest possible date, to resist in good faith, at each of their respective cost and expense, any assertion that the transactions contemplated hereby constitute a violation of Laws, and to eliminate every impediment under any Laws that may be asserted by any Governmental Authority so as to enable the Closing to occur as soon as reasonably possible, all to the end of expediting consummation of the transactions contemplated hereby. In connection with this Section 6.9, the Parties shall, to the extent permitted by Laws, (i) cooperate in all respects with each other in connection with any filing, submission, investigation or inquiry, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the DOJ or the FTC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding the transactions contemplated hereby, (iii) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, the DOJ, FTC or any other Governmental Authority or, in connection with any proceeding by a private party, any other Person, in connection with the transactions contemplated hereby, and (iv) consult with each other in advance of any meeting, discussion, telephone call or conference with the DOJ, the FTC or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent not expressly prohibited by the DOJ, the FTC or any other Governmental Authority or person, give the other Party the opportunity to attend and participate in such meetings and conferences, in each case, regarding the transactions contemplated hereby.

6.10 Financing Cooperation. Seller shall use commercially reasonable efforts to provide, and shall use commercially reasonable efforts to cause its subsidiaries to provide, Buyer with such information reasonable available to Seller (where Seller is not subject to a nondisclosure obligation) and reasonable access to senior-level management (at Seller’s Houston office at a reasonable time to be agreed) of Seller, related to the Assets, as may be reasonably requested by Buyer in connection with Buyer’s efforts to obtain financing to consummate the transactions contemplated by this Agreement; provided that (i) any information furnished by Seller, its subsidiary or senior-level management shall be given subject to the confidentiality obligations of Section 10.2 and disclaimers contained in Section 10.3 and (ii) Seller or its subsidiary shall not be required to pay any commitment or other fee or incur any other liability in connection with the financing.

ARTICLE VII

BUYER’S CONDITIONS TO CLOSING

The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment by Seller or waiver by Buyer, on or prior to Closing of each of the following conditions:

7.1 Representations. Other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date, the representations and warranties of Seller set forth in Article IV shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date, other than those representations and warranties qualified with respect to materiality, which shall be true and correct in all respects but qualified with respect to materiality as set forth in Article IV.

7.2 Performance. Seller shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or on the Closing Date.

7.3 No Legal Proceedings. No material suit, action, litigation or other proceeding by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking damages in connection with, the transactions contemplated by this Agreement.

7.4 Title Defects and Environmental Defects. In each case subject to the Individual Title Defect Threshold and the Individual Environmental Threshold, as applicable, the sum of (a) all Title Defect Amounts determined under Section 11.2(g) prior to Closing, less the sum of all Title Benefit Amounts determined under Section 11.2(h) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under Article XII prior to Closing, plus (c) the Allocated Value of any Assets excluded from the transactions contemplated by this Agreement pursuant to Section 11.2(d)(ii), Section 11.4(a), Section 11.4(b), Section 12.1(b)(ii), or Section 12.1(c), plus (d) the amount of any Casualty Losses, shall be less than fifteen percent (15%) of the Purchase Price.

7.5 Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under Section 9.3.

ARTICLE VIII

SELLER’S CONDITIONS TO CLOSING

The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment by Buyer or waiver by Seller on or prior to Closing of each of the following conditions:

8.1 Representations. Other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date, the representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date, other than those representations and warranties qualified with respect to materiality, which shall be true and correct in all respects but qualified with respect to materiality as set forth in Article V.

8.2 Performance. Buyer shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date.

8.3 No Legal Proceedings. No material suit, action, litigation or other proceeding by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit or declare illegal, or seeking damages in connection with, the transactions contemplated by this Agreement.

8.4 Title Defects and Environmental Defects. In each case subject to the Individual Title Defect Threshold and the Individual Environmental Threshold, as applicable, the sum of (a) all Title Defect Amounts determined under Section 11.2(g) prior to Closing, less the sum of all Title Benefit Amounts determined under Section 11.2(h) prior to Closing, plus (b) all

Remediation Amounts for Environmental Defects determined under Article XII prior to Closing, plus (c) the Allocated Value of any Assets excluded from the transactions contemplated by this Agreement pursuant to Section 11.2(d)(ii), Section 11.4(a), Section 11.4(b), Section 12.1(b)(ii), or Section 12.1(c), plus (d) the amount of any Casualty Losses, shall be less than fifteen percent (15%) of the Purchase Price.

8.5 Replacement Bonds and Seller Guarantees. Buyer shall have obtained, in the name of Buyer, (a) replacements for Seller’s bonds, letters of credit and guarantees, to the extent required by Section 6.3, and (b) replacements for the Seller Guarantees to the extent required by Section 6.5.

8.6 Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 9.3.

ARTICLE IX

CLOSING

9.1 Date of Closing. Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall occur the last Business Day of the month occurring 45 days from the Execution Date, or such other date as Buyer and Seller may agree upon in writing (“Scheduled Closing Date”). The date on which the Closing actually occurs shall be the “Closing Date.”

9.2 Place of Closing. The Closing shall be held at the offices of Seller, 9 Greenway Plaza, Suite 300, Houston, Texas 77046, or such other place as mutually agreed upon by the Parties.

9.3 Closing Obligations. At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Each of Seller and Buyer shall execute, acknowledge and deliver the Assignment and the ORRI in sufficient counterparts to facilitate recording in the applicable counties covering the Assets.

(b) Each of Seller and Buyer shall execute and deliver assignments on appropriate forms of any state Leases included in the Assets in sufficient counterparts to facilitate filing with the applicable Governmental Authority.

(c) Each of Seller and Buyer shall execute and deliver the Preliminary Settlement Statement.

(d) Buyer shall deliver to Seller, to the account designated in the Preliminary Settlement Statement, by direct bank or wire transfer in immediately available funds, the Adjusted Purchase Price after giving effect to the Deposit.

(e) Seller shall deliver, on forms supplied by Buyer and reasonably acceptable to Seller, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets from and after the Effective Time, for delivery by Buyer to the purchasers of production.

(f) Seller shall deliver an executed certificate of non-foreign status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2).

(g) To the extent required under any Law or by any Governmental Authority for any state Lease, Seller and Buyer shall deliver state change of operator forms designating Buyer as the operator of the Wells and the Leases currently operated by Seller.

(h) An authorized officer of Seller shall execute and deliver a certificate, dated as of Closing Date, certifying that the conditions set forth in Section 7.1 and Section 7.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer.

(i) An authorized officer of Buyer shall execute and deliver a certificate, dated as of Closing, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Seller.

(j) Buyer shall deliver any instruments and documents required by Section 6.3 and Section 6.5.

(k) Seller shall deliver original, executed releases for the Encumbrances described on Schedule 4.20 and termination statements required to terminate all filings under the Uniform Commercial Code regarding the Assets, which releases and filings shall be in form and substance satisfactory to Buyer with an adequate number of counterparts for recording.

(l) Each of Seller and Buyer shall execute and deliver any other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered at Closing.

(m) Each of Seller and Buyer shall execute and deliver the Transition Agreement.

9.4 Records. In addition to the obligations set forth under Section 9.3, but notwithstanding anything herein to the contrary, no later than thirty (30) Business Days after the Closing Date, Seller shall make available to Buyer the Records for pickup from Seller’s offices during normal business hours.

ARTICLE X

ACCESS; DISCLAIMERS

10.1 Access.

(a) From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement) but subject to the other provisions of this Section 10.1 and obtaining any required consents of Third Parties, including Third Party operators of the Assets, Seller shall afford to Buyer and its officers, employees, agents, accountants, consultants, attorneys and other authorized representatives (“Buyer’s Representatives”) reasonable access, during normal business hours, to the Assets and all Records in Seller’s possession. All investigations and due diligence conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment.

(b) Buyer shall be entitled to conduct a Phase I environmental property assessment and review of compliance with Environmental Laws and Environmental Permits with respect to the Assets to be conducted by a reputable environmental consulting or engineering firm approved in advance in writing by Seller; provided further that any sampling or invasive activity by Buyer or Buyer’s Representatives shall require the prior written consent of Seller, which consent shall be in Seller’s sole discretion, and Seller shall have the right to be present during any stage of the assessment. Buyer shall give Seller reasonable prior written notice before entering onto any of the Assets, and Seller or its designee shall have the right to accompany Buyer and Buyer’s Representatives whenever they are on site on the Assets.

(c) Buyer shall coordinate its environmental property assessments and physical inspections of the Assets with Seller and all Third Party operators to minimize any inconvenience to or interruption of the conduct of business by Seller or such Third Party operators. Buyer shall abide by Seller’s, and any Third Party operator’s, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets, including any environmental or other inspection or assessment of the Assets and, to the extent required by Seller or any Third Party operator, execute and deliver any required boarding agreement of Seller or any such Third Party operator. Buyer hereby defends, indemnifies and holds harmless each of the operators of the Assets and the Seller Indemnified Parties from and against any and all Liabilities arising out of, resulting from or relating to any field visit, environmental property assessment or other due diligence activity conducted by Buyer or any Buyer’s Representative with respect to the Assets, even if such liabilities arise out of or result from, solely or in part, the sole, active, passive, concurrent or comparative negligence, strict liability, or other fault or violation of Law of or by a member of the Seller Indemnified Parties, excepting only liabilities to the extent actually resulting from the gross negligence or willful misconduct of a member of the Seller Indemnified Parties.

(d) Buyer agrees to promptly provide Seller, but in no event less than five (5) days after receipt or creation, copies of all final reports and test results prepared by Buyer or any of Buyer’s Representatives which contain data collected or generated from Buyer’s due diligence with respect to the Assets. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory, as to the condition of the Assets or to the accuracy of said documents or the information contained therein.

(e) Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller (i) repair all damage done to the Assets in connection with Buyer’s due diligence, (ii) restore the Assets to the approximate same condition as, or better condition than, they were prior to commencement of Buyer’s due diligence and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Buyer’s due diligence. Any disturbance to the Assets (including the leasehold associated therewith) resulting from Buyer’s due diligence will be promptly corrected by Buyer.

(f) During all periods that Buyer or any of Buyer’s Representatives are on the Assets, Buyer shall maintain, at its sole expense and with insurers reasonably satisfactory to Seller, policies of insurance of the types and in the amounts reasonably requested by Seller. Coverage under all insurance required to be carried by Buyer hereunder will (i) be primary insurance, (ii) list Seller Indemnified Parties as additional insureds, (iii) waive subrogation against Seller Indemnified Parties and (iv) provide for ten (10) days’ prior notice to Seller in the event of cancellation or modification of the policy or reduction in coverage. Upon request by Seller, Buyer shall provide evidence of such insurance to Seller prior to entering the Assets.

10.2 Confidentiality. Buyer acknowledges that, pursuant to its right of access to the Records or the Assets, Buyer will become privy to confidential and other information of Seller and Buyer shall ensure that such confidential information shall be held confidential by Buyer and Buyer’s Representatives in accordance with the terms of the Confidentiality Agreement. If Closing should occur, the foregoing confidentiality restriction on Buyer, including the Confidentiality Agreement, shall terminate (except as to (a) such portion of the Assets that are not conveyed to Buyer pursuant to the provisions of this Agreement, (b) the Excluded Assets and (c) information related to assets other than the Assets).

10.3 Disclaimers.

(a) Except as and to the limited extent expressly set forth in Article IV or Section 11.1(b) and the Assignment, (i) Seller makes no representations or warranties, express, statutory, implied, or otherwise, and (ii) Seller expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Buyer or any of its Affiliates, or its or their employees, agents, consultants, attorneys, advisors or other representatives (including any opinion, information, projection or advice that may have been provided by any officer, director, employee, agent, consultant, attorney, advisor or other representative of Seller).

(b) Except as and to the limited extent expressly represented otherwise inn Article IV or Section 11.1(b) and the Assignment, and without limiting the generality of the foregoing, Seller expressly disclaims any representation or warranty, express, statutory, implied, or otherwise, as to (i) title to any of the Assets, (ii) the content, character or nature of any petroleum engineering consultant, or any engineering, geological, or seismic data or interpretation relating to the Assets, (iii) the quantity, quality or recoverability of Hydrocarbons in or from the Assets, (iv) any estimates of the value of the Assets or future revenues to be generated by the Assets, (v) the production of or ability to produce Hydrocarbons from the Assets, (vi) the maintenance, repair, condition, quality, suitability, design or marketability of the Assets, (vii) the content, character or nature of any information memorandum, reports, brochures, charts or statements prepared by Seller or Third Parties with respect to the Assets, (viii) any other materials or information that may have been made available to Buyer or its Affiliates, or its or their respective employees, agents, consultants, attorneys, advisors or other representatives in connection with the transactions contemplated by this Agreement or any discussion or presentation relating thereto and (ix) any implied or express warranty of freedom from patent or trademark infringement. Except as and to the limited extent expressly represented otherwise in Article IV or Section 11.1(b) and the Assignment, Seller further disclaims any representation or warranty, express, statutory, implied or otherwise, of merchantability, freedom from latent vices or defects, fitness for a particular purpose or conformity to models or samples of materials of any of the Assets, rights of a purchaser under appropriate statutes to claim diminution of consideration or return of the Purchase Price, it being expressly understood and agreed by the Parties that Buyer shall be deemed to be obtaining the Assets in their present status, condition and state of repair, “AS IS” and “WHERE IS” with all faults or defects (known or unknown, latent, discoverable or undiscoverable), and that Buyer has made or caused to be made such inspections as Buyer deems appropriate.

(c) Except as and to the limited extent expressly represented otherwise in Article IV, and subject to Article XII, Seller has not and will not make any representation or warranty regarding any matter or circumstance relating to Environmental Laws, the release of materials into the environment or the protection of human health, safety, natural resources or the environment, or other environmental condition of the Assets, and nothing in this Agreement or otherwise shall be construed as such a representation or warranty, and Buyer shall be deemed to be taking the Assets “AS IS” and “WHERE IS” with all faults for purposes of their environmental condition and that Buyer has made or caused to be made such environmental inspections as Buyer deems appropriate.

(d) Seller and Buyer agree that, to the extent required by law to be effective, the disclaimers of representations and warranties contained in this Section 10.3 are “conspicuous” disclaimers for the purposes of any Law.

ARTICLE XI

TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS

11.1 Seller’s Title.

(a) General Disclaimer of Title Warranties and Representations. Except for the special warranty of title as set forth in Section 11.1(b) and in the Assignment, and without limiting Buyer’s remedies for Title Defects set forth in this Article XI, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be as set forth in Section 11.2(d) or, if applicable, Section 14.1(c) and (ii) after Closing, shall be pursuant to the special warranty of title set forth in Section 11.1(b) and in the Assignment.

(b) Special Warranty of Title. If Closing occurs until the end of the Survival Period, Seller warrants Defensible Title to the Leases, Lease Areas and Wells (for a Lease or a Lease Area, as to all depths described on Exhibit A-1, and, for a Well, limited to any currently producing formations) unto Buyer against every Person whomsoever lawfully claims the same or any part thereof by, through or under Seller, but not otherwise, subject, however, to the Permitted Encumbrances; provided, however, that, except with respect to any liability of Seller for any claim asserted in writing by Buyer to Seller in accordance with Section 11.1(c) on or before the expiration of the Survival Period for breach of such special warranty, such special warranty shall cease and terminate at the end of such Survival Period.

(c) Recovery on Special Warranty of Title.

(i) Buyer’s Assertion of Title Warranty Breaches. Prior to the expiration of the period of time commencing as of the Closing Date and ending at 5:00 p.m. (Central Time) on the two (2) year anniversary thereof (the “Survival Period”), Buyer shall furnish Seller a Title Defect Notice meeting the requirements of Section 11.2(a) setting forth any matters which Buyer intends to assert as a breach of Seller’s special warranty in Section 11.1(b). For all purposes of this Agreement, Buyer shall be deemed to have waived, and Seller shall have no further liability for, any breach of Seller’s special warranty that Buyer fails to assert by a Title Defect Notice given to Seller on or before the expiration of the Survival Period. Seller shall have a reasonable opportunity, but not the obligation, to cure any Title Defect asserted by Buyer pursuant to this Section 11.1(c)(i) for a period of sixty (60) days after such Title Defect is asserted. Buyer agrees to reasonably cooperate with any attempt by Seller to cure any such Title Defect.

(ii) Limitations on Special Warranty. For purposes of Seller’s special warranty of title, the value of the Leases, Lease Areas and Wells set forth on Schedule 3.8, as appropriate (for a Lease or a Lease Area, as to all depths described on Exhibit A1, and, for a Well, limited to any currently producing formations), shall be deemed to be the Allocated Value thereof, as adjusted herein. Recovery on Seller’s special warranty of title shall equal the reduction in the Purchase Price to which Buyer would have been entitled had Buyer asserted the Title Defect giving rise to such breach of Seller’s special warranty of title as a Title Defect prior to Closing pursuant to Section 11.2; provided, however, that notwithstanding anything in this Agreement to the contrary, recovery on Seller’s special warranty of title shall not be subject to the Individual Title Defect Threshold or the Aggregate Deductible.

11.2 Notice of Title Defects; Defect Adjustments.

(a) Title Defect Notices. Buyer must deliver no later than 5:00 p.m. (Central Time) on the first Business Day following 35 days from the Execution Date (the “Title Claim Date”) claim notices to Seller meeting the requirements of this Section 11.2(a) (collectively the “Title Defect Notices” and individually a “Title Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect pursuant to this Section 11.2(a). Except for claims pursuant to the special warranty of title as provided in Section 11.1, for all purposes of this Agreement and notwithstanding anything herein to the contrary, Buyer shall be deemed to have waived, and Seller shall have no liability for, any Title Defect which Buyer fails to assert as a Title Defect by a properly delivered Title Defect Notice received by Seller on or before the Title Claim Date. To be effective, each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect and the Asset, or portion thereof, affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Title Defect, and (iv) the amount by which Buyer reasonably believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Title Claim Date, written notice of all alleged Title Defects (as well as any claims that would be claims under the special warranty set forth in Section 11.1) discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Title Claim Date. Buyer shall also, promptly upon discovery, furnish Seller with written notice of any Title Benefit which is discovered by Buyer while conducting Buyer’s due diligence with respect to the Assets prior to the Title Claim Date.

(b) Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Title Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Asset, or portion thereof, affected by such alleged Title Benefit (each a “Title Benefit Property”), (ii) supporting documents reasonably necessary for Buyer to verify the existence of such alleged Title Benefit, and (iii) the amount by which Seller reasonably believe the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit and the computations upon which Seller’s belief is based. Except as set forth in Section 11.1(c)(ii) and Section 11.2(a), Seller shall be deemed to have waived any Title Benefit which Seller fails to assert as a Title Benefit by a properly delivered Title Benefit Notice received by Buyer on or before the Title Claim Date.

(c) Seller’s Right to Cure. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure at any time prior to one-hundred twenty (120) days after Closing (the “Cure Period”), any Title Defects of which it has been advised by Buyer by notifying Buyer in writing on or before Closing. If Seller notifies Buyer in writing on or before the Closing that it elects to attempt to cure any Title Defect following the Closing, Buyer shall deposit the Title Defect Amount into the Escrow Account, and Seller shall convey the affected Asset to Buyer. During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Seller and its officers, employees, consultants, attorneys, advisors and other authorized representatives reasonable access, during normal business hours, to the Assets and all Records in Buyer’s or any of its Affiliates’ possession in order to facilitate Seller’s attempt to cure any such Title Defects. An election by Seller to attempt to cure a Title Defect shall be without prejudice to its rights under Section 11.2(j) and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect. With respect to a Title Defect that Seller is unable to cure within the Cure Period, Buyer shall be entitled to retain ownership of the affected Asset and receive the Title Defect Amount from the Escrow Account for such affected Asset together with any interest accrued thereon. If Seller cures the Title Defect to Buyer’s reasonable satisfaction within the Cure Period, Seller shall be entitled to the Title Defect Amount from the Escrow Account for such affected Asset together with any interest accrued thereon.

(d) Remedies for Title Defects. Subject to Seller’s continuing right to dispute the existence of a Title Defect and the Title Defect Amount asserted with respect thereto, and subject to the rights of the Parties pursuant to Section 14.1(c), in the event that any Title Defect timely and effectively asserted by Buyer in accordance with Section 11.2(a) is not waived in writing by Buyer or cured during the Cure Period, Seller shall, at its sole option, elect to:

(i) subject to the Individual Title Defect Threshold and the Aggregate Deductible, reduce the Purchase Price or Final Price, as applicable, by the Title Defect Amount determined pursuant to Section 11.2(g) or Section 11.2(j); or

(ii) retain the portion of the Title Defect Property that is subject to such Title Defect, together with all associated Assets, in which event the Purchase Price or Final Price, as applicable, shall be reduced by an amount equal to the Allocated Value of such portion of the Title Defect Property and such associated Assets.

(e) Remedies for Title Benefits. With respect to each Title Benefit Property, the Purchase Price shall be increased by an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such Title Benefit Property caused by such Title Benefit, as determined pursuant to Section 11.2(h) or Section 11.2(j).

(f) Exclusive Remedy. Except for Buyer’s rights under Seller’s special warranty of title under Section 11.1(b) and the Assignment and Buyer’s rights to terminate this Agreement pursuant to Section 14.1(c), the provisions set forth in Section 11.2(d) shall be the exclusive right and remedy of Buyer with respect to Seller’s failure to have Defensible Title with respect to any Asset or any other title matter.

(g) Title Defect Amount. The amount by which the Allocated Value of a Title Defect Property is reduced as a result of the existence of a Title Defect shall be the “Title Defect Amount” and shall be determined, without duplication, in accordance with the following terms and conditions:

(i) if Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(ii) if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii) if the Title Defect represents a discrepancy between (A) Seller’s Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest set forth for such Title Defect Property on Exhibit A-1 or Exhibit B, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property on Exhibit A-1 or Exhibit B;

(iv) for a Lease Area, in the event that an asserted Title Defect is the actual failure of Seller to own the number of Net Mineral Acres represented on Exhibit A-1 for any such Lease Area, then the Title Defect Amount shall be an amount equal to the Allocated Value of the affected Lease Area multiplied by a fraction, (A) the numerator of which is the difference between (i) the represented aggregate number of Net Mineral Acres covered by the Lease Area, and (ii) the actual aggregate number of Net Mineral Acres covered by such Lease Area, and (B) the denominator of which shall be the represented aggregate number of Net Mineral Acres shown on Exhibit A-1 for such Lease Area;

(v) if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation; provided, however, that if such Title Defect is reasonably capable of being cured, the Title Defect Amount shall not be greater than the reasonable cost and expense of curing such Title Defect;

(vi) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

(vii) notwithstanding anything to the contrary in this Article XI, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.

(h) Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:

(i) if Buyer and Seller agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(ii) if the Title Benefit represents a discrepancy between (A) Seller’s Net Revenue Interest for any Title Benefit Property and (B) the Net Revenue Interest set forth for such Title Benefit Property on Exhibit A-1 or Exhibit B, then the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest set forth for such Title Benefit Property on Exhibit A-1 or Exhibit B; and

(iii) if the Title Benefit is of a type not described above, then the Title Benefit Amounts shall be determined by taking into account the Allocated Value of Title Benefit Property, the portion of such Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation.

(i) Title Defect Threshold and Deductible. Notwithstanding anything to the contrary, except with respect to Title Defects for Expired Leases, which are addressed below, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed Fifty Thousand Dollars ($50,000) (the “Individual Title Defect Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Title Defect that exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of (1) the aggregate Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (but excluding any such Title Defects cured by Seller), plus (2) the aggregate Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Environmental Defects cured by Seller), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Title Defect Amounts and Remediation Amounts exceeds the Aggregate Deductible. Title Defects for Expired Leases shall not be subject to either the Individual Title Defect Threshold or the Aggregate Deductible, and the Purchase Price will be adjusted from the first dollar of each such Title Defect. For the avoidance of doubt, if Seller retains any Title Defect Property pursuant to Section 11.2(d)(ii), the Title Defect Amount related to such Title Defect Property will not be counted towards the Aggregate Deductible.

(j) Title Dispute Resolution. Seller and Buyer shall attempt to agree on matters regarding (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Seller to cure an alleged Title Defect (the “Disputed Title Matters”) prior to Closing. If Seller and Buyer are unable to agree by Closing (or by the end of the Cure Period if Seller elects to attempt to cure a Title Defect after Closing), the Disputed Title Matters shall be exclusively and finally resolved pursuant to this Section 11.2(j). There shall be a single arbitrator, who shall be a title attorney with at least ten years’ experience in oil and gas titles involving properties in the regional area in which the Title Defect Properties are located, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the Closing or the end of the Cure Period, as applicable, and absent such agreement, by the Houston, Texas office of the American Arbitration Association (the “Title Arbitrator”). The Title Arbitrator shall be without any conflicts of interests and shall not have been employed by either Party or its Affiliates within the five (5) year period preceding the submission of the dispute. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 11.2(j). The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making its determination, the Title Arbitrator shall be bound by the rules set forth in Section 11.2(g) and Section 11.2(h) and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator, however, may not award Buyer a greater Title Defect Amount than the Title

Defect Amount claimed by Buyer in its applicable Title Defect Notice. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific Disputed Title Matter submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Seller and Buyer shall bear one-half of the costs and expenses of the Title Arbitrator. To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.5 or Section 3.6, then within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of his award with respect to a Title Defect Amount or a Title Benefit Amount and, subject to Section 11.2(i), (i) Buyer shall pay to Seller the amount, if any, so awarded by the Title Arbitrator to Seller, and (ii) Seller shall pay to Buyer the amount, if any, so awarded by the Title Arbitrator to Buyer. Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 11.2(j) and, to the extent any adjustments are not agreed upon by the Parties as of Closing, the Purchase Price shall not be adjusted therefor at Closing and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.6 or this Section 11.2.

11.3 Casualty Loss.

(a) Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Buyer shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and the depreciation of Personal Property due to ordinary wear and tear, in each case, with respect to the Assets, and Buyer shall not assert such matters as Casualty Losses or Title Defects hereunder.

(b) If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), and the Closing thereafter occurs, Seller, at Closing, shall pay to Buyer all sums paid to Seller by Third Parties by reason of any Casualty Loss insofar as with respect to the Assets and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Parties) arising out of such Casualty Loss insofar as with respect to the Assets; provided, however, that Seller shall reserve and retain (and Buyer shall assign to Seller) all right, title, interest and claims against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claims or other rights against Third Parties.

11.4 Consents to Assign. With respect to each Consent set forth on Schedule 4.4, Seller, reasonably promptly after the execution of this Agreement, shall send to the holder of each such Consent a notice in material compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby.

(a) If Seller fails to obtain a Consent set forth on Schedule 4.4 prior to Closing and the failure to obtain such Consent would cause (A) the assignment of the Assets (or portion thereof) affected thereby to Buyer to be void or (B) the termination of a Lease or

Contract, in each case, under the express terms thereof, then, in each case, the Asset (or portion thereof) affected by such un-obtained Consent shall be excluded from the Assets to be assigned to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of such Asset (or portion thereof) so excluded. In the event that a Consent (with respect to an Asset excluded pursuant to this Section 11.4(a)) that was not obtained prior to Closing is obtained within one-hundred eighty (180) days following Closing, then, within ten (10) days after such Consent is obtained (x) Buyer shall purchase the Asset (or portion thereof) that was so excluded as a result of such previously un-obtained Consent and pay to Seller the amount by which the Purchase Price was reduced at Closing with respect to the Asset (or portion thereof) so excluded and (y) Seller shall assign to Buyer the Asset (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.

(b) If Seller fails to obtain a Consent set forth on Schedule 4.4 prior to Closing and the failure to obtain such Consent would not cause (A) the assignment of the Assets (or portion thereof) affected thereby to Buyer to be void or (B) the termination of a Lease or Contract, in each case, under the express terms thereof, then the Asset (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by Seller to Buyer at Closing as part of the Assets and Buyer shall have no claim against, and Seller shall have no Liability for, the failure to obtain such Consent.

(c) Prior to Closing, Seller and Buyer shall use their commercially reasonable efforts to obtain all Consents listed on Schedule 4.4; provided, however, that no Party shall be required to incur any Liability or pay any money in order to obtain any such Consent. Subject to the foregoing, Buyer agrees to provide Seller with any information or documentation that may be reasonably requested by Seller or the Third Party holder(s) of such Consents in order to facilitate the process of obtaining such Consents.

ARTICLE XII

ENVIRONMENTAL MATTERS

12.1 Notice of Environmental Defects.

(a) Environmental Defects Notice. Buyer must deliver no later than 5:00 p.m. (Central Time) on the first Business Day following 35 days from the Execution Date (the “Environmental Claim Date”) claim notices to Seller meeting the requirements of this Section 12.1(a) (collectively the “Environmental Defect Notices” and individually an “Environmental Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Section 12.1. For all purposes of this Agreement, Buyer shall be deemed to have waived, and Seller shall have no liability for, any Environmental Defect which Buyer fails to assert as an Environmental Defect by a properly delivered Environmental Defect Notice received by Seller on or before the Environmental Claim Date. To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the matter constituting the alleged Environmental Condition (including the applicable Environmental Law violated or implicated thereby) and the Assets affected by such alleged Environmental Condition, (ii) the Allocated Value of the Assets (or portions thereof) affected by such alleged Environmental Condition, (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Environmental Condition, and (iv) a calculation of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such alleged Environmental Defect. Buyer’s calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Condition that gives rise to the asserted Environmental Defect and identify all assumptions used by the Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws. Seller shall have the right, but not the obligation, to cure any asserted Environmental Defect on or before the expiration of the Cure Period. To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Environmental Claim Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Environmental Claim Date.

(b) Remedies for Environmental Defects. Subject to Seller’s continuing right to dispute the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto, and subject to the rights of the Parties pursuant to Section 14.1(c), in the event that any Environmental Defect timely asserted by Buyer in accordance with Section 12.1(a) is not waived in writing by Buyer or cured during the Cure Period, Seller shall, at its sole option, elect to:

(i) subject to the Individual Environmental Threshold and the Aggregate Deductible, reduce the Purchase Price by the Remediation Amount;

(ii) retain the entirety of the Asset that is subject to such Environmental Defect, together with all associated Assets, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Asset and such associated Assets; or

(iii) indemnify Buyer against all Liability resulting from such Environmental Defect with respect to the Assets pursuant to an indemnity agreement in a form and substance proposed by Seller and consented to by Buyer, such consent not to be unreasonably withheld (each, an “Environmental Indemnity Agreement”).

If Seller elects the option set forth in clause (i) above, Buyer shall be deemed to have assumed responsibility for all of the costs and expenses attributable to the Remediation of the Environmental Condition attributable to such Environmental Defect and all of all Liabilities with respect thereto and such responsibility of Buyer shall be deemed to constitute part of the Assumed Obligations hereunder.

(c) Exclusive Remedy. In the event that any Environmental Defect timely asserted by Buyer in accordance with Section 12.1(a) is not waived in writing by Buyer or cured by the Cure Period, and for which the asserted Remediation Amount exceeds the Allocated Value of such Asset, Buyer shall have the option in its sole discretion to elect to treat such Asset as an Excluded Asset, in which event the affected Asset shall be excluded from the transactions contemplated hereby and the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Asset. Except for Buyer’s rights under this Section 12.1(c) and Buyer’s rights to terminate this Agreement pursuant to Section 14.1(c), the provisions set forth in Section 12.1(b) shall be the exclusive right and remedy of Buyer with respect to any Environmental Defect with respect to any Asset or other environmental matter.

(d) Environmental Deductibles. Notwithstanding anything to the contrary, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Environmental Defect for which the Remediation Amount does not exceed One Hundred Thousand Dollars ($100,000) (the “Individual Environmental Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Threshold unless (A) the amount of the sum of (1) the aggregate Remediation Amounts of all such Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Environmental Defects cured by Seller), plus (2) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (but excluding any Title Defects cured by Seller), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Remediation Amounts and Title Defect Amounts exceeds the Aggregate Deductible. For the avoidance of doubt, if Seller retains any Assets pursuant to Section 12.1(b)(ii), the Remediation Amounts relating to such retained Assets will not be counted towards the Aggregate Deductible. Notwithstanding anything to the contrary in this Article XII, the aggregate Remediation Amounts attributable to the effects of all Environmental Defects upon any single Asset shall not exceed the Allocated Value of such Asset. Notwithstanding anything to the contrary in Article XI or this Article XII, the aggregate of Title Defect Amounts and Remediation Amounts upon any single Asset shall not exceed the Allocated Value of such Asset.

(e) Environmental Dispute Resolution. Seller and Buyer shall attempt to agree on all Environmental Defects and Remediation Amounts prior to Closing. If Seller and Buyer are unable to agree by Closing, the Environmental Defects and Remediation Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 12.1(e). There shall be a single arbitrator, who shall be an environmental attorney with at least ten (10) years’ experience in environmental matters involving oil and gas producing properties in the regional area in which the affected Assets are located, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the Closing or the end of the Cure Period, as applicable, and absent such agreement, by the Houston, Texas office of the American Arbitration Association (the “Environmental Arbitrator”). The Environmental Arbitrator shall be without any conflicts of interests and shall not have been employed by either Party or its Affiliates within the five (5) year period preceding the submission of the dispute. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 12.1. The Environmental Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making its determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 12.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination. The Environmental Arbitrator, however, may not award Buyer its share of any greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice. The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental Defects and Remediation Amounts submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each of Seller and Buyer shall bear one-half of the costs and expenses of the Environmental Arbitrator. To the extent that the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.5 or Section 3.6, then, within ten (10) days after the Environmental Arbitrator delivers written notice to Buyer and Seller of his award with respect to any Remediation Amount, and subject to Section 12.1(d), (i) Buyer shall pay to Seller the amount, if any, so awarded by the Environmental Arbitrator to Seller, and (ii) Seller shall pay to Buyer the amount, if any, so awarded by the Environmental Arbitrator to Buyer. Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 12.1(e), and to the extent any adjustments are not agreed upon by the Parties as of Closing, the Purchase Price shall not be adjusted therefor at Closing and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.6 or this Section 12.1(e).

12.2 NORM, Asbestos, Wastes and Other Substances. Buyer acknowledges that the Assets have been used for exploration, development and production of oil and gas and that there may be NORM, asbestos, petroleum, produced water, wastes or other substances or materials located in, on or under the Assets or associated with the Assets. The presence of NORM, asbestos-containing materials that are non-friable, Hydrocarbons or Hazardous Substances cannot be claimed as an Environmental Defect, except to the extent constituting an Environmental Condition or a violation of Environmental Laws.

ARTICLE XIII

ASSUMPTION; INDEMNIFICATION; SURVIVAL

13.1 Assumed Obligations; Retained Obligations.

(a) Without limiting Buyer’s rights to indemnity under this Article XIII and Buyer’s rights under any Environmental Indemnity Agreement, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, including obligations to (a) furnish makeup gas and settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts, (b) pay Working Interests, royalties, overriding royalties and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense (including those amounts for which the Purchase Price was adjusted pursuant to Section 3.3(b)(viii)), (c) Decommission the Assets, (d) clean up and remediate the Assets in accordance with applicable Contracts and Laws, (e) perform all obligations applicable to or imposed on the lessee, owner or operator under the Leases and the Applicable Contracts, or as required by Law, and (f) all litigation relating to the Assets (all of said obligations and Liabilities, whether known or unknown, subject to the exclusions below, herein being referred to as the “Assumed Obligations”).

(b) Notwithstanding anything to the contrary set forth in Section 13.1(a), Buyer does not assume Liabilities related to the following issues and Seller agrees to pay, perform and discharge any obligations or Liabilities related to or arising out of any of the following (collectively, the “Retained Obligations”):

(i) death or physical injury to any Person related to or arising out of the Seller’s ownership or operation of any Asset to the extent attributable to any period prior to the Closing Date;

(ii) failure to pay any royalties, excess royalties, overriding royalty interests or other production burdens attributable to any Hydrocarbons produced from the Assets to the extent attributable to any period during Seller’s ownership of such Asset prior to the Effective Date, but excluding amounts held in suspense;

(iii) claims, demands, actions, suits, or proceedings (i) related to, or arising out of, the matters described on Schedule 4.6 or (ii) that are (A) pending against any Seller before any Governmental Authority or arbitrator as of the Closing Date or (B) to Seller’s Knowledge have been threatened in writing by any Third Party or Governmental Authority against any Seller, which, in each case of each of subparts (A) and (B), are related to any Asset or Seller’s ownership or operation thereof and expressly excluding, in each case as to subparts (i) and (ii), any such obligations or liabilities to the extent attributable to any Person’s ownership or operation of any such Assets after the Effective Date;

(iv) Hazardous Substances or NORM related or attributable to the Assets that are disposed of off-site at Third Party commercial disposal facilities prior to the Closing Date, solely to the extent that Seller coordinated the disposal of such Hazardous Substances or NORM and Seller is named as the generator of any such Hazardous Substances or NORM;

(v) The employment relationship between Seller and any of Seller’s present or former employees or the termination of any such employment relationship prior to the Closing Date;

(vi) Operating Costs related to or arising out of the ownership or operation of Assets to the extent attributable to any period during Sellers’ ownership of such Asset but prior to the Effective Date;

(vii) the Excluded Assets;

(viii) Seller Taxes; and

(ix) Any fines or penalties imposed by any Governmental Authority arising out of any violations of Laws by Seller related to or arising out of Seller’s ownership or operation of Assets prior to the Effective Date.

13.2 Indemnities of Seller. Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8 or otherwise in this Agreement, Seller shall be responsible for, shall pay on a current basis and hereby defend, indemnify, hold harmless and forever release Buyer and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, agents, consultants, attorneys, advisors, and other representatives (collectively, “Buyer Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a) any breach by Seller of any of its representations or warranties contained in Article IV;

(b) any breach by Seller of any of its covenants or agreements under this Agreement;

(c) the Excluded Assets; and

(d) the Retained Obligations.

13.3 Indemnities of Buyer. Effective as of Closing, except for Liabilities for which Seller is required to indemnify Buyer Indemnified Parties under Section 13.2, Buyer and its successors and assigns shall assume and be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Seller and all of its equityholders, partners, members, directors, officers, managers, employees, agents, consultants, attorneys, advisors and other representatives (collectively, “Seller Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a) any breach by Buyer of any of its representations or warranties contained in Article V;

(b) any breach by Buyer of any of its covenants or agreements under this Agreement; or

(c) the Assumed Obligations.

13.4 Limitation on Liability.

(a) Seller shall not have any liability for any indemnification under Section 13.2 or Section 13.3, as applicable, (i) for any individual Liability unless the amount with respect to such Liability exceeds One Hundred Thousand Dollars ($100,000), and (ii) until and unless the aggregate amount of all Liabilities for which Claim Notices are delivered by a Party exceed the Indemnity Deductible, and then only to the extent such Liabilities exceed the Indemnity Deductible; provided that the adjustments to the Purchase Price under Section 3.3, Section 3.5, Section 3.6 or Section 3.7 and any payments in respect thereof shall not be limited by this Section 13.4(a).

(b) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify Buyer for aggregate Liabilities in excess of fifteen percent (15%) of the Purchase Price; provided that the adjustments to the Purchase Price under Section 3.3, Section 3.5, Section 3.6 and Section 3.7 and any payments in respect thereof shall not be limited by this Section 13.4(b).

(c) Notwithstanding anything in this Agreement to the contrary, the limitations on liability set forth in this Section 13.4 shall not apply to the indemnification of Seller, (i) with respect to any breach by Seller of any Specified Representations, or (ii) with respect to the Retained Obligations.

13.5 Express Negligence. Except as otherwise provided in Section 6.5 and Section 10.1(c), the defense, indemnification, hold harmless, release and assumed obligations provisions provided for in this Agreement shall be applicable whether or not the liabilities in question arose or resulted solely or in part from the gross, sole, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of Law of or by any indemnified party. Buyer and Seller acknowledge that this statement complies with the express negligence rule and is “conspicuous.”

13.6 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that, from and after Closing, Section 6.5, Section 10.1(c), Section 11.1(c), Section 13.2 and Section 13.3, and any Environmental Indemnity Agreement entered into by the Parties, contain the Parties’ exclusive remedies against each other with respect to the transactions contemplated hereby, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any document or certificate delivered pursuant to this Agreement. Except as specified in Section 11.1(c), Section 13.2 and any Environmental Indemnity Agreement entered into by the Parties, effective as of Closing, Buyer, on its own behalf and on behalf of the Buyer Indemnified Parties, hereby releases, remises and forever discharges Seller and all of its equityholders, partners, members, directors, officers, employees, agents and representatives from any and all suits, legal or administrative proceedings, Liabilities or interest whatsoever, in Law or in equity, known or unknown, which Buyer or the Buyer Indemnified Parties might now or subsequently have, based on, relating to or arising out of this Agreement, the transactions contemplated by this Agreement, the ownership, use or operation of any of the Assets prior to Closing or the condition, quality, status or nature of any of the Assets prior to Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by Seller (except as provided in Section 11.3(b)).

13.7 Indemnification Procedures. All claims for indemnification under Section 6.5, Section 10.1(c), Section 13.2 and Section 13.3 shall be asserted and resolved as follows:

(a) For purposes of Section 6.5, Section 10.1(c) and this Article XIII, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party or Parties having an obligation to indemnify another Party or Parties with respect to such Liabilities pursuant to Section 6.5, Section 10.1(c) or this Article XIII, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party or Parties having the right to be indemnified with respect to such Liabilities by another Party or Parties pursuant to Section 6.5, Section 10.1(c) or this Article XIII.

(b) To make claim for indemnification under Section 6.5, Section 10.1(c), Section 13.2 and Section 13.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 6.5, Section 10.1(c), Section 13.2 or Section 13.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30 day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d) If the Indemnifying Party admits its liability to defend the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Party does not admit its liability or admits its liability to defend the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability to defend the Indemnified Party against a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability to indemnify the Indemnified Party from and against the liability and consent to such settlement and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under subsection (i) above.

(f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

13.8 Survival.

(a) Except for the Specified Representations, the representations and warranties of the Parties in Article IV and Article V and the covenants and agreements of the Parties in Sections 6.1 and 9.4 shall survive Closing for a period of nine (9) months. The Specified Representations shall survive Closing without time limit. The warranty of Seller in Section 11.1(b) shall terminate as of the expiration of the Survival Period. Subject to the foregoing and Section 13.8(b), the remainder of this Agreement shall survive Closing without time limit. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in Section 13.2(a), Section 13.2(b), Section 13.3(a) and Section 13.3(b) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such expiration date. Seller’s indemnity in Section 13.2(c) shall survive Closing without time limit. Seller’s indemnity in Section 13.2(d) shall survive Closing for a period of one (1) year. Buyer’s indemnities in Section 6.5, Section 10.1(c) and Section 13.3(c) shall survive Closing without time limit and shall be deemed covenants running with the Assets (provided that Buyer and its successors and assigns shall not be released from any of, and shall remain jointly and severally liable to the Seller Indemnified Parties for, the obligations and Liabilities of Buyer under such Sections of this Agreement upon any transfer or assignment of any Asset).

13.9 Waiver of Right to Rescission. Seller and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

13.10 Insurance. The amount of any Liabilities for which any of the Buyer Indemnified Parties is entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement shall be reduced by any corresponding insurance proceeds from insurance policies carried by a Party that is realized or that could reasonably be expected to be realized by such Party if a claim were properly pursued under the relevant insurance arrangements.

13.11 Non-Compensatory Damages. None of the Buyer Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, as applicable, or their respective Affiliates, any loss of profits, special, indirect, consequential, punitive, exemplary, remote or speculative damages arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a Third Party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of Seller Indemnified Parties, each waive any right to recover any loss of profits, special, indirect, consequential, punitive, exemplary, remote or speculative damages arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

13.12 Disclaimer of Application of Anti-Indemnity Statutes. The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement or the transactions contemplated hereby.

ARTICLE XIV

TERMINATION, DEFAULT AND REMEDIES

14.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:

(a) by Seller, at Seller’s option, if any of the conditions set forth in Article VIII have not been satisfied on or before the Scheduled Closing Date;

(b) by Buyer, at Buyer’s option, if any of the conditions set forth in Article VII have not been satisfied on or before the Scheduled Closing Date;

(c) by Buyer if the condition set forth in Section 7.4 has not been satisfied on or before the Scheduled Closing Date or by Seller if the condition set forth in Section 8.4 has not been satisfied on or before the Scheduled Closing Date; or

(d) by Seller or Buyer if Closing shall not have occurred on or before the last Business Day of the month following ninety (90) days from the Execution Date;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (a), (b) or (d) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement.

14.2 Effect of Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 14.1, then, except as provided in Section 3.2 and except for the provisions of Section 10.1(c) through Section 10.1(f), Section 10.2, Section 10.3, Section 13.11, this Section 14.2, Section 14.3, Article I and Article XV (other than Section 15.2(b), Section 15.7 and Section 15.8) and such of the defined terms set forth in Annex I to give context to such Sections, this Agreement shall forthwith become void, and the Parties shall have no liability or obligation hereunder (and the Deposit together with any interest or income thereon shall be returned to Buyer), except and to the extent (a) such termination is by Buyer pursuant to Section 14.1(b) due to the failure of the conditions in Section 7.1 or Section 7.2 to be satisfied on or before the Scheduled Closing Date, in which case Buyer shall have the right to seek all remedies available at law or in equity, including specific performance, for such material breach; or (ii) if Seller is entitled to retain the Deposit as liquidated damages pursuant to Section 3.2, then such retention shall constitute full and complete satisfaction of any and all damages Seller may have against Buyer and against any of Buyer’s financing sources. The provision for payment of liquidated damages pursuant to Section 3.2 and this Section 14.2 has been included because, in the event of a termination of this Agreement permitting Seller to retain the Deposit, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately. Seller and Buyer agree to execute joint instructions to the Escrow Agent under the Escrow Agreement to deliver the Deposit together with any interest or income thereon to Buyer or Seller as provided for under this Section 14.2.

14.3 Return of Documentation and Confidentiality. Upon termination of this Agreement, Buyer shall return to Seller or destroy all title, engineering, geological and geophysical data, environmental assessments and reports, maps and other information furnished by Seller to Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Assets, in each case in accordance with the Confidentiality Agreement, and an officer of Buyer shall certify same to Seller in writing.

ARTICLE XV

MISCELLANEOUS

15.1 Appendices, Exhibits and Schedules. All of the Annexes, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel has received a complete set of Annexes, Exhibits and Schedules prior to and as of the execution of this Agreement.

15.2 Expenses and Taxes.

(a) Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, legal and accounting fees, costs and expenses.

(b) Seller shall be allocated and bear all Asset Taxes attributable to (A) any Tax period ending prior to the Effective Time and (B) the portion of any Straddle Period ending immediately prior to the date on which the Effective Time occurs. Buyer shall be allocated and bear all Asset Taxes attributable to (A) any Tax period or portion thereof beginning on or after the Effective Time and (B) the portion of any Straddle Period beginning on the date on which the Effective Time occurs.

(c) For purposes of determining the allocations described in Section 15.2(b), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the date on which the Effective Time occurs and the portion of such Straddle Period beginning on the date on which the Effective Time occurs by prorating each such Asset Tax based upon (A) on the one hand, the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, and (B), on the other hand, the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

(d) To the extent the actual amount of an Asset Tax is not determinable at the Closing or at the time of the determination of the Final Settlement Statement pursuant to Section 3.6, as applicable, (i) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Asset Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 15.2.

(e) Buyer shall be responsible for payment to the applicable Taxing Authorities of all Asset Taxes that become due and payable on or after the Closing Date, and Buyer shall indemnify and hold Seller harmless for any failure to make such payments.

(f) All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets to Buyer shall be borne by Buyer. Any and all sales, use, transfer, stamp, documentary, registration or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (collectively, “Transfer Taxes”) shall be borne by Buyer.

(g) The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective Taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

15.3 Assignment. Subject to the provisions of Section 15.17, this Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, at any time prior to three Business Days prior to the Closing Date, Buyer may, by written notice to Seller direct Seller to assign Buyer’s interest in this Agreement and all of the Assets and Assumed Obligations to an Affiliate of Buyer. Such assignment shall not relieve Buyer of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment. Any assignment or other transfer by Buyer or its successors and assigns of any of the Assets shall not relieve Buyer or its successors or assigns of any of their obligations (including indemnity obligations) hereunder, as to the Assets so assigned or transferred. In the event that Buyer sells or assigns all or a portion of the Assets, (i) the Agreement shall remain in effect between Buyer and Seller regardless of such assignment; (ii) Buyer shall promptly notify Seller of the identity and contact information of the Buyer’s assignee; and (iii) Buyer shall (x) require its successors and assigns to expressly assume the Assumed Obligations and all of its other duties, responsibilities and obligations under this Agreement, to the extent related or applicable to the Assets or the portion thereof acquired by them, but such assumption shall not release Buyer from any such Assumed Obligations or other duty, responsibility or obligation, and (y) require that its assignee make Seller a third party beneficiary entitled to enforce any and all of the Assumed Obligations against such assignee.

15.4 Preparation of Agreement. Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

15.5 Publicity. Seller and Buyer shall promptly consult with each other with regard to all press releases or other public or private announcements issued or made at or prior to Closing concerning this Agreement or the transactions contemplated herein, and, except as may be required by Laws or the applicable rules and regulations of any stock exchange, neither Buyer nor Seller shall issue any such press release or other public or private announcement without the prior written consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned and which shall not require remuneration of any kind.

15.6 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by courier or overnight courier, or mailed by United States Mail with all postage fully prepaid, or sent by electronic mail (“email”) transmission, addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Seller:

W&T Offshore, Inc.

9 Greenway Plaza, Suite 300

Houston, TX 77046

Attention: Mr. Stephen L. Schroeder

Email: sschro@wtoffshore.com

With a copy to (which shall not constitute notice):

W&T Offshore, Inc.

9 Greenway Plaza, Suite 300

Houston, TX 77046

Attention: Mr. Thomas F. Getten

Email: tgetten@wtoffshore.com

If to Buyer:

Ajax Resources, LLC

3355 West Alabama, Ste. 500

Houston, TX 77098

Attention: Mr. Harvey Klingensmith

Email: hklingensmith@wyatt-energy.com

With a copy to (which shall not constitute notice):

Thompson & Knight LLP

1722 Routh Street, Suite 1500

Dallas, TX 75201

Attention: Mr. Robert Dougherty

Email: robert.dougherty@tklaw.com

Any notice given in accordance herewith shall be deemed to have been given only upon actual receipt by the Party during normal business hours on a Business Day (or if received after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Parties may change the address and the email address to which such communications are to be addressed by giving written notice to the other Party in the manner provided in this Section 15.6.

15.7 Further Cooperation. After Closing, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer’s title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement.

15.8 Filings, Notices and Certain Governmental Approvals. Promptly after Closing, Buyer shall (a) record all assignments executed at Closing in the records of the applicable Governmental Authority, (b) if applicable, send notices to vendors supplying goods and services for the Assets and to the operator of such Assets of the assignment of such Assets to Buyer, (c) actively pursue the unconditional approval of all applicable Governmental Authorities of the assignment of the Assets to Buyer and (d) actively pursue all other consents and approvals that may be required in connection with the assignment of the Assets to Buyer and the assumption of the Liabilities assumed by Buyer hereunder, in each case, that shall not have been obtained prior to Closing. Buyer obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.

15.9 Entire Agreement; Conflicts. This Agreement, the annexes, exhibits, and schedules hereto, the Transaction Documents and the Confidentiality Agreement collectively constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. There are no warranties, representations, or other agreements between the Parties relating to the subject matter hereof except as specifically set forth in this Agreement, and neither Seller nor Buyer shall be bound by or liable for any alleged representation, promise, inducement or statements of intention not so set forth. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any schedules or exhibit hereto, the terms and provisions of this Agreement shall govern and control; provided, however, that the inclusion in any of the schedules and exhibits hereto of terms and provisions not addressed in this Agreement shall not be deemed a conflict, and all such additional provisions shall be given full force and effect, subject to the provisions of this Section 15.9.

15.10 Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its successors and assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so); provided further that the financing sources and their respective current, former or future directors, officers, general or limited partners, stockholders, members, managers, controlling persons, Affiliates, employees or representatives shall be third party beneficiaries of Sections 14.2, 15.13 and 15.18 and this Section 15.10.

15.11 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties against whom enforcement is sought.

15.12 Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Seller or Buyer or their respective officers, employees, agents or representatives and no failure by Seller or Buyer to exercise any of its rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of Seller and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

15.13 Governing Law; Jurisdiction.

(a) This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.

(b) The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby shall be in any state or federal court in Houston, Texas and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) To the extent that any Party hereto or any of its Affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 15.13(b).

(d) The Parties agree that they hereby knowingly, voluntarily and intentionally irrevocably waive the right to trial by jury in any action based hereon, or arising out of, under, or in connection with, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

15.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15.15 Removal of Name. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, Buyer shall eliminate the name W&T Offshore, Inc. and any variants thereof from the Assets and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller.

15.16 Like Kind Exchange. At any time prior to Closing, either Party (the “Electing Party”) may elect by written notice to the other Party to receive and/or pay, as the case may be, all or a portion of the Purchase Price through an escrow agent or other intermediary designated by the Electing Party pursuant to an agreement to be established for purposes of effecting a tax free, like-kind exchange under Section 1031 of the Code. The other Party agrees to cooperate with all reasonable requests of the Electing Party in order to establish and create sufficient documentation to support such federal tax treatment by the Electing Party, provided that (i) Closing shall not be delayed or affected by reason of such like-kind exchange nor shall consummation or accomplishment of such exchange be a condition precedent or condition subsequent to the Electing Party’s obligations under this Agreement, and the Electing Party’s failure or inability to consummate such an exchange for any reason or for no reason at all shall not be deemed to excuse or release the Electing Party from any of its obligations under this Agreement, (ii) the Electing Party shall remain responsible to the other Party for the full and prompt performance of the Electing Party’s obligations hereunder, notwithstanding any delegation by the Electing Party of any of its rights and obligations under this Agreement to a third party, and (iii) the Electing Party shall ensure that the other Party does not incur additional costs, expenses, fees or liabilities as a result of the requested exchange, and the Electing Party shall indemnify and reimburse the other Party for any such costs, expenses, fees or liabilities incurred by such other Party.

15.17 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

15.18 Certain Agreement with Respect to Buyer’s Financing Sources. Seller agrees, on behalf of itself and its Affiliates and representatives (collectively, the “Seller Related Parties”) that the financing sources of Buyer and their Affiliates, stockholders and representatives and each of their successors and assigns (i) shall be subject to no liability or claims by the Seller Related Parties arising out of or relating to this Agreement, the financing or the transactions contemplated hereby or in connection with the financing of the transactions contemplated hereby, or the performance of services by such financing sources or their Affiliates or representatives with respect to the foregoing and (ii) are express third party beneficiaries of this Section 15.18 (which may not be changed as to any financing source without its prior written consent). Notwithstanding anything herein to the contrary, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-person claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the financing sources in any way relating to this Agreement or to any transaction contemplated herein or in any Transaction Document, including any dispute arising out of or relating in any way to the financing of the transactions contemplated hereby or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each of the parties irrevocably agrees to waive trial by jury in any action, cause of action, claim, cross-claim or third-Person claim referred to in this paragraph.

Signatures on Next Page

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above

SELLER:

W&T Offshore, Inc.

By:	/s/ Jamie L. Vazquez
Name:	Jamie L. Vazquez
Title:	President

PURCHASE AND SALE AGREEMENT

SIGNATURE PAGE

BUYER:

Ajax Resources, LLC

By: Ajax Resources Holdings LLC Its: Sole Member

By:	/s/ Alec J. Hufnagel
Name:	Alec J. Hufnagel
Title:	Manager

PURCHASE AND SALE AGREEMENT

SIGNATURE PAGE

ANNEX I

DEFINED TERMS

Capitalized terms used herein shall have the meanings set forth in this Annex I unless the context requires otherwise.

“Accounting Arbitrator” shall have the meaning set forth in Section 3.7.

“Adjusted Purchase Price” shall have the meaning set forth in Section 3.3.

“AFEs” shall have the meaning set forth in Section 4.13.

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Deductible” shall mean two percent (2%) of the Purchase Price.

“Agreement” shall have the meaning set forth in the introductory paragraph herein.

“Allocated Values” shall have the meaning set forth in Section 3.8.

“Applicable Contracts” shall mean all Contracts to which Seller is a party or is bound relating to any of the Assets and (in each case) that will be binding on Buyer after Closing, including: communitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of any master service agreements and Contracts relating to the Excluded Assets.

“Applicable Percentage” shall mean (i) one percent (1%) for any month that NYMEX is equal to or less than $70 per barrel of oil, (ii) two and one-half percent (2-1/2%) for any month that NYMEX is greater than $70 per barrel of oil but equal to or less than $80 per barrel of oil, (iii) three and one-half percent (3-1/2%) for any month that NYMEX is greater than $80 per barrel of oil but equal to or less than $90 per barrel of oil and (iv) four percent (4%) for any month that NYMEX is greater than $90 per barrel of oil.

“Asset Taxes” shall mean ad valorem, property, severance, production, sales, use and similar Taxes (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes) based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom or the receipt of proceeds therefrom.

Annex I – Page 1

“Assets” shall have the meaning set forth in Section 2.1.

“Assignment” shall mean the Assignment, Conveyance and Bill of Sale from Seller to Buyer, pertaining to the Assets, substantially in the form attached to this Agreement as Exhibit D.

“Assumed Obligations” shall have the meaning set forth in Section 13.1.

“Barrel” shall mean 42 United States standard gallons of 231 cubic inches per gallon at sixty (60) degrees Fahrenheit.

“Burden” shall mean any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes).

“Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in Houston, Texas are generally open for business.

“Buyer” shall have the meaning set forth in the introductory paragraph herein.

“Buyer Indemnified Parties” shall have the meaning set forth in Section 13.2.

“Buyer’s Representatives” shall have the meaning set forth in Section 10.1(a).

“Casualty Loss” shall have the meaning set forth in Section 11.3(b).

“Claim Notice” shall have the meaning set forth in Section 13.7(b).

“Closing” shall have the meaning set forth in Section 9.1.

“Closing Date” shall have the meaning set forth in Section 9.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement between W&T Offshore, Inc. and Sydri Energy Group dated as of April 21, 2015.

“Consent” shall have the meaning set forth in Section 4.4.

“Contract” shall mean any written or oral contract, agreement or any other legally binding arrangement, but excluding, however, any Lease, easement, right-of-way, permit or other instrument creating or evidencing an interest in the Assets or any real or immovable property related to or used in connection with the operations of any Assets.

“Cure Period” shall have the meaning set forth in Section 11.2(c).

“Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.

Annex I – Page 2

“Decommission” shall mean all dismantling and decommissioning activities and obligations as are required by Law, any Governmental Authority or agreements including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with operations or activities and associated site clearance, site restoration and site remediation.

“Defensible Title” shall mean such title of Seller with respect to the Leases and Wells that, as of the Execution Date and subject to Permitted Encumbrances:

(a) with respect to each Lease Area or Well (for a Lease Area, as to all depths described on Exhibit A-1, and, for a Well, limited to any currently producing formations), entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit B for such Lease Area or Well, except for (i) decreases in connection with those operations in which Seller or its successors or assigns may from and after the date of this Agreement elect, subject to the terms and conditions of this Agreement, to be a non-consenting co-owner, or (ii) decreases resulting from the establishment or amendment from and after the date of this Agreement of pools or units;

(b) with respect to each Lease Area or Well (for a Lease Area, as to all depths described on Exhibit A-1, and, for a Well, limited to any currently producing formations), obligates Seller to bear not more than the Working Interest set forth on Exhibit A-1 or Exhibit B for such Lease Area or Well, except (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (ii) increases to the extent that such increases are accompanied by a proportionate increase in Seller’s Net Revenue Interest and (iii) as otherwise set forth on Exhibit A-1 or Exhibit B;

(c) with respect to each Lease Area (as to all depths described on Exhibit A1), entitles Seller to Net Mineral Acres of not less than the Net Mineral Acres shown in Exhibit A-1 for such Lease Area; and

(d) is free and clear of all Encumbrances.

“Deposit” shall have the meaning set forth in Section 3.2(a).

“Dispute Notice” shall have the meaning set forth in Section 3.6.

“Disputed Title Matters” shall have the meaning set forth in Section 11.2(j).

“DOJ” shall have the meaning set forth in Section 6.9.

“Effective Time” shall mean 7:00 a.m. (Central Time) on January 1, 2015.

“Electing Party” shall have the meaning set forth in Section 15.15.

“email” shall have the meaning set forth in Section 15.5.

Annex I – Page 3

“Encumbrance” shall mean any lien, mortgage, security interest, pledge, charge or similar encumbrance.

“Environmental Arbitrator” shall have the meaning set forth in Section 12.1(e).

“Environmental Claim Date” shall have the meaning set forth in Section 12.1(a).

“Environmental Condition” shall mean (a) a condition existing on the date of this Agreement with respect to the air, soil, subsurface, surface waters, ground waters and sediments that causes an Asset (or Seller with respect to an Asset) not to be in compliance with any Environmental Law or any Environmental Permit or (b) the existence as of the date of this Agreement with respect to the Assets or their operation thereof of any noncompliance, environmental pollution, contamination or degradation where remedial or corrective action is presently required (or if known, would be presently required) under any Environmental Laws or Environmental Permits.

“Environmental Defect” shall mean an Environmental Condition with respect to an Asset.

“Environmental Defect Notice” shall have the meaning set forth in Section 12.1(a).

“Environmental Indemnity Agreement” shall have the meaning set forth in Section 12.1(b)(iii).

“Environmental Laws” shall mean all Laws in effect as of the date of this Agreement, including common law, relating to the protection of the public health, welfare and the environment, including, those Laws relating to the storage, handling and use of chemicals and other Hazardous Substances and those Laws relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof. The term “Environmental Laws” does not include (a) good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority or (b) the Occupational Safety and Health Act or any other Law governing worker safety or workplace conditions.

“Environmental Permits” shall have the meaning set forth in Section 4.9(b).

“Escrow Account” shall have the meaning set forth in Section 3.2(a).

“Escrow Agent” shall have the meaning set forth in Section 3.2(a).

“Escrow Agreement” shall have the meaning set forth in Section 3.2(a).

“Excluded Assets” shall mean (a) all of Seller’s corporate minute books, financial records and other business records that relate to Seller’s business generally (including the ownership and operation of the Assets); (b) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all trade credits, all accounts, all receivables and all other proceeds, income or revenues attributable to the Assets and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not

Annex I – Page 4

relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all claims and causes of action of Seller arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 11.3 and to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time; (f) all claims of Seller for refunds of, rights to receive funds from any Governmental Authority, or loss carry forwards or credits with respect to (i) Asset Taxes attributable to any period (or portion thereof) prior to the Effective Time, (ii) Income Taxes or (iii) any Taxes attributable to the Excluded Assets; (g) all computers and associated peripherals; (h) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine; (j) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties; (k) all audit rights arising under any of the Applicable Contracts or otherwise with respect to (A) any period prior to the Effective Time or (B) any of the Excluded Assets, except for audit rights pertaining to any Imbalances assumed by Buyer; (l) all geophysical and other seismic and related technical data and information relating to the Assets which Seller may not disclose, assign or transfer under its existing agreements and licenses without making any additional payments, or incurring any liabilities or obligations; (m) documents prepared or received by Seller with respect to (i) lists of prospective purchasers compiled by Seller or its representatives, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its representatives of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its respective representatives, and any prospective purchaser and (v) correspondence between Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (n) any offices, office leases and any personal property located in or on such offices or office leases; (o) any Hedge Contracts; (p) any debt instruments; and (q) any assets described in Section 2.1(d) or Section 2.1(e) that are not assignable.

“Execution Date” shall have the meaning set forth in the introductory paragraph herein. “Final Price” shall have the meaning set forth in Section 3.6.

“Expired Lease” shall mean any Lease (or portion thereof) (a) that has expired or terminated as a result of the Well(s) failing to produce in paying quantities from such Lease or lands pooled therewith on or before the Execution Date, and (b) for which the applicable lessor(s) have provided notice of such expiration or termination to Seller on or before the Title Claim Date.

“Final Settlement Statement” shall have the meaning set forth in Section 3.6.

“FTC” shall have the meaning set forth in Section 6.9.

Annex I – Page 5

“GAAP” shall mean United States generally accepted accounting principles as in effect on the date hereof.

“Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or Third Party Claim or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Governmental Authorizations” shall have the meaning set forth in Section 4.19.

“Hazardous Substances” shall mean any pollutants, contaminants, toxins or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws.

“Hedge Contract” shall mean any Contract to which Seller is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“HSR Act” shall have the meaning set forth in Section 6.9.

“Hydrocarbons” shall mean crude oil, condensate, other liquid hydrocarbons, natural gas and other gaseous hydrocarbons and other hydrocarbons produced or processed in association therewith.

“Imbalances” shall mean all Well Imbalances and Pipeline Imbalances.

“Income Taxes” shall mean any income, franchise and similar Taxes.

“Indemnified Party” shall have the meaning set forth in Section 13.7(a).

“Indemnifying Party” shall have the meaning set forth in Section 13.7(a).

“Indemnity Deductible” shall mean two percent (2%) of the Purchase Price.

“Individual Environmental Threshold” shall have the meaning set forth in Section 12.1(d).

“Individual Title Defect Threshold” shall have the meaning set forth in Section 11.2(i).

“Interim Period” shall mean that period of time commencing with the Effective Time and ending at 7:00 a.m. (Central Time) on the Closing Date.

“Knowledge” shall mean with respect to Seller, the actual knowledge, without any duty or obligation of investigation or inquiry, of the following Persons: Tracy W. Krohn, Jamie L. Vazquez, Stephen L. Schroeder, Steven M. Freeman, Stephen Pfeiffer, Lien Quinto, Karen S. Acree, W. Allen Tate and Fred Merian.

Annex I – Page 6

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Lease Area” shall mean any Lease Area as described on Exhibit A-1 and depicted on Exhibit A-2. For the avoidance of doubt, each Lease Area includes all Leases within the bounds for such Lease Area as shown on Exhibit A-2.

“Leases” shall have the meaning set forth in Section 2.1(a).

“Liabilities” shall mean any and all claims, obligations, causes of action, payments, charges, demands, judgments, assessments, liabilities, losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith.

“Material Adverse Effect” shall mean an event or circumstance that, individually or in the aggregate, results in, or would reasonably be expected to result in, a liability with respect to the ownership, operation or value of the Assets in excess of Three Hundred Thousand Dollars ($300,000); provided, however, that a Material Adverse Effect shall not include any material adverse effects resulting from: (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of Seller taken in accordance with the express terms of this Agreement without the violation thereof or with the prior written consent of Buyer; (c) changes in general market, economic, financial or political conditions (including changes in commodity prices, fuel supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; (d) changes in conditions or developments generally applicable to the oil and gas industry in the area where the Assets are located; (e) acts of God, including hurricanes, storms or other naturally occurring events; (f) acts or failures to act of Governmental Authorities; (g) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (h) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (i) a change in Laws and any interpretations thereof from and after the date of this Agreement; (j) any reclassification or recalculation of reserves in the ordinary course of business; (k) changes in the prices of Hydrocarbons; and (l) natural declines in well performance.

“Material Contracts” shall have the meaning set forth in Section 4.7(a).

“Net Mineral Acre” means, as computed separately with respect to each Lease in a Lease Area, (a) the number of gross acres in the lands covered by such Lease, multiplied by (b) the undivided percentage interest in oil, gas or other minerals covered by such Lease, as applicable, in such lands, multiplied by (c) Seller’s Working Interest in such Lease.

“Net Revenue Interest” shall mean, with respect to any Lease Area or Well (for a Lease Area, subject to the depth restrictions set forth on Exhibit A-1, and, for a Well, limited to any currently producing formations), the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Lease Area or Well (for a Lease Area, subject to the depth restrictions set forth on Exhibit A-1, and, for a Well, limited to any currently producing formations), after giving effect to all Burdens.

Annex I – Page 7

“NORM” shall mean naturally occurring radioactive material.

“NYMEX” means the arithmetic average of the daily settlement price for the “Light Sweet Crude Oil” prompt month contract reported by the New York Mercantile Exchange from the first day of the delivery month through the last day of the delivery month, including weekends and U.S. holidays with the previous day’s settlement price applying to weekends and U. S. holidays.

“Operating Expenses” shall have the meaning set forth in Section 2.3.

“Overhead Costs” shall mean with respect to those Assets that are operated by Seller or a Third Party and (a) are burdened by an existing joint operating agreement covering such Assets, the amount representing the overhead or general and administrative fee that is charged to other working interest owners with interests in the related Assets as set forth in the accounting procedures attached to such joint operating agreement, which amount is attributable to the Assets during the Interim Period, and (b) with respect to those Assets that are not burdened by an existing joint operating agreement, an amount equal to $6,573 per Well per month undergoing drilling or completion operations and $472 per producing Well per month attributable to the Assets during the Interim Period. For any partial month, such fee shall be prorated based on the actual number of days in such partial month.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Permitted Encumbrances” shall mean:

(a) the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens does not operate to (i) reduce the Net Revenue Interest of Seller with respect to any Lease Area or Well to an amount less than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit B for such Lease Area or Well, and does not obligate Seller to bear a Working Interest with respect to any Lease Area or Well in any amount greater than the Working Interest set forth on Exhibit A-1 or Exhibit B for such Lease Area or Well (unless the Net Revenue Interest for such Lease Area or Well is greater than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit B in the same or greater proportion as any increase in such Working Interest), or (ii) reduce the Net Mineral Acres for any Lease Area below the Net Mineral Acres set forth on Exhibit A-1 for such Lease Area;

(b) preferential rights to purchase and required consents to assignment and similar agreements;

(c) liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith;

(d) Customary Post-Closing Consents;

Annex I – Page 8

(e) conventional rights of reassignment;

(f) such Title Defects as Buyer may have waived in writing or is deemed to have waived pursuant to the terms of this Agreement;

(g) all Laws and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license or permit;

(h) rights of a common owner of any interest in rights-of-way, permits or easements held by Seller and such common owner as tenants in common or through common ownership;

(i) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not materially impair the operation or use of the Assets as currently operated and used;

(j) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Seller;

(k) liens created under the Assets or operating agreements or by operation of Law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller;

(l) with respect to any interest in the Assets acquired through compulsory pooling, failure of the records of any Governmental Authority to reflect Seller as the record title owner of an Asset;

(m) any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing;

(n) any matters referenced and set forth on Exhibit A or Exhibit B and all litigation set forth on Schedule 4.6;

Annex I – Page 9

(o) mortgage liens burdening a lessor’s interest in the Assets, to the extent either (i) such lessor is in not in default thereof or (ii) such mortgage lien does not prime Seller’s interest in such Asset;

(p) the effect on a Lease where such Lease does not expressly grant the lessee the authority to pool and unitize the Lease and lands covered thereby with other lands and leases; and

(q) the ORRI.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

“Personal Property” shall have the meaning set forth in Section 2.1(f).

“Pipeline Imbalance” shall mean any marketing imbalance between the quantity of Hydrocarbons attributable to the Assets required to be delivered by Seller under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by Seller pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, transportation, storage or processing facility.

“Preferential Purchase Right” shall have the meaning set forth in Section 4.10.

“Preliminary Settlement Statement” shall have the meaning set forth in Section 3.5.

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Records” shall have the meaning set forth in Section 2.1(i).

“Remediation” shall mean, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under Environmental Laws to correct or remove such Environmental Condition.

“Remediation Amount” shall mean, with respect to an Environmental Condition, the present value as of the Closing Date (using an annual discount rate of ten percent (10%)) of the cost (net to Seller’s interest prior to the consummation of the transactions contemplated by this Agreement) of the most cost-effective Remediation of such Environmental Condition.

“Retained Obligations” shall have the meaning set forth Section 13.1(b).

“Scheduled Closing Date” shall have the meaning set forth Section 9.1.

Annex I – Page 10

“Seller” shall have the meanings set forth in the introductory paragraph of this Agreement.

“Seller Guarantees” shall have the meaning set forth in Section 6.5.

“Seller Indemnified Parties” shall have the meaning set forth in Section 13.3.

“Seller Related Parties” shall have the meaning set forth in Section 15.18.

“Seller Taxes” means (a) Income Taxes imposed by any applicable Laws on Seller, (b) Asset Taxes allocable to Seller pursuant to Section 15.2 (taking into account, and without duplication of, (i) such Asset Taxes effectively borne by Seller as a result of Purchase Price adjustments made pursuant to Section 3.3, and (ii) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 15.2(c)), (c) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets, and (d) any and all other Taxes imposed on or with respect to the Assets for any Tax period (or portion thereof) ending before the Effective Time.

“Specified Representations” shall mean the representations and warranties in Sections 4.1, 4.2, 4.14, 4.15, 5.1, 5.2, 5.10 and 5.11.

“Straddle Period” shall mean any Tax period beginning before and ending after the Effective Time.

“Tax” or “Taxes” shall mean any taxes, assessments and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, windfall profit, severance, production, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and including any of the foregoing items imposed by reason of Treasury Regulation Section 1.1502-6 (or any corresponding provisions of state, local, or foreign Tax laws), as a transferee or successor, by contract, by operation of law or otherwise.

“Tax Return” shall mean any report, return, information statement, schedule, attachment, payee statement or other information required to be provided to any Governmental Authority with respect to Taxes.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Party Claim” shall have the meaning set forth in Section 13.7(b).

“Title Arbitrator” shall have the meaning set forth in Section 11.2(j).

“Title Benefit” shall mean, with respect to each Lease Area or Well shown on Exhibit A1 or Exhibit B, any right, circumstance or condition that operates to (a) increase the Net Revenue Interest of Seller above that shown for such Lease Area or Well on Exhibit A-1 or Exhibit B to

Annex I – Page 11

the extent the same does not cause a greater than proportionate increase in Seller’s Working Interest therein above that shown on Exhibit A-1 or Exhibit B, or (b) to decrease the Working Interest of Seller in any Lease Area or Well below that shown for such Lease Area or Well on Exhibit A-1 or Exhibit B to the extent the same causes a decrease in Seller’s Working Interest that is proportionately greater than the decrease in Seller’s Net Revenue Interest therein below that shown on Exhibit A-1 or Exhibit B.

“Title Benefit Amount” shall have the meaning set forth in Section 11.2(e).

“Title Benefit Notice” shall have the meaning set forth in Section 11.2(b).

“Title Benefit Property” shall have the meaning set forth in Section 11.2(b).

“Title Claim Date” shall have the meaning set forth in Section 11.2(a).

“Title Defect” shall mean any Expired Lease and any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to the Leases, Lease Areas or Wells as of the Execution Date; without duplication; provided that the following shall not be considered Title Defects:

(a) defects arising out of lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s superior claim of title to the relevant Asset;

(b) defects based on a gap in Seller’s chain of title in the applicable federal, state or county records, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s title chain which documents shall be included in a Title Defect Notice;

(c) defects based on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings unless Buyer provides affirmative evidence that such failure or omission results in another Person’s superior claim of title to the relevant Asset;

(d) any Encumbrance or loss of title resulting from Seller’s conduct of business in compliance with this Agreement;

(e) defects based upon the exercise of any Preferential Purchase Rights or failure to obtain any Consents;

(f) defects arising solely from any prior oil and gas lease relating to the lands covered by a Lease not being surrendered of record, unless Buyer provides affirmative evidence that such prior oil and gas lease is still in effect and results in another Person’s actual and superior claim of title to the relevant Lease or Well;

(g) defects that affect only which Person has the right to receive royalty payments (rather than the amount or the proper payment of such royalty payment);

Annex I – Page 12

(h) defects based solely on: (i) lack of information in Seller’s files; (ii) references to an unrecorded document(s) to which neither Seller nor any Affiliate of Seller is a party, if such document is dated earlier than January 1, 1960 and is not in Seller’s files; or (iii) Tax assessment, Tax payment or similar records (or the absence of such activities or records);

(i) defects arising out of lack of survey, unless a survey is expressly required by Laws; and

(j) defects that have been cured by Laws of limitations or prescription.

“Title Defect Amount” shall have the meaning set forth in Section 11.2(g).

“Title Defect Notice” shall have the meaning set forth in Section 11.2(a).

“Title Defect Property” shall have the meaning set forth in Section 11.2(a).

“Transition Agreement” shall mean the Transition Agreement between Seller and Buyer, pertaining to the Assets, substantially in the form attached to this Agreement as Exhibit E.

“Transaction Documents” shall mean those documents executed pursuant to or in connection with this Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 15.2(f).

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

“Well Imbalance” shall mean any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead.

“Wells” shall have the meaning set forth in Section 2.1(b).

“Working Interest” shall mean, with respect to any Lease Area or Well (subject to any reservations, limitations or depth restrictions described on Exhibit A-1 or Exhibit B, and, for a Well, limited to any currently producing formations), the interest in and to such currently producing formations (for such Well) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such currently producing formations (for such Well), but without regard to the effect of any Burdens.

Annex I – Page 13

EXHIBIT A

LEASES

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0044-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111405	T VERNE DWYER	09/22/10	Andrews	982	72
TX1032-0045-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111406	T VERNE DWYER	09/22/10	Andrews	982	83
TX1032-0046-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111407	T VERNE DWYER	09/22/10	Andrews	982	94
TX1032-0047-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111408	T VERNE DWYER	09/22/10	Andrews	982	105
TX1032-0048-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111409	T VERNE DWYER	09/22/10	Andrews	982	116
TX1032-0049-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111410	T VERNE DWYER	09/22/10	Andrews	982	127
TX1032-0050-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111402	T VERNE DWYER	09/22/10	Gaines	2010	4951
TX1032-0051-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111404	T VERNE DWYER	09/22/10	Andrews	982	61
TX1032-0052-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #111403	T VERNE DWYER	09/22/10	Andrews	982	50
TX1032-0053-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #108427	CHESAPEAKE EXPLORATION LLC	10/24/07	Dawson Gaines	594 2007	610 5857
TX1032-0054-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #108428	CHESAPEAKE EXPLORATION LLC	10/24/07	Andrews Martin Gaines	906 212 2011- 4373	309 501
TX1032-0055-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #108429	CHESAPEAKE EXPLORATION LLC	10/24/07	Andrews Dawson Martin Gaines	906 596 212 2013- 1898	478 571 491
TX1032-0056-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107930	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Andrews	890	96
TX1032-0057-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #108431	CHESAPEAKE EXPLORATION LLC	10/24/07	Andrews Martin	906 212	320 481
TX1032-0058-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107918	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Andrews	890	30
TX1032-0059-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107919	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Andrews	890	41
TX1032-0060-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107920	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Andrews	890	52
TX1032-0061-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107125	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	11/02/06	Martin	188	717
TX1032-0062-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107921	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Andrews	890	63
TX1032-0063-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107922	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Andrews	890	74
TX1032-0064-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107928	CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP	04/26/07	Martin	199	680
TX1032-0065-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #108430	CHESAPEAKE EXPLORATION LLC	10/24/07	Martin	212	471
TX1032-0066-001	CARSON DONNELL ECHOLS AKA DONNELL ECHOLS INDIV & AIF ET AL DONNELL ECHOLS AIF FOR LOIS ECHOLS SHARLA ECHOLS GLORIA RUTH JOHNSON ROBERT LEE JOHNSON	OPAL RESOURCES LLC	09/08/08	Martin	237	322

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0066-002	IRIS WADE	T VERNE DWYER	09/08/08	Martin	239	270
TX1032-0066-003	ELNORA PHILLIPS	T VERNE DWYER	09/08/08	Martin	239	282
TX1032-0066-004	RANDY DRUM GUARDIAN OF GAYNELLE DRUM	T VERNE DWYER	09/08/08	Martin	239	278
TX1032-0066-005	VENITA WADE LOFTIN ET AL STEVEN WADE BRENTON WADE	T VERNE DWYER	09/08/08	Martin	239	274
TX1032-0066-006	FLORENCE MARIE HALL TRUST BANK OF AMERICA N A TRUSTEE	CROWNROCK LP	07/21/08	Martin	232	226
TX1032-0066-007	LAURA ROBASON	W&T OFFSHORE INC	07/01/11	Martin	308	637
TX1032-0066-008	JAMES MITCHELL	W&T OFFSHORE INC	07/01/11	Martin	308	640
TX1032-0066-009	JERRY WAYNE MITCHELL	W&T OFFSHORE INC	07/01/11	Martin	308	760
TX1032-0067-001	CARSON DONNELL ECHOLS AKA INDIV AND AIF ET AL	OPAL RESOURCES LLC	09/08/08	Martin	237	312
TX1032-0067-002	JO ESTES BURNS	OPAL RESOURCES LLC	11/28/08	Martin Martin	241	209
TX1032-0067-003	TOM ALLEN ESTES JR	OPAL RESOURCES LLC	11/28/08	Martin	241	215
TX1032-0067-004	LON NEAL (JACK) ESTES	OPAL RESOURCES LLC	11/28/08	Martin	242	712
TX1032-0067-005	AMELIA ANN ESTES	OPAL RESOURCES LLC	11/28/08	Martin	241	218
TX1032-0067-006	JOHNNIE CATHERINE DAVIS	OPAL RESOURCES LLC	11/28/08	Martin	241	212
TX1032-0068-001	MARY ANN BREEDLOVE HOLDREGE	T VERNE DWYER	09/18/08	Martin	239	267
TX1032-0068-002	VIRGINIA PEARL BREEDLOVE DANIEL	T VERNE DWYER	09/18/08	Martin	240	251
TX1032-0068-003	DEBRA LYNN HART	T VERNE DWYER	09/18/08	Martin	240	248
TX1032-0068-004	ELIZABETH HOLDREGE THOMPSON	T VERNE DWYER	09/18/08	Martin	239	146
TX1032-0068-005	SHARON S BREEDLOVE INDIVIDUALLY AND AS LIFE TENANT UNDER ESTATE OF EVELYN B BREEDLOVE DECEASED AND AS PERSONAL REPRESENTATIVE OF THE ESTATE OF F D BREEDLOVE JR DECEASED AND AS TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST	T VERNE DWYER	09/18/08	Martin	238	757
TX1032-0068-006	STUART CONNELL AKA STUART AUSTIN CONNELL	T VERNE DWYER	09/18/08	Martin	238	766
TX1032-0068-007	DAVID CONNELL AKA DAVID EARL CONNELL	T VERNE DWYER	09/18/08	Martin	238	769
TX1032-0068-008	CELESTE CARLTON INDIVIDUALLY AND AS REMAINDERMAN UNDER THE SHARON S BREEDLOVE LIFE ESTATE CREATED UNDER THE ESTATE OF EVELYN V BREEDLOVE ESTATE DECEASED	T VERNE DWYER	09/18/08	Martin	238	763
TX1032-0068-009	DARLA BREEDLOVE-DIETZ INDIVIDUALLY AND AS REMAINDERMAN UNDER THE SHARON S BREEDLOVE LIFE ESTATE CREATED UNDER THE ESTATE OF EVELYN V BREEDLOVE DECEASED	T VERNE DWYER	09/18/08	Martin	238	760
TX1032-0068-010	ROGER L STEPHENSON ET UX SANDRA H STEPHENSON	T VERNE DWYER	09/18/08	Martin	238	775
TX1032-0068-011	DAVID B BREEDLOVE INDIVIDUALLY AND AS REMAINDERMAN UNDER THE SHARON S BREEDLOVE LIFE ESTATE CREATED UNDER THE ESTATE OF EVELYN V BREEDLOVE DECEASED	T VERNE DWYER	09/18/08	Martin	239	143
TX1032-0068-012	TRIPLE H RESOURCES INC	T VERNE DWYER	09/18/08	Martin	238	778
TX1032-0068-013	MICHAEL CONNELL AKA MICHAEL LLOYD CONNELL	T VERNE DWYER	09/18/08	Martin	238	772
TX1032-0068-014	THE J E AND L E MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP INC	03/01/08	Martin	228	29

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0069-001	JOHN SIMS STUBBS JR	T VERNE DWYER	05/01/09	Martin Dawson	252 622	213 114
TX1032-0069-002	PATRICIA STUBBS EARLEY	T VERNE DWYER	05/08/09	Martin Dawson	252 622	217 117
TX1032-0069-003	ROBERT PAT SMITH SR	T VERNE DWYER	02/24/09	Martin Dawson	253 623	592 23
TX1032-0069-004	DONNELL ECHOLS ET UX SHARLA ECHOLS	OPAL RESOURCES LLC	11/13/08	Martin	242	810
TX1032-0069-005	MARGARET FORREST BARROW	T VERNE DWYER	04/21/09	Martin Dawson	250 620	611 684
TX1032-0069-006	WADE C SMITH	T VERNE DWYER	04/17/09	Martin Dawson	249 620	763 307
TX1032-0069-007	JAN WOMACK WILSON	T VERNE DWYER	02/18/09	Martin Dawson	249 619	133 429
TX1032-0069-008	NIKKI WOMACK BAKER	T VERNE DWYER	04/29/09	Martin Dawson	250 620	615 687
TX1032-0069-009	MARGARET STUBBS ARRINGTON	T VERNE DWYER	05/01/09	Martin Dawson	251 621	579 482
TX1032-0069-010	REX JACKSON FORREST	T VERNE DWYER	04/21/09	Martin Dawson	250 620	607 681
TX1032-0069-011	REX JACKSON FORREST TRUSTEE U/ WILL OF EUGENE S WOMACK (A/K/A GENE WOMACK)	T VERNE DWYER	04/21/09	Martin Dawson	250 620	603 678
TX1032-0069-012	REBECCA S PATE FAMILY TRUST DATED OCTOBER 25 2008 REBECCA S PATE TRUSTEE	OPAL RESOURCES LLC	07/01/10	Martin Dawson	280 641	264 396
TX1032-0069-013	BEN S SMITH III	OPAL RESOURCES LLC	07/01/10	Martin Dawson	280 641	267 400
TX1032-0069-014	MIKE JUDKINS	OPAL RESOURCES LLC	02/12/10	Martin Dawson	270 634	572 774
TX1032-0069-015	GEORGE DUFFIELD SMITH III	OPAL RESOURCES LLC	01/28/10	Martin Dawson	272 636	486 546
TX1032-0069-016	J FORT SMITH JR	OPAL RESOURCES LLC	01/28/10	Martin Dawson	269 633	32 125
TX1032-0069-017	JEANIE SMITH ATWELL	OPAL RESOURCES LLC	01/28/10	Martin Dawson	269 633	36 128
TX1032-0069-018	RONALD JUDKINS	OPAL RESOURCES LLC	02/12/10	Martin Dawson	269 633	40 131
TX1032-0069-019	MEXIA CEMETERY ASSOCIATION	OPAL RESOURCES LLC	10/06/10	Martin Dawson	287 644	245 752
TX1032-0069-020	ESTATE OF BERNARD L FULTON GEORGIE F GREEN AS EXECUTRIX BERNARD L FULTON REVOCABLE TRUST	OPAL RESOURCES LLC	10/01/10	Martin Dawson	291 648	606 11
TX1032-0069-021	TINA SMITH	OPAL RESOURCES LLC	01/01/11	Martin Dawson	294 649	412 713
TX1032-0069-022	PETE W CAWTHON JR	OPAL RESOURCES LLC	02/11/11	Martin Dawson	300 654	538 272
TX1032-0069-023	ESTATE OF MARGARET SMITH STIFF JUDD G STIFF AS INDEPENDENT EXECUTOR	OPAL RESOURCES LLC	10/22/10	Martin Dawson	303 656	126 296
TX1032-0070-001	ROBERT M HIGGINBOTHAM	T VERNE DWYER	03/02/09	Dawson	619	432
TX1032-0070-002	BROOKS M HIGGINBOTHAM	T VERNE DWYER	01/15/09	Dawson	619	501
TX1032-0070-003	CATHERINE O DAVENPORT	T VERNE DWYER	12/22/08	Dawson	615	632

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0070-004	PATRICIA LAND CO LTD ET AL CME OIL & GAS INC JAMES C BROWN AGT & AIF JOHN H MARTIN ANNE MARTIN OLIVER CHRISTEN SCHUTTE-SANDERS FKA CHRISTEN LEIGH SCHUTTE SUSAN CLAY MAIER FKA SUSAN MARIE CLAY JOHN W CLAY III JONE M CLAY JENNIFER CLAY CATHER	OPAL RESOURCES LLC	11/14/08	Dawson	614	390
TX1032-0070-005	WILLIAM MAYS OSBORNE	T VERNE DWYER	12/22/08	Dawson	615	635
TX1032-0070-006	A BAKER DUNCAN JR	T VERNE DWYER	01/23/09	Dawson	617	829
TX1032-0070-007	HARRIET L WORSHAM ESTATE JOSEPH A I WORSHAM INDEPENDENT EXECUTOR	T VERNE DWYER	04/14/09	Dawson	620	304
TX1032-0070-008	SCOTT M HIGGINBOTHAM	T VERNE DWYER	01/01/09	Dawson	616	177
TX1032-0070-009	MALCOLM P DUNCAN	T VERNE DWYER	01/23/09	Dawson	618	632
TX1032-0070-010	JAMES W BARFIELD	OPAL RESOURCES LLC	07/09/09	Dawson	624	332
TX1032-0070-011	BANK OF AMERICA N A TRUSTEE UNDER THE WILL OF CECIL M HIGGINBOTHAM FBO VIRGINIA HIGGINBOTHAM #2	OPAL RESOURCES LLC	08/10/09	Dawson	624	512
TX1032-0070-012	HATTIE HIGGINBOTHAM HARTMAN TRUST MARGARET O ALLISON TRUSTEE	OPAL RESOURCES LLC	04/01/11	Dawson	658	207
TX1032-0070-013	J L HIGGINBOTHAM JR	OPAL RESOURCES LLC	04/05/11	Dawson	659	484
TX1032-0070-014	HIGGINBOTHAM FUNERAL HOMES OF TEXAS INC	OPAL RESOURCES LLC	04/05/11	Dawson	661	304
TX1032-0070-015	LINDA JONES RAYES	W&T OFFSHORE INC	06/01/11	Dawson	665	506
TX1032-0070-016	JERROLD M TRIM AND LAURA D TRIM REVOCABLE TRUST UNDER AGREEMENT DATED 08/27/04 JERROLD M TRIM AND LAURA D TRIM CO-TRUSTEES	W&T OFFSHORE INC	06/01/11	Dawson	665	509
TX1032-0070-017	NINA B WORKS REVOCABLE TRUST AGREEMENT NINA BOGGESS WORKS TRUSTEE	W&T OFFSHORE INC	07/19/11	Dawson	665	503
TX1032-0070-018	ETHEL LEE RAMSOWER	W&T OFFSHORE INC	06/01/11	Dawson	665	660
TX1032-0070-019	MARGARET OSBORNE RATHKAMP	W&T OFFSHORE INC	07/19/11	Dawson	665	663
TX1032-0070-020	JOHN VICKERY WORKS	W&T OFFSHORE INC	07/19/11	Dawson	666	700
TX1032-0070-021	ROBERT DOUGLAS BURNETT	W&T OFFSHORE INC	08/01/11	Dawson	666	706
TX1032-0070-022	MAE LOUISE MOSLEY SMITH	W&T OFFSHORE INC	08/01/11	Dawson	666	709
TX1032-0070-023	LEWIS F RUSSELL JR	W&T OFFSHORE INC	08/01/11	Dawson	666	712
TX1032-0070-024	MARGARET BOGGESS TWOMBLY	W&T OFFSHORE INC	08/01/11	Dawson	666	703
TX1032-0070-025	JAMES HORACE BOGGESS JR	W&T OFFSHORE INC	08/01/11	Dawson	666	437
TX1032-0070-026	NANCY ALICE WORKS	W&T OFFSHORE INC	07/19/11	Dawson	666	131
TX1032-0070-027	NORMA H GRIFFITH	W&T OFFSHORE INC	06/27/11	Dawson	664	224
TX1032-0070-028	KATHERINE RUSSELL BRADSHAW	W&T OFFSHORE INC	08/01/11	Dawson	668	38
TX1032-0070-029	J MART HIGGINBOTHAM IV	W&T OFFSHORE INC	08/01/11	Dawson	668	41
TX1032-0070-030	CAROL RUSSELL BATES	W&T OFFSHORE INC	08/01/11	Dawson	668	44
TX1032-0070-031	PEGGY HIGGINBOTHAM JACKSON	W&T OFFSHORE INC	08/01/11	Dawson	668	69
TX1032-0070-032	RALPH L HIGGINBOTHAM	W&T OFFSHORE INC	08/01/11	Dawson	668	63
TX1032-0070-033	CINDY HIGGINBOTHAM SAWYER	W&T OFFSHORE INC	08/01/11	Dawson	668	66
TX1032-0070-034	LEE HIGGINBOTHAM RUSSELL	W&T OFFSHORE INC	08/01/11	Dawson	667	238
TX1032-0070-035	ANN WILSON FORSYTH-SMITH	W&T OFFSHORE INC	08/01/11	Dawson	669	560
TX1032-0070-036	ROBERT ARLIS MOSLEY JR BY HIS AGENT AND AIF ROBERT SAMUEL MOSLEY	W&T OFFSHORE INC	08/01/11	Dawson	669	554
TX1032-0070-037	EDWARD LAWRENCE WILSON JR	W&T OFFSHORE INC	08/01/11	Dawson	669	557
TX1032-0070-038	HARMO LYNN HIGGINBOTHAM	W&T OFFSHORE INC	08/01/11	Dawson	668	381
TX1032-0070-039	TAYLOR HIGGINBOTHAM WILSON	W&T OFFSHORE INC	08/01/11	Dawson	671	3
TX1032-0070-040	CATHERINE O DAVENPORT	W&T OFFSHORE INC	09/01/11	Dawson	671	182

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0070-041	J L HIGGINBOTHAM III, CYNTHIA ANN SCOFIELD AND NANCY GENE BENTLEY CO-TRUSTEES UWO ANN WHATLEY HIGGINBOTHAM DECD	W&T OFFSHORE INC	08/01/11	Dawson	671	170
TX1032-0070-042	JOSEPHINE MARCHMAN NASH, INDV AND AS TRSTE UWO HORACE REUEL NASH DECD	W&T OFFSHORE INC	09/01/11	Dawson	671	179
TX1032-0070-043	NANCY P BLACKWELL	W&T OFFSHORE INC	09/01/11	Dawson	675	511
TX1032-0070-044	ALICE P HICKERSON	W&T OFFSHORE INC	09/01/11	Dawson	675	505
TX1032-0070-045	STEVEN N PORTER	W&T OFFSHORE INC	09/01/11	Dawson	675	508
TX1032-0070-046	CYNTHIA ANN SCOFIELD	W&T OFFSHORE INC	02/15/12	Dawson	677	13
TX1032-0070-047	NANCY GENE BENTLEY	W&T OFFSHORE INC	02/15/12	Dawson	679	521
TX1032-0070-048	J LANHAM HIGGINBOTHAM III	W&T OFFSHORE INC	02/15/12	Dawson	677	209
TX1032-0070-049	SCOTT BAKER DUNCAN	W&T OFFSHORE INC	05/03/12	Dawson	683	126
TX1032-0070-050	JOAN NORRIS DUNCAN	W&T OFFSHORE INC	05/17/12	Dawson	684	232
TX1032-0070-051	SARAH B DUNCAN	W&T OFFSHORE INC	05/17/12	Dawson	684	235
TX1032-0070-052	MALCOLM P DUNCAN JR	W&T OFFSHORE INC	05/17/12	Dawson	685	295
TX1032-0070-053	ADDISON BAKER DUNCAN III	W&T OFFSHORE INC	05/23/12	Dawson	685	316
TX1032-0070-054	LINDA R WIELCHOWSKY	W&T OFFSHORE INC	05/22/12	Dawson	685	310
TX1032-0070-055	JOSEPH MICHAEL REEVES	W&T OFFSHORE INC	03/22/12	Dawson	684	229
TX1032-0070-056	JANE COTNEY DUNCAN AINSWORTH ALSO KNOWN AS JANE D AINSWORTH	W&T OFFSHORE INC	06/15/12	Dawson	685	298
TX1032-0070-057	THOMAS F MASTIN IV	W&T OFFSHORE INC	06/01/12	Dawson	687	3
TX1032-0070-058	ROBERT DUNCAN BURNETT JR	W&T OFFSHORE INC	04/16/12	Dawson	685	304
TX1032-0070-059	WILLIAM BATE MASTIN	W&T OFFSHORE INC	06/01/12	Dawson	688	238
TX1032-0070-060	HARRIET NORRIS DUNCAN TAMMINGA ALSO KNOWN AS HARRIET TAMMINGA	W&T OFFSHORE INC	06/19/12	Dawson	688	434
TX1032-0070-061	JEFFREY TRIM ALSO KNOWN AS JEFFREY L TRIM	W&T OFFSHORE INC	06/15/12	Dawson	686	585
TX1032-0070-062	MEREDITH TRIM	W&T OFFSHORE INC	06/18/12	Dawson	686	582
TX1032-0070-063	LAURIN MASTIN CHEVAILLIER	W&T OFFSHORE INC	05/01/12	Dawson	691	582
TX1032-0070-064	CHANDLER ROOSEVELT LINDSLEY TRUSTEE OF THE CHANDLER ROOSEVELT LINDSLEY TRUST	W&T OFFSHORE INC	08/01/12	Dawson	693	635
TX1032-0070-065	HENRY HAYS LINDSLEY TRUSTEE OF THE HENRY HAYS LINDSLEY TRUST	W&T OFFSHORE INC	08/01/12	Dawson	693	645
TX1032-0070-066	RUTH ROOSEVELT LINDSLEY TRUSTEE OF THE RUTH ROOSEVELT LINDSLEY TRUST	W&T OFFSHORE INC	08/01/12	Dawson	693	660
TX1032-0071-000	DR JOHN ELLIS SR FAMILY LIMITED PARTNERSHIP ET AL PATRICIA L BUDD THE BETTY ELLIS STEADMAN TRUST BY BEVAN STEADMAN TRUSTEE JOHN W ELLIS JR, MANAGER OF JWE SR MANAGEMENT LLC, MANAGING PARTNER OF DR JOHN ELLIS SR FAMILY LIMITED PARTNERSHIP	SLB LAND SERVICES LLC	02/26/09	Dawson	619	852
TX1032-0072-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #107933	SAMSON LONE STAR LIMITED PARTNERSHIP	04/26/07	Andrews Martin	889 201	961 79
TX1032-0073-000	AMON G CARTER FOUNDATION	SLB LAND SERVICES LLC	09/11/08	Martin Dawson	241 688	160 352
TX1032-0074-000	DENNIS R SCHNEIDER	T VERNE DWYER	01/23/09	Martin Dawson	248 619	132 144
TX1032-0075-001	NANCY ANN SWAFFORD	T VERNE DWYER	01/30/09	Dawson Martin	617 244	12 22
TX1032-0075-002	MICHAEL W KIRSCH	T VERNE DWYER	01/30/09	Dawson Martin	617 245	337 255
TX1032-0075-003	HAZEL LORENE TURNBOW SUE FREEMAN AS AGENT AND ATTORNEY-IN-FACT	T VERNE DWYER	02/10/09	Martin Dawson	245 617	558 691
TX1032-0075-004	MAURICE M COLLINS	T VERNE DWYER	02/10/09	Martin Dawson	245 617	554 688

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0075-005	BARBARA K COLLINS	T VERNE DWYER	01/30/09	Martin Dawson	245 617	595 826
TX1032-0076-000	LINDA HUFFAKER ET AL JOHN HUFFAKER WAYNE HUFFAKER	T VERNE DWYER	05/15/09	Martin	251	648
TX1032-0077-001	KAY ROBINSON	T VERNE DWYER	06/10/09	Dawson	624	240
TX1032-0077-002	NEWMAN HOLT	OPAL RESOURCES LLC	06/16/09	Dawson	622	640
TX1032-0077-003	JOAN ELEANOR RIKER AKA JOAN RIKER HANEY	OPAL RESOURCES LLC	11/02/09	Dawson	639	639
TX1032-0077-004	JAYNE RIKER FKA JAYNE RIKER O’REAR	OPAL RESOURCES LLC	11/02/09	Dawson	639	636
TX1032-0077-005	SAMUEL ZANE STALKER TRUST JEFFREY NORMAN ALDRIDGE TRUSTEE	OPAL RESOURCES LLC	07/01/10	Dawson	642	45
TX1032-0077-006	F KEE ROBINSON II	OPAL RESOURCES LLC	10/08/10	Dawson	644	747
TX1032-0077-007	DAVID H ARRINGTON ET UX SHELLY ARRINGTON	OPAL RESOURCES LLC	09/10/10	Dawson	644	376
TX1032-0077-008	J KELLI STRUBE	OPAL RESOURCES LLC	07/28/10	Dawson	643	44
TX1032-0077-009	MARY CHARLYNN STAKER TRUST JEFFREY NORMAN ALDRIDGE TRUSTEE	OPAL RESOURCES LLC	07/01/10	Dawson	642	48
TX1032-0077-010	DAVID L RIKER	OPAL RESOURCES LLC	11/02/09	Dawson	639	642
TX1032-0078-001	RANDY JIM CRUMLEY	OPAL RESOURCES LLC	08/14/09	Martin	257	75
TX1032-0078-002	THANIEL LARION CRUMLEY	OPAL RESOURCES LLC	08/14/09	Martin	257	81
TX1032-0078-003	ANITA JERENE WALKER	OPAL RESOURCES LLC	08/14/09	Martin	257	84
TX1032-0078-004	GLENDA GORE AKERS	OPAL RESOURCES LLC	08/14/09	Martin	257	78
TX1032-0078-005	SHARON L WHISNER	OPAL RESOURCES LLC	08/14/09	Martin	256	734
TX1032-0078-006	J LEROY CRUMLEY	OPAL RESOURCES LLC	08/19/09	Martin	256	737
TX1032-0078-007	ROSEANN MAXINE CRUMLEY	OPAL RESOURCES LLC	09/01/09	Martin	258	228
TX1032-0078-008	RETONYA R DIXON	OPAL RESOURCES LLC	08/14/09	Martin	258	231
TX1032-0078-009	CHARLES R WIGGINS ET UX DEBORAH A WIGGINS	OPAL RESOURCES LLC	05/01/10	Martin	273	194
TX1032-0078-010	LORETTA CRUMLEY	OPAL RESOURCES LLC	03/26/10	Martin	271	129
TX1032-0078-011	CHARLES MILTON CRUMLEY	OPAL RESOURCES LLC	03/26/10	Martin	271	120
TX1032-0078-012	JOHNNY RAY CRUMLEY	OPAL RESOURCES LLC	03/26/10	Martin	271	722
TX1032-0078-013	SANDRA J CRUMLEY	OPAL RESOURCES LLC	03/26/10	Martin	271	725
TX1032-0078-014	TANYA R LORANCE	OPAL RESOURCES LLC	03/26/10	Martin	272	489
TX1032-0078-015	JUSTIN L CRUMLEY	OPAL RESOURCES LLC	01/01/11	Martin	298	346
TX1032-0078-016	SANDRA J CRUMLEY NATURAL GUARDIAN FOR DOUGLAS EDWARD CRUMLEY JR A MINOR	W&T OFFSHORE INC	11/01/13	Martin	424	345
TX1032-0079-001	J E AND L E MABEE FOUNDATION INC	OPAL RESOURCES LLC	10/20/09	Martin	262	295
TX1032-0079-002	DAVID BREEDLOVE	OPAL RESOURCES LLC	01/25/10	Martin	267	208
TX1032-0079-003	DAVID CONNELL	OPAL RESOURCES LLC	01/25/10	Martin	267	211
TX1032-0079-004	SHARON BREEDLOVE INDV AND TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST UWO F D BREEDLOVE JR	OPAL RESOURCES LLC	01/25/10	Martin	267	196
TX1032-0079-005	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	01/25/10	Martin	267	202
TX1032-0079-006	STUART CONNELL	OPAL RESOURCES LLC	01/25/10	Martin	267	199
TX1032-0079-007	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	01/25/10	Martin	267	205
TX1032-0079-008	THE VIRGINIA BREEDLOVE DANIEL TRUST DEBRA LYNN HART TRUSTEE	OPAL RESOURCES LLC	01/25/10	Martin	269	815
TX1032-0079-009	DEBRA LYNN HART	OPAL RESOURCES LLC	01/25/10	Martin	268	668
TX1032-0079-010	CELESTE CARLTON	OPAL RESOURCES LLC	01/25/10	Martin	267	748

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0079-011	THE CONNELL LIVING TRUST MICHAEL CONNELL AND MARGO CONNELL CO-TRUSTEES	OPAL RESOURCES LLC	01/25/10	Martin	266	497
TX1032-0080-001	J E AND L E MABEE FOUNDATION INC	OPAL RESOURCES LLC	10/20/09	Martin	262	298
TX1032-0080-002	THE GREGORY BOYD ADAMS TRUST	OPAL RESOURCES LLC	11/20/09	Martin	264	96
TX1032-0080-003	DEBORAH ANN MIETH CAVETT	OPAL RESOURCES LLC	11/17/09	Martin	263	551
TX1032-0080-004	THE LINDA SUE SWANK MCDANIEL REV TR UA 05/02/01 LINDA SUE SWANK MCDANIEL COTR COMMUNITY NATIONAL BANK & TRUST CORSICANA TX	OPAL RESOURCES LLC	11/18/09	Martin	264	100
TX1032-0080-005	THE FORT WORTH CHAPTER OF THE SALVATION ARMY	OPAL RESOURCES LLC	12/18/09	Martin	268	671
TX1032-0080-006	BOREN MINERALS	OPAL RESOURCES LLC	12/07/09	Martin	266	492
TX1032-0080-007	GERALD H NOSTRAND	OPAL RESOURCES LLC	12/02/09	Martin	266	489
TX1032-0080-008	ROCHESTER MINERALS L P ET AL HOCHSTETTER L P OAKWOOD MINERALS I L P OGM PARTNERS I	OPAL RESOURCES LLC	04/26/10	Martin	272	492
TX1032-0080-009	THE BELINDA J MONROE IRREVOCABLE TRUST J P MORGAN CHASE BANK N A TRUSTEE	OPAL RESOURCES LLC	03/19/10	Martin	271	683
TX1032-0080-010	THE DELORES M NOSTRAND IRREVOCABLE TRUST J P MORGAN CHASE BANK N A TRUSTEE	OPAL RESOURCES LLC	03/19/10	Martin	271	634
TX1032-0080-011	RUBY FAMILY LIMITED PARTNERSHIP	OPAL RESOURCES LLC	03/19/10	Martin	271	123
TX1032-0080-012	THE FORT WORTH CHAPTER OF THE SALVATION ARMY (INA) DUPLICATE LEASE RECORD; SEE TX1032-0080-005	OPAL RESOURCES LLC	12/18/09	Martin
TX1032-0080-013	B & B MIETH FAMILY LIMITED PARTNERSHIP III	OPAL RESOURCES LLC	02/26/10	Martin	271	631
TX1032-0080-014	MIKI ANN MIETH MARTIN	OPAL RESOURCES LLC	11/17/09	Martin	262	680
TX1032-0080-015	WILLIAM DAVID SWANK	OPAL RESOURCES LLC	11/18/09	Martin	262	683
TX1032-0081-001	DAVID CONNELL	OPAL RESOURCES LLC	03/22/10	Martin	271	117
TX1032-0081-002	VIRGINIA BREEDLOVE DANIEL TRUST (INA) DEBRA LYNN HART TRUSTEE	OPAL RESOURCES LLC	03/22/10	Martin	270	590
TX1032-0081-003	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	03/22/10	Martin	270	584
TX1032-0081-004	STUART CONNELL	OPAL RESOURCES LLC	03/22/10	Martin	270	587
TX1032-0081-005	DEBRA LYNN HART	OPAL RESOURCES LLC	03/22/10	Martin	270	593
TX1032-0081-006	ELIZABETH HOLDREGE THOMPSON	OPAL RESOURCES LLC	03/22/10	Martin	271	126
TX1032-0081-007	THE CONNELL LIVING TRUSTMICHAEL CONNELL AND MARGO CONNELL CO-TRUSTEES	OPAL RESOURCES LLC	03/22/10	Martin	270	599
TX1032-0081-008	SHARON BREEDLOVE ET AL INDIVIDUALLY AND AS A TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST CREATED UNDER THE WILL OF F D BREEDLOVE JR	OPAL RESOURCES LLC	03/22/10	Martin	270	596
TX1032-0081-009	CELESTE CARLTON	OPAL RESOURCES LLC	03/22/10	Martin	270	575
TX1032-0081-010	DAVID BREEDLOVE	OPAL RESOURCES LLC	03/22/10	Martin	270	578
TX1032-0081-011	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	03/22/10	Martin	270	581
TX1032-0081-012	THE J E AND L E MABEE FOUNDATION	OPAL RESOURCES LLC	03/29/10	Martin	270	705
TX1032-0081-013	THE J E AND L E MABEE FOUNDATION (INA)	OPAL RESOURCES LLC	03/29/10	Martin	270	708
TX1032-0081-014	THE J E AND L E MABEE FOUNDATION (INA)	OPAL RESOURCES LLC	03/29/10	Martin	270	717
TX1032-0081-015	THE J E AND L E MABEE FOUNDATION (INA)	OPAL RESOURCES LLC	03/29/10	Martin	270	714
TX1032-0081-016	THE J E AND L E MABEE FOUNDATION (INA)	OPAL RESOURCES LLC	03/29/10	Martin	270	711

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0081-017	ROGER L STEPHENSON ET UX SANDRA H STEPHENSON	OPAL RESOURCES LLC	04/29/10	Martin	283	289
TX1032-0081-018	TRIPLE H RESOURCES INC	OPAL RESOURCES LLC	04/29/10	Martin	285	196
TX1032-0081-019	VIRGINIA BREEDLOVE DANIEL TRUST DEBRA LYNN HART TRUSTEE	OPAL RESOURCES LLC	03/22/10	Martin	299	96
TX1032-0082-001	RUBY FAMILY LIMITED PARTNERSHIP	OPAL RESOURCES LLC	05/06/10	Martin	280	261
TX1032-0082-002	MIKI ANN MIETH MARTIN	OPAL RESOURCES LLC	05/12/10	Martin	278	231
TX1032-0082-003	WILLIAM DAVID SWANK	OPAL RESOURCES LLC	05/12/10	Martin	278	228
TX1032-0082-004	GERALD H NOSTRAND	OPAL RESOURCES LLC	05/12/10	Martin	275	791
TX1032-0082-005	DEBORAH ANN MIETH CAVETT	OPAL RESOURCES LLC	05/12/10	Martin	280	258
TX1032-0082-006	RIDGEROCKTX LLC	OPAL RESOURCES LLC	06/18/10	Martin	278	240
TX1032-0082-007	THE BELINDA J MONROE IRREVOCABLE TRUST J P MORGAN CHASE BANK N A TRUSTEE	OPAL RESOURCES LLC	07/01/10	Martin	279	564
TX1032-0082-008	THE DELORES M NOSTRAND IRREVOCABLE TRUST JP MORGAN CHASE BANK N A TRUSTEE	OPAL RESOURCES LLC	07/01/10	Martin	279	561
TX1032-0082-009	B & B MIETH FAMILY LIMITED PARTNERSHIP III	OPAL RESOURCES LLC	05/12/10	Martin	278	234
TX1032-0082-010	BOREN MINERALS	OPAL RESOURCES LLC	08/09/10	Martin	282	740
TX1032-0082-011	THE GREGORY BOYD ADAMS TRUST	OPAL RESOURCES LLC	05/12/10	Martin	291	603
TX1032-0082-012	THE LINDA SUE SWANK MCDANIEL REVOCABLE TRUST UNDER AGREEMENT DATED 5/2/01 COMMUNITY NATIONAL BANK & TRUST CORSICANA TEXAS AND LINDA SUE SWANK MCDANIEL CO TRUSTEES	OPAL RESOURCES LLC	09/23/10	Martin	284	203
TX1032-0082-013	UNION GOSPEL MISSION OF TARRANT COUNTY INC	OPAL RESOURCES LLC	06/01/10	Martin	278	237
TX1032-0082-014	THE FORT WORTH CHAPTER OF GOODWILL INDUSTRIES FROST NATIONAL BANK TRUSTEE	OPAL RESOURCES LLC	04/16/10	Martin	275	744
TX1032-0082-015	JENNIFER DAHER FARMERS NATIONAL COMPANY AGENT FOR COMPASS BANK AGENT FOR JENNIFER DAHER	OPAL RESOURCES LLC	11/29/10	Martin	302	36
TX1032-0082-016	SCOTT GILBERT CODY ROSS	OPAL RESOURCES LLC	06/18/10	Martin	286	71
TX1032-0082-017	DANIEL THOMAS ROSS	OPAL RESOURCES LLC	11/04/10	Martin	288	200
TX1032-0082-018	THE LAFRAY BERRY TRUST CREATED UNDER WILL OF LLOYD E COX SHIRLEY FUTCH, SHAWN HALL, AND JAMES CHRISTOPHER PERDUE CO-TRUSTEES	OPAL RESOURCES LLC	09/01/10	Martin	288	290
TX1032-0082-019	WINDOM ROYALTIES LLC	T VERNE DWYER	03/01/11	Martin	308	585
TX1032-0082-020	YWCA FOUNDATION OF FORT WORTH AND TARRANT COUNTY	OPAL RESOURCES LLC	09/02/10	Martin	296	564
TX1032-0082-021	STUART CONNELL	OPAL RESOURCES LLC	05/10/10	Martin	272	580
TX1032-0082-022	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	05/10/10	Martin	272	753
TX1032-0082-023	VIRGINIA BREEDLOVE DANIEL TRUST DEBRA LYNN HART TRUSTEE	OPAL RESOURCES LLC	05/10/10	Martin	272	574
TX1032-0082-024	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	05/10/10	Martin	273	197
TX1032-0082-025	SHARON BREEDLOVE INDIVIDUALLY AND AS TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST CREATED UNDER WILL OF F D BREEDLOVE JR	OPAL RESOURCES LLC	05/10/10	Martin	273	200
TX1032-0082-026	THE CONNELL LIVING TRUST MICHAEL CONNELL CO-TRUSTEE MARGO CONNELL CO-TRUSTEE	OPAL RESOURCES LLC	05/10/10	Martin	274	467
TX1032-0082-027	DAVID BREEDLOVE	OPAL RESOURCES LLC	05/10/10	Martin	274	12
TX1032-0082-028	CELESTE CARLTON	OPAL RESOURCES LLC	05/10/10	Martin	273	318
TX1032-0082-029	DAVID CONNELL	OPAL RESOURCES LLC	05/10/10	Martin	290	195

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0082-030	DEBRA LYNN HART	OPAL RESOURCES LLC	05/10/10	Martin	272	577
TX1032-0082-031	ELIZABETH HOLDREGE THOMPSON	OPAL RESOURCES LLC	05/10/10	Martin	274	15
TX1032-0082-032	J E AND L E MABEE FOUNDATION INC	OPAL RESOURCES LLC	07/16/10	Martin	280	467
TX1032-0082-033	J E AND L E MABEE FOUNDATION INC	OPAL RESOURCES LLC	07/16/10	Martin	280	461
TX1032-0082-034	J E AND L E MABEE FOUNDATION INC	OPAL RESOURCES LLC	07/16/10	Martin	280	464
TX1032-0082-035	JOHN WILLIAM ROSS	OPAL RESOURCES LLC	04/01/11	Martin	303	804
TX1032-0082-036	PRIMITIVE PETROLEUM INC	W&T OFFSHORE INC	09/01/13	Martin	391	506
TX1032-0083-001	BETTY MYATT	OPAL RESOURCES LLC	01/19/11	Martin	295	793
TX1032-0083-002	DELLCONN OIL CORPORATION	OPAL RESOURCES LLC	01/01/11	Martin	295	790
TX1032-0083-003	LESLIE CARL CARTER	OPAL RESOURCES LLC	12/01/10	Martin	293	633
TX1032-0083-004	MARY H WOODRUFF	OPAL RESOURCES LLC	12/01/10	Martin	294	262
TX1032-0083-005	FRANK L CARTER	OPAL RESOURCES LLC	12/01/10	Martin	294	409
TX1032-0083-006	MARY ANN CARTER BRIDGES	OPAL RESOURCES LLC	12/01/10	Martin	293	630
TX1032-0083-007	MARK RIDER	OPAL RESOURCES LLC	12/01/10	Martin	293	624
TX1032-0083-008	JUDITH HAWKINS MOORE	OPAL RESOURCES LLC	12/01/10	Martin	293	627
TX1032-0083-009	JOSEPH L LANGLOIS III	OPAL RESOURCES LLC	12/15/10	Martin	293	636
TX1032-0083-010	BARBARA WOODRUFF LABUDDE	OPAL RESOURCES LLC	12/01/10	Martin	294	265
TX1032-0083-011	JOSEPH E CARTER	OPAL RESOURCES LLC	12/01/10	Martin	294	259
TX1032-0083-012	DONALD L WOODRUFF	OPAL RESOURCES LLC	12/01/10	Martin	294	268
TX1032-0083-013	GARY L WOODRUFF	OPAL RESOURCES LLC	12/01/10	Martin	294	271
TX1032-0083-014	CHARLES RIDER III	OPAL RESOURCES LLC	12/01/10	Martin	294	406
TX1032-0083-015	EARL J KOEHN AND SHARON G KOEHN CO-TRUSTEES OF THE EARL J KOEHN AND SHARON G KOEHN 2006 REVOCABLE TRUST	OPAL RESOURCES LLC	01/01/11	Martin	301	490
TX1032-0083-016	BETTY HAWKINS MCRAE	W&T OFFSHORE INC	06/01/13	Martin	396	117
TX1032-0084-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	02/11/10	Dawson	631	744
TX1032-0085-001	RICHARD C GIBSON	OPAL RESOURCES LLC	09/10/10	Dawson	643	31
TX1032-0085-002	CHARLES L B AYCOCK	OPAL RESOURCES LLC	08/12/10	Dawson	644	370
TX1032-0085-003	MATTHEW JOSEFY ET UX AMANDA BREE STEPHENS JOSEFY	OPAL RESOURCES LLC	08/02/10	Dawson	644	373
TX1032-0085-004	DR EDWARD S AYCOCK	OPAL RESOURCES LLC	08/12/10	Dawson	645	170
TX1032-0085-005	DOROTHY DANA LYNAM	OPAL RESOURCES LLC	08/12/10	Dawson	642	553
TX1032-0085-006	ESTATE OF ALICE T NOWLIN DECEASED WADE T NOWLIN INDEPENDENT EXECUTOR	OPAL RESOURCES LLC	08/20/10	Dawson	642	33
TX1032-0085-007	LINDA SANSOM LEE	OPAL RESOURCES LLC	08/02/10	Dawson	640	732
TX1032-0085-008	NANCY ANN SWAFFORD	OPAL RESOURCES LLC	08/02/10	Dawson	640	729
TX1032-0085-009	BETH ANN DUBOSE SPRAYBERRY	OPAL RESOURCES LLC	08/09/10	Dawson	642	351
TX1032-0085-010	SHERRY SANSOM TURINSKY	OPAL RESOURCES LLC	08/02/10	Dawson	642	36
TX1032-0085-011	DOYLE L BRIMBERRY LIVING TRUST AGREEMENT DATED 12/19/86 DOYLE L BRIMBERRY AND SHIRLEY L BRIMBERRY CO TRUSTEES	OPAL RESOURCES LLC	08/09/10	Dawson	642	39
TX1032-0085-012	KATHRYN DANA FUQUAY	OPAL RESOURCES LLC	08/12/10	Dawson	642	42
TX1032-0085-013	WILLIE BRYAN DUBOSE	OPAL RESOURCES LLC	08/09/10	Dawson	641	477
TX1032-0085-014	MICHAEL DAVID CONNELLY	OPAL RESOURCES LLC	01/01/11	Dawson	650	444
TX1032-0085-015	CREECH KIDS PARTNERSHIP	OPAL RESOURCES LLC	01/10/11	Dawson	649	414
TX1032-0085-016	MAGNOLIA LLC	OPAL RESOURCES LLC	01/19/11	Dawson	650	447
TX1032-0085-017	DORIS FISHER COPELAND	OPAL RESOURCES LLC	08/01/10	Dawson	644	744
TX1032-0085-018	MARCEY GILLESPIE	OPAL RESOURCES LLC	08/18/10	Dawson	643	787
TX1032-0085-019	HEDBERG FAMILY LIMITED PARTNERSHIP	OPAL RESOURCES LLC	08/18/10	Dawson	643	781
TX1032-0085-020	SHARYN GILLESPIE THORNTON	OPAL RESOURCES LLC	08/18/10	Dawson	643	784
TX1032-0085-021	SOUTHWEST PETROLEUM COMPANY LP	OPAL RESOURCES LLC	08/12/10	Dawson	648	15
TX1032-0085-022	CLARKE B GILLESPIE JR	OPAL RESOURCES LLC	08/18/10	Dawson	643	796
TX1032-0085-023	HILARY GILLESPIE GEORGE	OPAL RESOURCES LLC	08/18/10	Dawson	643	793
TX1032-0085-024	DEBRA GILLESPIE MILLER	OPAL RESOURCES LLC	08/18/10	Dawson	643	790
TX1032-0085-025	SAMUEL ZANE STAKER TRUST JEFFREY NORMAN ALDRIDGE TRUSTEE	OPAL RESOURCES LLC	08/02/10	Dawson	642	51

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0085-026	MARY CHARLYNN STAKER TRUST JEFFREY NORMAN ALDRIDGE TRUSTEE	OPAL RESOURCES LLC	08/02/10	Dawson	642	54
TX1032-0085-027	COBRA PETROLEUM COMPANY	OPAL RESOURCES LLC	01/01/11	Dawson	650	436
TX1032-0085-028	SERENA B KUNDYSEK	OPAL RESOURCES LLC	11/12/10	Dawson	648	19
TX1032-0085-029	VALTON LEE STEPHENS ET UX PAT STEPHENS	OPAL RESOURCES LLC	08/02/10	Dawson	641	474
TX1032-0085-030	DLA CHILD’S TRUST DEBORAH L ALEXANDER TRUSTEE	OPAL RESOURCES LLC	12/22/10	Dawson	652	317
TX1032-0085-031	JOE O’BRIEN ET AL BETTY O’BRIEN JANNA D HIGHTOWER AND FOY E O’BRIEN AGENTS	OPAL RESOURCES LLC	04/14/11	Dawson	656	602
TX1032-0085-033	LUCKETT AND THELMA GULLEDGE FAMILY TRUST UNDER AGREEMENT DATED 03/04/96 LUCKETT E GULLEDGE TRUSTEE	OPAL RESOURCES LLC	10/20/10	Dawson	656	300
TX1032-0085-034	ELAINE B BRACK	OPAL RESOURCES LLC	04/14/11	Dawson	657	208
TX1032-0085-035	MICHELLE LOUISE DILKS	OPAL RESOURCES LLC	01/01/11	Dawson	655	284
TX1032-0085-036	KK GRANDCHILD’S TRUST KERRY KANTMANN TRUSTEE	W&T OFFSHORE INC	07/15/11	Dawson	671	264
TX1032-0085-037	CI CHILD’S TRUST CULLEY INGRAM TRUSTEE	W&T OFFSHORE INC	07/15/11	Dawson	673	210
TX1032-0085-038	MC GRANDCHILD’S TRUST MCKENZIE CILIBERTO TRUSTEE	W&T OFFSHORE INC	07/15/11	Dawson	676	346
TX1032-0085-039	AMANDA K LIVINGSTON TRUSTEE OF THE AKL CHILD’S TRUST	W&T OFFSHORE INC	02/15/11	Dawson	675	748
TX1032-0085-040	METCALFE MINERALS LP	W&T OFFSHORE INC	05/01/12	Dawson	688	754
TX1032-0085-041	COMEC AN ARIZONA PARTNERSHIP	W&T OFFSHORE INC	05/01/12	Dawson	689	430
TX1032-0085-042	JAMES KENNETH FRANCIS	W&T OFFSHORE INC	05/14/13	Dawson	709	516
TX1032-0085-043	ACIETEROS LTD	W&T OFFSHORE INC	05/14/13	Dawson	709	513
TX1032-0085-044	ANGLE OIL COMPANY	W&T OFFSHORE INC	07/15/13	Dawson	714	498
TX1032-0085-045	ALLAN B LIGHT TRUSTEE OF THE EMMA KATHERYN FRANCIS LIGHT TRUST	W&T OFFSHORE INC	06/01/13	Dawson	711	306
TX1032-0085-046	SUE FRANCIS BALMER	W&T OFFSHORE INC	05/14/13	Dawson	715	63
TX1032-0087-001	THE J E AND L E MABEE FOUNDATION INC	HARRY M BETTIS JR	09/09/03	Martin	142	639
TX1032-0087-002	VIRGINIA BREEDLOVE DANIELS	HARRY M BETTIS JR	10/03/03	Martin	144	557
TX1032-0087-003	NANCY BREEDLOVE SINGLETON	HARRY M BETTIS JR	10/03/03	Martin	144	567
TX1032-0087-004	MARY ANN BEEDLOVE HOLDREGE	HARRY M BETTIS JR	10/03/03	Martin	144	560
TX1032-0087-005	CELESTE CARLTON	HARRY M BETTIS JR	10/03/03	Martin	144	542
TX1032-0087-006	DAVID B BREEDLOVE	HARRY M BETTIS JR	10/03/03	Martin	144	536
TX1032-0087-007	SHARON S BREEDLOVE A WIDOW AND AS A LIFE TENANT UNDER THE ESTATE OF EVELYN V BREEDLOVE DECEASED AND AS PERSONAL REPRESENTATIVE OF THE ESTATE OF F D BREEDLOVE JR DECEASED AND AS TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST	HARRY M BETTIS JR	10/03/03	Martin	144	539
TX1032-0087-008	DARLA BETH BREEDLOVE-DIETZ	HARRY M BETTIS JR	10/03/03	Martin	144	554
TX1032-0087-009	UNION GOSPEL MISSION OF FORT WORTH	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	173	309
TX1032-0087-010	YWCA FORT WORTH AND TARRANT COUNTY	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	172	459
TX1032-0087-011	THE SALVATION ARMY	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	174	122
TX1032-0087-012	WILLIAM DAVID SWANK	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	256
TX1032-0087-013	SCOTT GILBERT CODY ROSS	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	172	453

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0087-014	DAVID R RUSSELL EXECUTOR OF THE DONNA H RUSSELL ESTATE	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	263
TX1032-0087-015	JOHN WILLIAM ROSS	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	258
TX1032-0087-016	DAVID THOMAS ROSS	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	174	118
TX1032-0087-017	GERALD H NOSTRAND	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	254
TX1032-0087-018	THE BELINDA J MONROE SHARE TRUST THE DOLORES M NOSTRAND SHARE TRUST GERALD H NOSTRAND CO-TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP	10/25/05	Martin	174	120
TX1032-0087-019	BERTHA DELL MIETH	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	689
TX1032-0087-020	BEN W MIETH JR	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	691
TX1032-0087-021	MIKI ANN MIETH MARTIN	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	684
TX1032-0087-022	KEN KAMON	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	172	450
TX1032-0087-023	LAFRAY BERRY TRUST SHIRLEY A FUTCH JAMES C PURDUE AND SHAWN R HALL TRUSTEES	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	176	435
TX1032-0087-024	GOODWILL INDUSTRIES OF FORT WORTH FROST NATIONAL BANK TRUSTEES	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	686
TX1032-0087-025	LINDA SUE SWANK MCDANIEL TRUST CORSICANA NATIONAL BANK AND TRUST TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	697
TX1032-0087-026	DEBORAH ANN MIETH CAVETT	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	695
TX1032-0087-027	ROBERT DARREN BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	172	457
TX1032-0087-028	ROBERT DALE LEROY BOREN ET UX RUTH BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	682
TX1032-0087-029	MARY LOUISE BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	171	693
TX1032-0087-030	DEBORAH LOUISE BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	172	455
TX1032-0087-031	THE DELORES M NOSTRAND TRUST THE BELINDA J MONROE TRUST BANK ONE NA TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	03/13/06	Martin	176	438
TX1032-0087-032	CONNIE MICHELLE ARNDT	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/25/05	Martin	173	307
TX1032-0087-033	RUBY FAMILY LIMITED PARTNERSHIP	BOYD AND MCWILLIAMS ENERGY GROUP INC	11/21/05	Martin	173	305
TX1032-0087-034	JENNIFER DAHER IMA COMPASS BANK, AGENT FARMERS NATIONAL COMPANY, AGENT	W&T OFFSHORE INC	01/26/12	Martin	335	494
TX1032-0089-001	J E AND L E MABEE FOUNDATION INC	HARRY M BETTIS JR	03/20/03	Martin	137	283
TX1032-0089-002	VIRGINIA BREEDLOVE DANIEL	HARRY M BETTIS JR	04/22/03	Martin	138	413
TX1032-0089-003	NANCY BREEDLOVE SINGLETON	HARRY M BETTIS JR	04/22/03	Martin	138	404
TX1032-0089-004	MARY ANN BREEDLOVE HOLDREGE	HARRY M BETTIS JR	04/22/03	Martin	138	401
TX1032-0089-005	DARLA BETH BREEDLOVE DIETZ	HARRY M BETTIS JR	04/22/03	Martin	137	296
TX1032-0089-006	DAVID B BREEDLOVE	HARRY M BETTIS JR	04/22/03	Martin	137	290
TX1032-0089-007	SHARON S BREEDLOVE A WIDOW AND AS LIFE TENANT UNDER THE ESTATE OF EVELYN V BREEDLOVE DECD AND AS PERSONAL REPRESENTATIVE OF THE ESTATE OF F D BREEDLOVE JR DECD AND AS TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST	HARRY M BETTIS JR	04/22/03	Martin	137	280
TX1032-0089-008	CELESTE CARLTON	HARRY M BETTIS JR	04/22/03	Martin	138	410

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0089-009	ELIZABETH A HOLDREGE THOMPSON	HARRY M BETTIS JR	04/22/03	Martin	138	407
TX1032-0089-010	STUART AUSTIN CONNELL	HARRY M BETTIS JR	04/22/03	Martin	138	416
TX1032-0089-011	MICHAEL LLOYD CONNELL	HARRY M BETTIS JR	04/22/03	Martin	137	293
TX1032-0089-012	DAVID CONNELL	HARRY M BETTIS JR	04/22/03	Martin	138	425
TX1032-0089-013	DEBRA LYNN HART ROUNDSTREAM	HARRY M BETTIS JR	04/22/03	Martin	140	190
TX1032-0089-014	TRIPLE H RESOURCES INC	HARRY M BETTIS JR	05/02/03	Martin	138	419
TX1032-0089-015	ROGER STEPHENSON ET UX SANDRA H STEPHENSON	HARRY M BETTIS JR	05/02/03	Martin	138	422
TX1032-0089-016	YWCA FOUNDATION OF FORT WORTH AND TARRANT COUNTY	BOYD AND MCWILLIAMS ENERGY GROUP INC	08/09/05	Martin	170	354
TX1032-0089-017	SALVATION ARMY	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/06/05	Martin	169	290
TX1032-0089-018	WILLIAM DAVID SWANK	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/15/05	Martin	169	295
TX1032-0089-019	SCOTT GILBERT CODY ROSS	BOYD AND MCWILLIAMS ENERGY GROUP INC	09/14/05	Martin	170	740
TX1032-0089-020	DONNA H RUSSELL ESTATE DAVID R RUSSELL INDEPENDENT EXECUTOR	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/20/05	Martin	166	321
TX1032-0089-021	JOHN WILLIAM ROSS	BOYD AND MCWILLIAMS ENERGY GROUP INC	09/14/05	Martin	170	742
TX1032-0089-022	DANIEL THOMAS ROSS	BOYD AND MCWILLIAMS ENERGY GROUP INC	09/14/05	Martin	170	738
TX1032-0089-023	GERALD H NOSTRAND	BOYD AND MCWILLIAMS ENERGY GROUP INC	03/24/05	Martin	166	305
TX1032-0089-024	BELINDA J MONROE SHARE TRUST AND DELORES M NOSTRAND SHARE TRUST GERALD H NOSTRAND CO TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/21/05	Martin	169	297
TX1032-0089-025	BERTHA DELL MIETH	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/05/05	Martin	166	317
TX1032-0089-026	BEN W MIETH JR	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/05/05	Martin	166	315
TX1032-0089-027	MIKI ANN MIETH MARTIN	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/05/05	Martin	166	319
TX1032-0089-028	KEN KAMON	BOYD AND MCWILLIAMS ENERGY GROUP INC	09/14/05	Martin	171	260
TX1032-0089-029	LAFRAY BERRY TRUST SHIRLEY A FUTCH TRUSTEE JAMES C PERDUE TRUSTEE SHAWN R HALL TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/07/05	Martin	169	292
TX1032-0089-030	GOODWILL INDUSTRIES OF FORT WORTH ACCT #W00320200 FROST NATIONAL BANK TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	05/25/05	Martin	170	351
TX1032-0089-031	GOODWILL INDUSTRIES OF FORT WORTH ACCT #W00320200 FROST NATIONAL BANK	BOYD AND MCWILLIAMS ENERGY GROUP INC	05/25/05	Martin	169	287
TX1032-0089-032	LINDA SUE SWANK MCDANIEL TRUST CORSICANA NATIONAL BANK AND TRUST TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/15/05	Martin	169	299
TX1032-0089-033	DEBRA ANN MIETH CAVETT	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/05/05	Martin	166	323
TX1032-0089-034	ROBERT DARREN BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/07/05	Martin	166	313
TX1032-0089-035	ROBERT DALE LEROY BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	04/07/05	Martin	166	309
TX1032-0089-036	MARY LOUISE BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	07/07/05	Martin	166	307
TX1032-0089-037	DEBORAH LOUISE BOREN	BOYD AND MCWILLIAMS ENERGY GROUP INC	07/07/05	Martin	166	311

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0089-038	CONNIE MICHELLE ARNDT	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/14/05	Martin	169	305
TX1032-0089-039	THE J E AND L E MABEE FOUNDATION INC	BOYD & MCWILLIAMS ENERGY GROUP INC	02/01/05	Martin	162	573
TX1032-0089-040	VIRGINIA BREEDLOVE DANIELS	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	162	306
TX1032-0089-041	NANCY BREEDLOVE SINGLETON	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	162	582
TX1032-0089-042	MARY BREEDLOVE HOLDREGE	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	162	576
TX1032-0089-043	DARLA BREEDLOVE DIETZ	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	162	309
TX1032-0089-044	DAVID BREEDLOVE	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	166	331
TX1032-0089-045	SHARON S BREEDLOVE A WIDOW AND AS LIFE TENANT UNDER THE ESTATE OF EVELYN V BREEDLOVE DECEASED AND AS PERSONAL REPRESENTATIVE OF THE ESTATE OF F D BREEDLOVE JR DECEASED AND AS TRUSTEE OF THE DAVID BREEDLOVE FAMILY TRUST	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	162	579
TX1032-0089-046	CELESTE CARLTON	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/15/05	Martin	162	300
TX1032-0089-048	AUSTEN S CAMPBELL INDEPENDENT CO EXECUTOR FOR THE ESTATE OF W SCOTT CAMPBELL DECEASED	BOYD AND MCWILLIAMS ENERGY GROUP INC	05/22/07	Martin	202	652
TX1032-0089-049	BELINDA J MONROE SHARE TRUST DOLORES NOSTRAND SHARE TRUST BANK ONE TRUSTEE	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/10/05	Martin	169	280
TX1032-0089-050	UNION GOSPEL MISSION	BOYD AND MCWILLIAMS ENERGY GROUP INC	06/06/05	Martin	169	301
TX1032-0089-051	RUBY JOHNSON	HARRY M BETTIS JR	05/05/03	Martin	140	188
TX1032-0089-052	PRIMITIVE PETROLEUM INC	BOYD AND MCWILLIAMS ENERGY GROUP INC	09/05/07	Martin	208	370
TX1032-0089-053	WRIGHT COWDEN JR	BOYD & MCWILLIAMS ENERGY GROUP INC	06/27/07	Martin	211	723
TX1032-0089-054	JENNIFER DAHER FARMERS NATIONAL COMPANY AGENT FOR COMPASS BANK	OPAL RESOURCES LLC	04/20/11	Martin	307	779
TX1032-0090-001	CORDELIA W COX	BOYD AND MCWILLIAMS ENERGY GROUP INC	02/18/04	Martin	148	640
TX1032-0090-002	ORMAN L PUCKETT	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/22/04	Martin	148	326
TX1032-0090-003	ROBERT EDWARD PUCKETT JR AKA ROBERT E PUCKETT JR	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/22/04	Martin	148	320
TX1032-0090-004	JACK Q PUCKETT	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/22/04	Martin	148	324
TX1032-0090-005	JACQUELINE M GODIN GOMEZ F/N/A JACQUELINE M GODIN	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/22/04	Martin	148	318
TX1032-0090-006	KELLY ANN BOWYER	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/22/04	Martin	148	322
TX1032-0090-007	JARED WILLIAM BOWYER	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/22/06	Martin	192	431
TX1032-0091-000	KENT COUNTY TEXAS	BOYD & MCWILLIAMS ENERGY GROUP INC	01/12/04	Martin	148	328

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0092-001	LOIS ECHOLS ET AL CARSON DONNELL ECHOLS AKA DONNELL ECHOLS SHARLA ECHOLS WIFE OF DONNELL ECHOLS GLORIA RUTH JOHNSON ROBERT LEE JOHNSON HUSBAND OF GLORIA RUTH JOHNSON	BOYD AND MCWILLIAMS ENERGY GROUP INC	09/19/06	Martin	186	265
TX1032-0092-002	JO ESTES BURNS	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/19/06	Martin	186	276
TX1032-0092-003	LON NEAL JACK ESTES	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/19/06	Martin	186	273
TX1032-0092-004	JOHNNIE CATHERINE DAVIS	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/19/06	Martin	186	279
TX1032-0092-005	TOM ALLEN ESTES JR	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/19/06	Martin	189	399
TX1032-0092-006	ANN ESTES AKA AMELIA ANN ESTES	BOYD AND MCWILLIAMS ENERGY GROUP INC	10/19/06	Martin	189	402
TX1032-0093-001	ROGER L STEPHENSON	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	196	459
TX1032-0093-002	TRIPLE H RESOURCES INC	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	196	456
TX1032-0093-003	DAVID CONNELL	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	196	462
TX1032-0093-004	DEBRA LYNN HART	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	419
TX1032-0093-005	MARY ANN BREEDLOVE HOLDREGE	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	416
TX1032-0093-006	VIRGINIA BREEDLOVE DANIEL	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	413
TX1032-0093-007	DARLA BREEDLOVE DIETZ	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	410
TX1032-0093-008	CELESTE CARLTON	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	407
TX1032-0093-009	DAVID B BREEDLOVE	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	404
TX1032-0093-010	SHARON S BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	401
TX1032-0093-011	MICHAEL LLOYD CONNELL	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	422
TX1032-0093-012	STUART AUSTIN CONNELL	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	425
TX1032-0093-013	ELIZABETH A THOMPSON	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/15/06	Martin	192	428
TX1032-0094-000	AMON G CARTER FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP INC	12/03/06	Martin	217	561
TX1032-0095-000	LOIS ECHOLS ET AL CARSON DONNELL ECHOLS AKA DONNELL ECHOLS SHARLA ECHOLS WIFE OF DONNELL ECHOLS GLORIA RUTH JOHNSON ROBERT LEE JOHNSON HUSBAND OF GLORIA RUTH JOHNSON	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/30/07	Martin	201	694
TX1032-0096-000	LOIS ECHOLS ET AL CARSON DONNELL ECHOLS AKA DONNELL ECHOLS SHARLA ECHOLS WIFE OF DONNELL ECHOLS GLORIA RUTH JOHNSON ROBERT LEE JOHNSON HUSBAND OF GLORIA RUTH JOHNSON	BOYD & MCWILLIAMS ENERGY GROUP INC	12/18/06	Martin	196	495
TX1032-0097-000	AMON G CARTER FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP INC	06/19/07	Martin	204	396

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0098-001	LOIS ECHOLS ET AL CARSON DONNELL ECHOLS AKA DONNELL ECHOLS SHARLA ECHOLS WIFE OF DONNELL ECHOLS GLORIA RUTH JOHNSON ROBERT LEE JOHNSON HUSBAND OF GLORIA RUTH JOHNSON	BOYD AND MCWILLIAMS ENERGY GROUP INC	01/30/07	Martin	201	685
TX1032-0098-002	JO ESTES BURNS	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/23/06	Martin	197	300
TX1032-0098-003	LON NEAL JACK ESTES	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/23/06	Martin	197	288
TX1032-0098-004	JOHNNIE CATHERINE DAVIS	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/23/06	Martin	197	297
TX1032-0098-005	TOM ALLEN ESTES JR	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/23/06	Martin	197	294
TX1032-0098-006	ANN ESTES AKA AMELIA ANN ESTES	BOYD AND MCWILLIAMS ENERGY GROUP INC	12/23/06	Martin	197	291
TX1032-0099-001	THE J E AND L E MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP INC	12/18/06	Martin	196	480
TX1032-0099-002	ELIZABETH HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	197	282
TX1032-0099-003	DEBRA LYNN HART	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	197	285
TX1032-0099-004	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	489
TX1032-0099-005	DAVID BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	492
TX1032-0099-006	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC	12/18/06	Martin	196	483
TX1032-0099-007	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	465
TX1032-0099-008	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	468
TX1032-0099-009	STUART AUSTIN CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	471
TX1032-0099-010	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	474
TX1032-0099-011	DARLA BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	477
TX1032-0099-012	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	196	486
TX1032-0099-013	TRIPLE H RESOURCES, INC.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/06	Martin	205	471
TX1032-0099-014	TRIPLE H RESOURCES INC	OPAL RESOURCES LLC	09/01/10	Martin	285	199
TX1032-0100-001	J E AND L E MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	190	70
TX1032-0100-002	ELIZABETH A HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	389
TX1032-0100-003	DEBRA LYNN HART ROUNDSTREAM	BOYD & MCWILLIAMS ENERGY GROUP INC	11/06/06	Martin	192	380
TX1032-0100-004	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP INC	11/06/06	Martin	192	383
TX1032-0100-005	DAVID BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	395
TX1032-0100-006	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	196	444
TX1032-0100-007	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	374
TX1032-0100-008	SHARON S BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	196	447
TX1032-0100-009	STUART CONNELL	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	386
TX1032-0100-010	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	377
TX1032-0100-011	DARLA B BREEDLOVE-DIETZ	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	398

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1032-0100-012	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	192	392
TX1032-0100-013	TRIPLE H RESOURCES INC	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	196	450
TX1032-0100-014	ROGER STEPHENSON ET UX	BOYD & MCWILLIAMS ENERGY GROUP INC	11/01/06	Martin	196	453
TX1032-0117-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #113203	T VERNE DWYER	09/21/11	Andrews Gaines	1013 2011	689 5298
TX1032-0118-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #113207	T VERNE DWYER	09/21/11	Martin	0316	0330
TX1032-0119-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #113206	T VERNE DWYER	09/21/11	Andrews	1013	709
TX1032-0120-000	STATE OF TEXAS AND THE BOARD FOR LEASE OF UNIVERSITY LANDS #113204	T VERNE DWYER	09/21/11	Andrews	1013	699
TX1032-0164-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114963	T VERNE DWYER	04/10/13	Gaines	2013	2320
TX1032-0165-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114972	T VERNE DWYER	04/10/13	Martin	372	770
TX1032-0166-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114968	T VERNE DWYER	04/10/13	Andrews Martin	1069 373	444 569
TX1032-0167-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114970	T VERNE DWYER	04/10/13	Andrews Martin	1069 373	454 580
TX1032-0168-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114964	T VERNE DWYER	04/10/13	Andrews	1069	414
TX1032-0169-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114965	T VERNE DWYER	04/10/13	Andrews	1069	424
TX1032-0170-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114966	T VERNE DWYER	04/10/13	Andrews	1069	434
TX1032-0171-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114973	T VERNE DWYER	04/10/13	Andrews	1069	464
TX1032-0172-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114975	T VERNE DWYER	04/10/13	Andrews	1069	474
TX1032-0173-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114976	T VERNE DWYER	04/10/13	Andrews	1069	484
TX1032-0174-000	STATE OF TEXAS ACTING THROUGH THE BOARD FOR LEASE OF UNIVERSITY LANDS #114980	T VERNE DWYER	04/10/13	Andrews	1069	494
TX1040-0001-001	LINDA JONES RAYES	W & T OFFSHORE INC	02/15/12	Dawson	675	801
TX1040-0001-002	PATRICIA LAND CO LTD ET AL CME OIL & GAS INC JAMES C BROWN, AGENT AND AIF: JOHN H MARTIN, ANNE MARTIN OLIVER, JENNIFER CLAY CATHER, JOAN M CLAY AKA JONE M CLAY, SUSAN CLAY MAIER, JOHN W CLAY III, CHRISTEN SCHUTTE-SANDERS	W&T OFFSHORE INC	02/23/12	Dawson	676	467
TX1040-0001-003	CYNTHIA ANN SCOFIELD	W&T OFFSHORE INC	02/15/12	Dawson	677	16
TX1040-0001-004	MARGARET OSBORNE RATHKAMP	W&T OFFSHORE INC	02/15/12	Dawson	677	19
TX1040-0001-005	LEWIS F RUSSELL JR	W&T OFFSHORE INC	02/15/12	Dawson	677	22
TX1040-0001-006	LEE HIGGINBOTHAM RUSSELL	W&T OFFSHORE INC	02/15/12	Dawson	677	25
TX1040-0001-007	HIGGINBOTHAM FUNERAL HOMES OF TEXAS INC	W&T OFFSHORE INC	02/15/12	Dawson	677	28
TX1040-0001-008	ETHEL LEE RAMSOWER	W&T OFFSHORE INC	02/15/12	Dawson	677	31
TX1040-0001-009	KATHERINE RUSSELL BRADSHAW	W&T OFFSHORE INC	02/15/12	Dawson	677	215

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1040-0001-010	CAROL RUSSELL BATES	W&T OFFSHORE INC	02/15/12	Dawson	677	212
TX1040-0001-011	ALICE P HICKERSON	W&T OFFSHORE INC	02/15/12	Dawson	679	727
TX1040-0001-012	NANCY GENE BENTLEY	W&T OFFSHORE INC	02/15/12	Dawson	679	247
TX1040-0001-013	J LANHAM HIGGINBOTHAM III	W&T OFFSHORE INC	02/15/12	Dawson	679	208
TX1040-0001-014	J MART HIGGINBOTHAM IV	W&T OFFSHORE INC	02/15/12	Dawson	679	211
TX1040-0001-015	SCOTT M HIGGINBOTHAM	W&T OFFSHORE INC	02/15/12	Dawson	679	244
TX1040-0001-016	J LANHAM HIGGINBOTHAM JR	W&T OFFSHORE INC	02/15/12	Dawson	679	214
TX1040-0001-017	PEGGY HIGGINBOTHAM JACKSON	W&T OFFSHORE INC	02/15/12	Dawson	679	199
TX1040-0001-018	RALPH L HIGGINBOTHAM	W&T OFFSHORE INC	02/15/12	Dawson	679	202
TX1040-0001-019	CATHERINE O DAVENPORT	W&T OFFSHORE INC	02/15/12	Dawson	679	205
TX1040-0001-020	ANN WILSON FORSYTH-SMITH	W&T OFFSHORE INC	04/01/12	Dawson	680	375
TX1040-0001-021	STEVEN N PORTER	W&T OFFSHORE INC	02/15/12	Dawson	680	159
TX1040-0001-022	TAYLOR HIGGINBOTHAM WILSON	W&T OFFSHORE INC	04/01/12	Dawson	680	381
TX1040-0001-023	HARMO LYNN HIGGINBOTHAM	W&T OFFSHORE INC	04/01/12	Dawson	680	372
TX1040-0001-024	EDWARD LAWRENCE WILSON JR	W&T OFFSHORE INC	04/01/12	Dawson	680	378
TX1040-0001-025	MARVIN P KNIGHT JR	W&T OFFSHORE INC	03/01/12	Dawson	679	250
TX1040-0001-026	BETTY PEARL KNIGHT TAYLOR	W&T OFFSHORE INC	03/01/12	Dawson	681	158
TX1040-0001-027	MALCOLM P DUNCAN	W&T OFFSHORE INC	03/14/12	Dawson	679	355
TX1040-0001-028	JOAN NORRIS DUNCAN	W&T OFFSHORE INC	03/26/12	Dawson	680	591
TX1040-0001-029	SARAH B DUNCAN	W&T OFFSHORE INC	03/23/12	Dawson	680	572
TX1040-0001-030	MR ROBERT A MOSLEY JR	W&T OFFSHORE INC	03/05/12	Dawson	676	164
TX1040-0001-031	NINA B WORKS REVOCABLE TRUST NINA B WORKS AS TRUSTEE	W&T OFFSHORE INC	03/05/12	Dawson	679	362
TX1040-0001-032	MARGARET BOGGESS TWOMBLY	W&T OFFSHORE INC	03/21/12	Dawson	680	569
TX1040-0001-033	JOHN VICKERY WORKS	W&T OFFSHORE INC	03/07/12	Dawson	679	397
TX1040-0001-034	HATTIE HIGGINBOTHAM HARTMAN TRUST MARGARET O ALLISON TRUSTEE	W&T OFFSHORE INC	03/01/12	Dawson	681	478
TX1040-0001-035	JOSEPH MICHAEL REEVES	W&T OFFSHORE INC	03/23/12	Dawson	682	95
TX1040-0001-036	JAMES HORACE BOGESS JR	W&T OFFSHORE INC	03/21/12	Dawson	682	92
TX1040-0001-037	MAE LOUISE MOSLEY SMITH	W&T OFFSHORE INC	03/07/12	Dawson	676	161
TX1040-0001-038	LINDA WIELCHOWSKY	W&T OFFSHORE INC	03/21/12	Dawson	682	110
TX1040-0001-039	GEORGE WESLY WORKS III	W&T OFFSHORE	03/07/12	Dawson	683	123
TX1040-0001-040	NANCY P BLACKWELL	W&T OFFSHORE INC	02/15/12	Dawson	683	162
TX1040-0001-041	JOSEPHINE MARCHMAN NASH INDV AND TRUSTEE U/W/O HORACE REUEL NASH DECEASED	W&T OFFSHORE INC	05/01/12	Dawson	683	169
TX1040-0001-042	WILLIAM MAYS OSBORNE	W&T OFFSHORE INC	05/01/12	Dawson	683	166
TX1040-0001-043	MALCOLM P DUNCAN JR	W&T OFFSHORE INC	03/23/12	Dawson	682	98
TX1040-0001-044	J L HIGGINBOTHAM III ET AL CYNTHIA ANN SCOFIELD AND NANCY GENE BENTLEY CO-TRUSTEES UWO ANN WHATLEY HIGGINBOTHAM DEC	W&T OFFSHORE INC	05/01/12	Dawson	685	123
TX1040-0001-045	JOSEPH A I WORSHAM INDEPENDENT EXECUTOR OF THE ESTATE OF HARRIET L WORSHAM DECEASED	W&T OFFSHORE INC	05/01/12	Dawson	684	271
TX1040-0001-046	CINDY HIGGINBOTHAM SAWYER	W&T OFFSHORE INC	02/15/12	Dawson	684	274
TX1040-0001-047	NANCY ALICE WORKS	W&T OFFSHORE INC	03/07/12	Dawson	679	352
TX1040-0001-048	ADDISON BAKER DUNCAN III	W&T OFFSHORE INC	05/23/12	Dawson	685	313
TX1040-0001-049	JANE COTNEY DUNCAN AINSWORTH ALSO KNOWN AS JANE D AINSWORTH	W&T OFFSHORE INC	06/15/12	Dawson	685	301
TX1040-0001-050	THOMAS F MASTIN IV	W&T OFFSHORE INC	06/01/12	Dawson	687	9
TX1040-0001-051	SCOTT BAKER DUNCAN	W&T OFFSHORE INC	05/14/12	Dawson	683	390
TX1040-0001-052	JERROLD M TRIM AND LAURA D TRIM REVOCABLE TRUST JERROLD M TRIM TRUSTEE	W&T OFFSHORE INC	03/01/12	Dawson	682	393
TX1040-0001-053	DAVID NASH SCOTT REEVES	W&T OFFSHORE INC	03/27/12	Dawson	682	113
TX1040-0001-054	WALTER M KNIGHT	W&T OFFSHORE INC	03/01/12	Dawson	684	268
TX1040-0001-055	ROBERT DUNCAN BURNETT JR	W&T OFFSHORE INC	04/16/12	Dawson	685	307
TX1040-0001-056	GARY E LEASCHER	W&T OFFSHORE INC	06/13/12	Dawson	686	181

Lease	Lessor	Lessee	Lease date	County	Book	Page
TX1040-0001-057	WILLIAM BATE MASTIN	W&T OFFSHORE INC	06/01/12	Dawson	688	233
TX1040-0001-058	HARRIET NORRIS DUNCAN TAMMINGA ALSO KNOWN AS HARRIET TAMMINGA	W&T OFFSHORE INC	06/19/12	Dawson	688	431
TX1040-0001-059	MEREDITH TRIM	W&T OFFSHORE INC	03/01/12	Dawson	687	484
TX1040-0001-060	JEFFREY TRIM ALSO KNOWN AS JEFFREY L TRIM	W&T OFFSHORE INC	03/01/12	Dawson	686	588
TX1040-0001-061	CECIL M HIGGINBOTHAM TRUST FBO VIRGINIA HIGGINBOTHAM #2 BANK OF AMERICA, N.A., TRUSTEE	W&T OFFSHORE INC	07/16/12	Dawson	688	430
TX1040-0001-062	LAURIN MASTIN CHEVAILLIER	W&T OFFSHORE INC	05/01/12	Dawson	690	213
TX1040-0001-063	ROBERT DOUGLAS BURNETT	W&T OFFSHORE INC	06/14/12	Dawson	690	670
TX1040-0001-064	NORMA HIGGINBOTHAM GRIFFITH	W&T OFFSHORE INC	03/13/12	Dawson	679	349
TX1040-0001-065	RUTH ROOSEVELT LINDSLEY TRUSTEE OF THE RUTH ROOSEVELT LINDSLEY TRUST	W&T OFFSHORE INC	08/01/12	Dawson	693	655
TX1040-0001-066	CHANDLER ROOSEVELT LINDSLEY TRUSTEE OF THE CHANDLER ROOSEVELT LINDSLEY TRUST	W&T OFFSHORE INC	08/01/12	Dawson	693	640
TX1040-0001-067	HENRY HAYS LINDSLEY TRUSTEE OF THE HENRY HAYS LINDSLEY TRUST	W&T OFFSHORE INC	08/01/12	Dawson	693	650
TX1040-0001-068	ANDREW PRESCOTT DUNCAN	W&T OFFSHORE INC	05/23/12	Dawson	705	741
TX1040-0001-069	CMH RANCH LLC	W&T OFFSHORE INC	05/01/13	Dawson	715	66
TX1040-0001-070	ANNE TODD BARFIELD	FRAC LAND & TITLE CO INC	03/14/12	Dawson Dawson	681 692	315 721
TX1040-0001-071	ELIZABETH ANN BARFIELD JONES	FRAC LAND & TITLE CO INC	03/14/12	Dawson Dawson	683 692	094 726
TX1040-0001-072	JAMES TODD BARFIELD	FRAC LAND & TITLE CO INC	03/14/12	Dawson	681	319
TX1040-0001-073	REUEL WILLIAM NASH	FRAC LAND & TITLE CO INC	04/04/12	Dawson	683	217
TX1040-0001-074	TRACY ANNE BARFIELD SCUDDER	FRAC LAND & TITLE CO INC	03/14/12	Dawson	681	816
TX1040-0002-001	ROBERT B ASH	W&T OFFSHORE INC	03/12/12	Dawson	679	381
TX1040-0002-002	WILLIAM E ASH	W&T OFFSHORE INC	03/12/12	Dawson	679	377
TX1040-0002-003	LAWRENCE N ASH	W&T OFFSHORE INC	03/12/12	Dawson	679	389
TX1040-0002-004	GEORGE A TEER III	W&T OFFSHORE INC	03/16/12	Dawson	679	369
TX1040-0002-005	LAURA L ASH STJERNSTROM	W&T OFFSHORE INC	03/12/12	Dawson	679	393
TX1040-0002-006	LILLA R ASH MARTINEZ	W&T OFFSHORE INC	03/12/12	Dawson	679	365
TX1040-0002-007	LINDA M ASH SCHMALSTIEG	W&T OFFSHORE INC	03/12/12	Dawson	679	385
TX1040-0002-008	ELIZABETH TEER HEISE	W&T OFFSHORE INC	03/21/12	Dawson	679	373
TX1040-0002-009	MARGARET TEER DAY	W&T OFFSHORE INC	03/21/12	Dawson	680	594
TX1040-0002-010	PATRICIA LOUISE TEER RAPER	W&T OFFSHORE INC	03/21/12	Dawson	680	575
TX1040-0002-011	THEODORE NOLAN WINBERG	W&T OFFSHORE INC	03/06/12	Dawson	680	566
TX1040-0002-012	WILLIAM PATRICK BROWN TEER	W&T OFFSHORE INC	03/21/12	Dawson	680	583
TX1040-0002-013	LUANN ASH	W&T OFFSHORE INC	03/12/12	Dawson	680	587
TX1040-0002-014	CHRISTOPHER P ASH	W&T OFFSHORE INC	03/12/12	Dawson	682	88
TX1040-0002-015	PAUL G ASH	W&T OFFSHORE INC	03/12/12	Dawson	680	579
TX1040-0002-016	ROBERT E. ARCHER AND WIFE MARGIE N. ARCHER	FRAC LAND & TITLE CO INC	02/02/12	Dawson Dawson Gaines	681 702 2012	303 730 6254
TX1040-0003-001	WILLIAM RAYMOND HANNON A/K/A BILLY RAY BROWN	W&T OFFSHORE INC	04/19/12	Dawson	682	107
TX1040-0003-002	JIMMY GLEN BROWN	W&T OFFSHORE INC	04/19/12	Dawson	682	104
TX1040-0003-003	SHERRY ANN BROWN FLOYD	W&T OFFSHORE INC	04/19/12	Dawson	682	101
TX1040-0003-004	YOUNG MINERAL HOLDINGS LLC	W&T OFFSHORE INC	02/16/12	Dawson Dawson	676 684	158 226
TX1040-0003-005	KWB INC	W&T OFFSHORE INC	09/18/14	Dawson	758	528
TX1040-0004-000	KIMBERLY A WILLSTROP	W&T OFFSHORE INC	02/10/12	Dawson	679	358
TX1040-0007-001	MICHAEL DAVID KENNEDY	W&T OFFSHORE INC	09/04/13	Dawson	719	352
TX1040-0007-002	DANIEL JOSEPH KENNEDY	W&T OFFSHORE INC	09/04/13	Dawson	719	354
TX1040-0007-003	KATHLEEN O SHOFNER	VERITAS 321 ENERGY PARTNERS LP	09/20/13	Dawson	728	612
TX1040-0007-004	SYBLE O’NEAL PARHAM	VERITAS 321 ENERGY PARTNERS LP	09/20/13	Dawson	728	624
TX1040-0007-005	DORIS J FOSTER	VERITAS 321 ENERGY PARTNERS LP	09/20/13	Dawson	728	618

EXHIBIT C

RIGHTS OF WAY

Lease	Lessor	Lessee	Lease date	Rights type	County	Book	Page
TX1032-0001-000	WAYMON JAY DURHAM	OPAL RESOURCES LLC	03/31/08	SUR	Martin	300	515
TX1032-0002-000	WAYMON JAY DURHAM	OPAL RESOURCES LLC	03/31/08	SUR	Martin	300	526
TX1032-0003-000	ERVIN EOFF	OPAL RESOURCES LLC	03/31/08	SUR	Martin	300	518
TX1032-0004-000	ERVIN EOFF	OPAL RESOURCES LLC	03/31/08	SUR	Martin
TX1032-0005-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	03/31/08	SUR	Martin	300	404
TX1032-0006-000	BILLIE JOE LAMBRIGHT	OPAL RESOURCES LLC	03/31/08	SUR	Martin
TX1032-0007-000	BILLY JOE LAMBRIGHT	OPAL RESOURCES LLC	03/31/08	SUR	Martin
TX1032-0008-000	BILLY JOE LAMBRIGHT	OPAL RESOURCES LLC	03/31/08	SUR	Martin	300	415
TX1032-0009-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	11/05/08	SUR	Martin	300	521
TX1032-0010-000	DAVID RIKER	OPAL RESOURCES LLC	06/08/09	SUR	Martin	300	511
TX1032-0011-000	JOAN ELEANOR RIKER	W&T OFFSHORE INC	06/01/11	SUR	Martin	306	495
TX1032-0012-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	07/01/09	SUR	Martin	300	406
TX1032-0013-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	07/01/09	SUR	Martin	300	408
TX1032-0014-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	07/01/09	SUR	Dawson	300	410
TX1032-0015-000	CORDELIA W COX	OPAL RESOURCES LLC	09/03/09	SUR	Martin	300	534
TX1032-0016-000	CARRELL TANNER	OPAL RESOURCES LLC	11/11/09	SUR	Martin	300	528
TX1032-0017-000	DONNELL ECHOLS	OPAL RESOURCES LLC	09/24/09	SUR	Martin	300	449
TX1032-0018-000	CORDELIA W COX ESTATE	OPAL RESOURCES LLC	12/28/09	SUR	Martin	300	495
TX1032-0019-000	C B AND OLA BEA SINGLETON CHILDREN’S TRUST C B SINGLETON TRUSTEE	OPAL RESOURCES LLC	12/30/09	SUR	Martin	300	501
TX1032-0020-000	WILLIAM P HATCHETT	OPAL RESOURCES LLC	01/15/10	SUR	Martin	300	462
TX1032-0021-000	MRS J H WHARTON ESTATE ET AL PATSY BUDD BETTY ELLIS STEADMAN TRUST BEVAN STEADMAN TRUSTEE J W E SR MANAGEMENT LLC JOHN W ELLIS JR PRESIDENT	OPAL RESOURCES LLC	08/01/10	SUR	Dawson	300	489
TX1032-0022-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	11/01/10	SUR	Martin	300	412
TX1032-0023-000	MONTY BARTON	OPAL RESOURCES LLC	03/16/09	ROW	Martin	300	417
TX1032-0024-000	MARK DOTSON	OPAL RESOURCES LLC	04/01/10	SUR	Martin	300	486
TX1032-0025-000	JAY DURHAM	OPAL RESOURCES LLC	12/14/09	ROW	Martin	300	482
TX1032-0026-000	WAYMAN JAY DURHAM	OPAL RESOURCES LLC	04/01/08	ROW	Martin	300	420
TX1032-0027-000	CARRELL TANNER	OPAL RESOURCES LLC	09/23/09	SUR	Martin
TX1032-0028-000	DERRELL FROMAN	OPAL RESOURCES LLC	09/01/10	ROW	Martin	300	433
TX1032-0029-000	DERRELL FROMAN	OPAL RESOURCES LLC	12/14/09	ROW	Martin	300	436
TX1032-0030-000	DERRELL FROMAN	OPAL RESOURCES LLC	03/08/11	SUR	Martin	300	473
TX1032-0031-000	DERRELL FROMAN	OPAL RESOURCES LLC	04/15/10	SUR	Martin	300	476
TX1032-0032-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	09/30/09	ROW	Martin	300	423
TX1032-0033-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	04/09/09	ROW	Martin	300	426
TX1032-0036-000	BILLIE JOE LAMBRIGHT	OPAL RESOURCES LLC	06/01/08	RUE	Martin	300	440
TX1032-0037-000	MANTLE FINANCE GROUP	OPAL RESOURCES LLC	06/01/08	ROW	Martin	300	445
TX1032-0038-000	MANTLE FINANCE GROUP	OPAL RESOURCES LLC	03/31/08	SUR	Martin	300	531
TX1032-0039-000	JAYNE RIKER O’REAR	OPAL RESOURCES LLC	07/09/09	SUR	Martin	300 300	467 447
TX1032-0040-000	F D & ADELL DEATHERAGE ESTATE TRUST CARYLON ROBINETT TRUSTEE	OPAL RESOURCES LLC	01/31/11	SUR	Martin	300	504
TX1032-0041-000	GLYN AND WANDA SNELL LIVING TRUST	OPAL RESOURCES LLC	08/01/10	SUR	Martin	300	498
TX1032-0042-000	JESS A STEPHENS ET AL AMANDA BREE STEPHENS JOSEFY MATTHEW A JOSEFY	OPAL RESOURCES LLC	12/20/10	SUR	Martin	300	507
TX1032-0043-000	CARRELL TANNER	OPAL RESOURCES LLC	01/25/10	ROW	Martin	300	442

Lease	Lessor	Lessee	Lease date	Rights type	County	Book	Page
TX1032-0101-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS COMMERCIAL LEASE NO 10261	OPAL RESOURCES LLC	01/01/10	SUR	Andrews	270	393
TX1032-0102-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS COMMERCIAL LEASE NO 10303	OPAL RESOURCES LLC	04/01/10	SUR	Andrews	970	992
TX1032-0103-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS COMMERCIAL LEASE NO 10325	OPAL RESOURCES LLC	05/01/10	SUR	Martin	280	444
TX1032-0104-000	BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM PRODUCED WATER DISPOSAL CONTRACT NO 271D	OPAL RESOURCES OPERATING CO LLC	02/01/11	SWD	Andrews
TX1032-0105-000	DONNELL ECHOLS	OPAL RESOURCES LLC	08/09/10	SWD	Martin
TX1032-0106-000	DON ARCHER	W&T OFFSHORE INC	06/07/11	SUR	Martin	660	291
TX1032-0107-000	KENT COUNTY TEXAS	W&T OFFSHORE INC	06/21/11	SUR	Martin	308	329
TX1032-0108-000	KENT COUNTY TEXAS	W&T OFFSHORE INC	06/13/11	SUR	Martin	306 383	489 242
TX1032-0110-000	JAYNE RIKER O’REAR	OPAL RESOURCES LLC	12/01/08	SUR	Martin
TX1032-0111-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	04/09/09	SWD	Martin
TX1032-0112-000	MAURICE ARCHER	W&T OFFSHORE INC	08/10/11	SUR	Dawson
TX1032-0113-000	ERWIN EOFF	OPAL RESOURCES LLC	06/01/08	RUE	Martin
TX1032-0114-000	ERVIN EOFF	OPAL RESOURCES LLC	01/20/11	SUR	Martin	300	470
TX1032-0115-000	WAYMON JAY DURHAM	OPAL RESOURCES LLC	06/01/08	ROW	Martin
TX1032-0116-000	C B SINGLETON TRUSTEE OF THE C B AND OLA BEA SINGLETON CHILDREN’S TRUST	OPAL RESOURCES LLC	06/28/11	ROW	Martin	0316	0170
TX1032-0121-000	DR TOM ALFORD	W&T OFFSHORE INC	11/01/11	SUR	Dawson
TX1032-0122-000	BARBARA ARCHER	W&T OFFSHORE INC	11/01/11	SUR	Dawson
TX1032-0123-000	KENT COUNTY TEXAS	OPAL RESOURCES LLC	11/02/10	SUR	Dawson
TX1032-0124-000	D & G FARMS INC	W&T OFFSHORE INC	11/01/11	SUR	Dawson
TX1032-0125-000	MAURICE ARCHER	W&T OFFSHORE INC	11/01/11	ROW	Dawson	673	189
TX1032-0126-000	MAURICE ARCHER	W&T OFFSHORE INC	12/15/11	ROW	Dawson	673	213
TX1032-0127-000	WILLIAM P HATCHETT	ENDEAVOR ENERGY RESOURCES LP, ET AL	10/28/09	ROW	Martin	261	182
TX1032-0128-000	KENT COUNTY	W&T OFFSHORE INC	09/28/11	RUE	Martin	328	292
TX1032-0129-000	DON ARCHER	W&T OFFSHORE INC	09/09/11	RUE	Dawson	674	471
TX1032-0131-000	DERRELL FROMAN	W&T OFFSHORE INC	11/01/11	ROW	Martin	333	109
TX1032-0132-000	JOAN RIKER	W&T OFFSHORE INC	05/08/12	SUR	Dawson	684	244
TX1032-0133-000	C B & OLA SINGLETON CHILDRENS TRUST	W&T OFFSHORE INC	04/05/12	SUR	Martin	335	483
TX1032-0134-000	RANDY LEE COZART ET AL RONALD GLENN COZART STANLEY COZART	W&T OFFSHORE INC	03/06/12	SUR	Dawson	682	611
TX1032-0135-000	KENT COUNTY	W&T OFFSHORE INC	05/01/12	RUE	Martin	341	688
TX1032-0136-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 11226	W&T OFFSHORE INC	06/01/12	RUE	Martin	348	123
TX1032-0137-000	BILLY JOE LAMBRIGHT	W&T OFFSHORE INC	09/13/12	SUR	Martin	355	263
TX1032-0138-000	JAY DURHAM	W&T OFFSHORE INC	08/29/12	SUR	Martin	355	266
TX1032-0139-000	KENT COUNTY, TEXAS	W&T OFFSHORE INC	08/31/12	SUR	Martin	355	259
TX1032-0140-000	KENT COUNTY, TEXAS	W&T OFFSHORE INC	09/13/11	SUR	Martin	349	178
TX1032-0141-000	ERVIN EOFF	W&T OFFSHORE INC	08/29/12	SUR	Martin	358	619
TX1032-0142-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 10382	OPAL RESOURCES LLC	06/01/10	RUE	Andrews	986 289	20 76
TX1032-0143-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 10383	OPAL RESOURCES LLC	06/01/10	RUE	Andrews	986 289	33 90
TX1032-0144-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 10445	OPAL RESOURCES LLC	10/01/10	RUE	Andrews	994 299	405 126
TX1032-0145-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 10446	OPAL RESOURCES LLC	10/01/10	RUE	Andrews	994	422
TX1032-0146-000	C B & OLA SINGLETON CHILDREN’S TRUST	W&T OFFSHORE INC	09/13/12	SUR	Martin	358	622
TX1032-0147-000	AMANDA BREE STEPHENS JOSEFY FKA AMANDA BREE STEPHENS AND MATTHEW A JOSEFY	W&T OFFSHORE INC	08/01/12	SUR	Martin	358	625
TX1032-0148-000	DERRELL FROMAN	W&T OFFSHORE INC	08/27/12	SUR	Martin	358	628

Lease	Lessor	Lessee	Lease date	Rights type	County	Book	Page
TX1032-0149-000	BILLY JOE LAMBRIGHT	W&T OFFSHORE INC	08/29/12	SUR	Martin	358	631
TX1032-0150-000	KENT COUNTY	W&T OFFSHORE INC	09/05/12	RUE	Dawson	700	304
TX1032-0151-000	AMANDA BREE STEPHENS JOSEFY FKA AMANDA BREE STEPHENS AND MATTHEW A JOSEFY	W&T OFFSHORE INC	10/22/12	SUR	Martin	363	579
TX1032-0152-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 10612	OPAL RESOURCES LLC	07/01/10	RUE	Andrews	1006 664 317	632 238 1
TX1032-0153-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 10613	OPAL RESOURCES LLC	07/01/10	RUE	Andrews	1006 664 317	690 297 60
TX1032-0154-000	KENT COUNTY	W&T OFFSHORE INC	09/26/12	RUE	Martin	364	42
TX1032-0155-000	KENT COUNTY	W&T OFFSHORE INC	09/26/12	RUE	Martin	364	48
TX1032-0156-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 11374	W&T OFFSHORE INC	09/01/12	RUE	Andrews	1058	792
TX1032-0157-000	DON ARCHER	W&T OFFSHORE INC	12/05/12	SUR	Dawson	704	119
TX1032-0158-000	BILLY JOE LAMBRIGHT	W&T OFFSHORE INC	02/06/13	SUR	Martin	369	1
TX1032-0159-000	F D & ADELL DEATHERAGE ESTATE TRUST CARYLON ROBINETT TRUSTEE	W&T OFFSHORE INC	01/29/13	SUR	Martin	369	1
TX1032-0160-000	MAURICE ARCHER (EXPIRED)	W&T OFFSHORE INC	03/13/13	RUE	Dawson
TX1032-0161-000	KENT COUNTY	W&T OFFSHORE INC	04/23/12	SWD	Martin	370	509
TX1032-0162-000	C B & OLA SINGLETON CHILDREN’S TRUST C B SINGLETON TRUSTEE	W&T OFFSHORE INC	03/25/13	SUR	Martin
TX1032-0163-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS COMMERCIAL LEASE NO 11595	W&T OFFSHORE INC	01/01/13	SUR	Andrews	1069	629
TX1032-0175-000	VAL STEPHENS	W&T OFFSHORE INC	03/08/13	SUR	Dawson	708	111
TX1032-0176-000	JOE O’BRIEN BETTY O’BRIEN A-I-F	W&T OFFSHORE INC	04/18/13	SUR	Dawson	708	137
TX1032-0177-000	FOY O’BRIEN AND KELLEY O’BRIEN H/W	W&T OFFSHORE INC	03/18/13	SUR	Dawson	708	140
TX1032-0178-000	AUBREY NEIL BEAM	W&T OFFSHORE INC	04/18/13	SUR	Dawson	708	143
TX1032-0179-000	LINDA BEAM	W&T OFFSHORE INC	04/15/13	RUE	Dawson	708	146
TX1032-0180-000	VAL STEPHENS	W&T OFFSHORE INC	04/15/13	SUR	Dawson	708	149
TX1032-0181-000	PLAINS CAPITAL BANK AGENT FOR ROBERT COX GOFF ET AL THE CORDELIA COX FAMILY TRUST BY PLAINS CAPITAL WEALTH MANAGEMENT & TRUST TRUSTEE PLAINS CAPITAL BANK AGENT FOR COX/HARRIS INVESTMENTS LLC	W&T OFFSHORE INC	05/15/13	RUE	Martin	377	326
TX1032-0182-000	T R O’BRIEN CHILDREN’S TRUST	W&T OFFSHORE INC	05/03/13	RUE	Dawson	710	385
TX1032-0183-000	BARBARA ARCHER	W&T OFFSHORE INC	06/26/13	RUE	Dawson	714	672
TX1032-0184-000	DON ARCHER	W&T OFFSHORE INC	07/25/13	RUE	Dawson	714	677
TX1032-0185-000	MAURICE ARCHER	W&T OFFSHORE INC	06/26/13	SUR	Dawson	714	682
TX1032-0186-000	NETA WOODUL	W&T OFFSHORE INC	06/14/13	SUR	Martin	383	417
TX1032-0187-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 11751	W&T OFFSHORE INC	03/01/13	RUE	Gaines
TX1032-0188-000	BESSIE JEAN SEELY VALTON L STEPHENS A-I-F	W&T OFFSHORE INC	10/15/13	RUE	Martin	427	759
TX1032-0189-000	MAURICE ARCHER	W&T OFFSHORE INC	05/02/14	OTH	Dawson	741	652
TX1032-0190-000	W&T OFFSHORE INC	COSTAR PERMIAN LLC	06/26/14	OTH	Martin
TX1032-0191-000	W&T OFFSHORE INC	COSTAR PERMIAN LLC	06/30/14	SWD	Martin
TX1032-0192-000	W&T OFFSHORE INC, PRODUCER ET AL BJ ENVIRONMENTAL SERVICES LP, OWNER PARSLEY ENERGY LP, OWNER BLACKBEAR RESOURCES LLC. OWNER JSD ENERGY LLC, OWNER KM ENERGY LLC, OWNER	MID-STATES OPERATING COMPANY, OPERATOR	07/18/14	RUE	Dawson

Lease	Lessor	Lessee	Lease date	Rights type	County	Book	Page
TX1032-0193-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12644	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5595 EROW
TX1032-0194-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12646	W&T OFFSHORE INC	06/01/14	RUE	Gaines	2014	6557
TX1032-0195-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12649	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5594 EROW
TX1032-0196-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12663	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5598 EROW
TX1032-0197-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12664	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5593 EROW
TX1032-0198-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12665	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5592 EROW
TX1032-0199-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12666	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5599 EROW
TX1032-0200-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12667	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5601 EROW
TX1032-0201-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12677	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5600 EROW
TX1032-0202-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12668	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5602 EROW
TX1032-0203-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12669	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5604 EROW
TX1032-0204-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12670	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5603 EROW
TX1032-0205-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12671	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5596 EROW
TX1032-0206-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12675	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5591 EROW
TX1032-0207-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12678	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5597 EROW
TX1032-0208-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12585	W&T OFFSHORE INC	05/01/14	RUE	Andrews	14	5610 EROW
TX1032-0209-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12586	W&T OFFSHORE INC	05/01/14	RUE	Andrews	14	5611 EROW
TX1032-0210-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12672	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5612 EROW
TX1032-0211-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12673	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5613 EROW
TX1032-0212-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12674	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5614 EROW
TX1032-0213-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12676	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5615 EROW
TX1032-0214-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12688	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5618 EROW
TX1032-0215-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12689	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5617 EROW
TX1032-0216-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12695	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5616 EROW
TX1032-0217-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12696	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	5619 EROW
TX1032-0218-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12787	W&T OFFSHORE INC	07/01/14	RUE	Andrews	14	5606 EROW
TX1032-0219-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12788	W&T OFFSHORE INC	07/01/14	RUE	Andrews	14	5607 EROW
TX1032-0220-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12794	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	5605 EROW
TX1032-0221-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12799	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	5608 EROW

Lease	Lessor	Lessee	Lease date	Rights type	County	Book	Page
TX1032-0222-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12475	W&T OFFSHORE INC	04/01/14	RUE	Martin	428	14
TX1032-0223-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12492	W&T OFFSHORE INC	04/01/14	RUE	Gaines	2014	6559
TX1032-0224-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12493	W&T OFFSHORE INC	04/01/14	RUE	Gaines	2014	6560
TX1032-0225-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12839	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6179 EROW
TX1032-0226-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12840	W&T OFFSHORE INC	08/01/14	RUE	Martin	431	683
TX1032-0227-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12921	W&T OFFSHORE INC	09/01/14	RUE	Martin	431	672
TX1032-0228-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12465	W&T OFFSHORE INC	04/01/14	RUE	Gaines	2014	6558
TX1032-0229-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12474	W&T OFFSHORE INC	04/01/14	RUE	Martin	428	1
TX1032-0230-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12679	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	6178 EROW
TX1032-0231-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12702	W&T OFFSHORE INC	06/01/14	RUE	Andrews	14	6176 EROW
TX1032-0232-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12776	W&T OFFSHORE INC	07/01/14	RUE	Andrews	431	717
TX1032-0233-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12845	W&T OFFSHORE INC	08/01/14	RUE	Martin	431	694
TX1032-0234-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12846	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6177 EROW
TX1032-0235-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12858	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6180 EROW
TX1032-0236-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12862	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6183 EROW
TX1032-0237-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12863	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6181 EROW
TX1032-0238-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12864	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6185 EROW
TX1032-0239-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12865	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6184 EROW
TX1032-0240-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12866	W&T OFFSHORE INC	08/01/14	RUE	Andrews	14	6182 EROW
TX1032-0241-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 13021	W&T OFFSHORE INC	10/01/14	SUR	Martin	431	705
TX1032-0242-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 12948	W&T OFFSHORE INC	10/01/14	SWD	Andrews
TX1032-0243-000	3111 WATER CORPORATION, TRANSPORTER	W&T OFFSHORE INC, PRODUCER	11/26/14	RUE	Martin
TX1032-0244-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12587	W&T OFFSHORE INC	05/01/14	RUE	Gaines
TX1032-0245-000	DON ARCHER	W&T OFFSHORE INC	09/15/11	SUR	Dawson
TX1032-0246-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS COMMERCIAL LEASE NO 12412	W&T OFFSHORE INC	03/01/14	SUR	Andrews	427	766
TX1032-0247-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 12476	W&T OFFSHORE INC	04/01/14	SUR	Martin	427	783
TX1032-0248-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 12477	W&T OFFSHORE INC	04/01/14	SUR	Andrews	14	5621
TX1032-0249-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 12478	W&T OFFSHORE INC	04/01/14	SUR	Andrews	14	5620

Lease	Lessor	Lessee	Lease date	Rights type	County	Book	Page
TX1032-0250-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 12479	W&T OFFSHORE INC	04/01/14	SUR	Andrews	14	5623
TX1032-0251-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS FRESH WATER FRAC PIT LEASE NO 12481	W&T OFFSHORE INC	04/01/14	RUE	Andrews	14	5622
TX1032-0252-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 12801	W&T OFFSHORE INC	08/01/14	RUE	Andrews	428	25
TX1032-0253-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 13176	W&T OFFSHORE INC	01/01/15	RUE	Gaines	2015	2254
TX1032-0254-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 13069	W&T OFFSHORE INC	11/01/14	RUE	Martin	451	196
TX1032-0255-000	THE UNIVERSITY OF TEXAS SYSTEM BOARD OF REGENTS EASEMENT 13177	W&T OFFSHORE INC	1/1/2015	SUR	Martin	451	683
TX1032-0256-000	C B & OLA BEA SINGLETON CHILDREN’S TRUST	W&T OFFSHORE INC	5/22/2014	RUE	Martin	455	556
TX1032-0257-000	PHILIP VOGLER	W&T OFFSHORE INC	06/01/2013	SUR	Martin
TX1040-0005-000	DON ARCHER	W&T OFFSHORE INC	04/24/13	SUR	Dawson	708	152
TX1040-0006-000	MAURICE ARCHER	W&T OFFSHORE INC	04/23/13	SUR	Dawson	708	154
TX1040-0008-000	ROBERT ARCHER	W&T OFFSHORE INC	09/25/13	SUR	Dawson	724	191
TX1040-0009-000	MARGIE NELL ARCHER	W&T OFFSHORE INC	09/25/13	SUR	Dawson	724	193
TX1040-0010-000	LANA ARCHER	W&T OFFSHORE INC	11/12/13	SUR	Dawson	725	668
TX1040-0011-000	ROBERT ARCHER	W&T OFFSHORE INC	05/31/13	RUE	Dawson	729	275
TX1040-0012-000	DON ARCHER	W&T OFFSHORE INC	03/18/14	RUE	Dawson	738	31
TX1040-0013-000	ROBERT E ARCHER	W&T OFFSHORE INC	03/25/14	RUE	Dawson	738	36
TX1040-0014-000	MAURICE ARCHER	W&T OFFSHORE INC	03/28/14	RUE	Dawson	738	45
TX1040-0015-000	MAURICE ARCHER	W&T OFFSHORE INC	03/28/14	RUE	Dawson	738	50